SMITH BARNEY
                DEFINED CONTRIBUTION PLAN DOCUMENT #05
                         PART I: PLAN DOCUMENT
SECTION 1. INTRODUCTION AND CONSTRUCTION
1.1 Introduction. This Smith Barney Prototype Defined Contribution Plan is established and maintained as a prototype plan by the
Prototype Sponsor for its customers and the customers of its subsidiaries and affiliates. This Plan shall be adopted as a prototype plan only with the consent of the Prototype Sponsor or one of its subsidiaries or affiliates as set forth in the related Adoption Agreements and shall be maintained as a prototype plan only in accordance with the terms and conditions set forth in this Plan.
1.2 Controlling Laws. To the extent such laws are not preempted by federal law, this Plan and the related Adoption Agreement and Trust Agreement shall be construed and interpreted under the laws of the state specified in the Adoption Agreement; provided, if Smith Barney Corporate Trust Company has been appointed as Trustee, the Trust Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.
1.3 Construction. The headings and subheadings in this Plan have been inserted for convenience of reference only and are to be ignored in the construction of its provisions. Wherever appropriate, the masculine shall be read as the feminine, the plural as the singular, and the singular as the plural. References in this Plan to a section
(s) shall be to a section in this Plan unless otherwise indicated. References in this Plan to a section of the Code, ERISA or any other federal law shall also refer to the regulations issued under such section. Unless an alternative option is specified in the Adoption Agreement, the option identified as the "Standard Option" will control.
The  Employer  intends that this Plan and the related Trust  Agreement and Adoption Agreement which are part of this Plan satisfy the requirements for tax exempt status under Code S401(a), Code S501(a) and related Code sections and that the provisions of this Plan, the Trust Agreement and the Adoption Agreement be construed and interpreted in accordance with the requirements of the Code and the regulations under the Code.
Further, except as expressly stated otherwise, no provision of this Plan or the related Trust Agreement or Adoption Agreement is intended to nor shall grant any rights to Participants or Beneficiaries or any interest in the Fund in addition to those minimum rights or interests required to be provided under ERISA and the Code and the regulations under ERISA and the Code.
Nothing  in  this  Plan  or the related Trust  Agreement  or  Adoption
Agreement shall be construed to prohibit the adoption or the maintenance of this Plan or the Trust Agreement as an individually designed plan or as a trust agreement which is part of an individually designed plan, but in such event, the Employer may not rely on the opinion letter issued to the Prototype Sponsor and the Prototype Sponsor shall have absolutely no responsibility for such individually designed plan.
Finally, in the event of any conflict between the terms of this Plan and the terms of the Trust Agreement or the Adoption Agreement, the terms of this Plan shall control.
1.4 TRA 86 Amendments. If this Plan is adopted as an amendment to a Pre-Existing Plan in order to satisfy the requirements of TRA 86, the retroactive effective date of any provision required under TRA 86 is intended solely to comply with the Code and is not intended to grant any substantive rights under ERISA to the extent that such provision is different from the Pre-Existing Plan as in effect between the applicable effective date of TRA 86 and the effective date in the final regulations ("transition years").
SECTION 2.  DEFINITIONS
The capitalized terms in this Plan and the related Adoption Agreement and Trust Agreement shall have the meanings shown opposite those terms in this S2 and in S3 for purposes of this Plan.
2.1 Account - means the bookkeeping account maintained under this Plan to show as of any Valuation Date a Participant's interest in the Fund attributable to the contributions made by or on behalf of such Participant and the Fund Earnings on such contributions, and an
Account shall cease to exist when exhausted through forfeiture or distributions made in accordance with this Plan.
2.2 Active Participant - means for purposes of eligibility to receive an allocation of the Employer Contribution or Forfeitures for each
Plan Year, each Participant who is an Eligible Employee at any time during the Plan Year and who satisfies the following conditions:
  2.2(a)  Standard Option.
     2.2(a)(1) Standardized Plans. If this Plan is adopted as a standardized Plan, such Participant (i) is employed as an Eligible
Employee  (or  on  an  authorized leave  of  absence  as  an  Eligible
Employee) on the last day of such Plan Year, (ii) terminated employment as an Eligible Employee during such Plan Year on or after Normal Retirement Age or Early Retirement Age or by reason of death or Disability, or (iii) such Participant is not employed on the last day of such Plan Year but completed more than 500 Hours of Service during such Plan Year (or the equivalent period described in S2.2(d) if the "Elapsed Time" method is specified in the Adoption Agreement). Notwithstanding the foregoing, if the "Hours of Service" method is specified in the Adoption Agreement for a Plan Year beginning before the Final Compliance Date, S2.2(a)(1)(iii) shall not apply and a Participant who satisfies the requirements of S2.2(a)(1)(i) shall not be eligible to receive an allocation of the Employer Contribution or Forfeitures for such Plan Year unless such Participant also is credited with at least 1,000 Hours of Service in such Plan Year.
     2.2(a)(2) If this Plan is adopted as a nonstandardized Plan, such Participant (i) is employed as an Eligible Employee (or on an authorized leave of absence as an Eligible Employee) on the last day of such Plan Year and, if the "Hours of Service" method is specified in the Adoption Agreement, is credited with at least 1,000 Hours of
Service in such Plan Year, or (ii) terminated employment as an Eligible Employee during such Plan Year on or after Normal Retirement Age or Early Retirement Age or by reason of death or Disability.
   2.2(b) Alternative. Such Participant satisfies the alternative conditions specified in the Adoption Agreement.
   2.2(c) If this Plan is adopted as a nonstandardized Plan and fails to satisfy the minimum coverage and participation requirements of Code S401(a)(26) and S410(b) for any Plan Year beginning on and after the Final Compliance Date as a result of the application of the minimum hours or last day employment requirements in this s2.2, such minimum participation and coverage requirements shall be retroactively amended by executing a new Adoption Agreement within the applicable retroactive correction period in the regulations or, if no such amendment is made, shall be satisfied as follows:
     2.2(c)(1) If the Plan utilizes both the minimum hours and last day employment requirements:
      (i) Step 1 - Each Participant who completes at least 1,000 Hours of Service without regard to whether such Participant is employed on the last day of the Plan Year shall be deemed to be an Active Participant for such Plan Year.
       (ii) Step 2 - If the minimum participation and coverage requirements are not satisfied after the application of Step 1, then each Participant who completes more than 500 Hours of Service and who is employed on the last day of the Plan Year shall be deemed to be an Active Participant for such Plan Year.
       (iii) Step 3 - If the minimum participation and coverage requirements are not satisfied after the application of Step 1 and Step 2, then each Participant who is not employed on the last day of the Plan Year but who completed more than 500 Hours of Service in such Plan Year also shall be deemed to be an Active Participant.
       (iv)  Step  4  -  If  the  minimum participation  and  coverage requirements are not satisfied after the application of Steps 1 through 3, then each Participant who satisfies the last day of employment requirement also shall be deemed to be an Active Participant without regard to the number of Hours of Service actually completed by such Participant during such Plan Year.
     2.2(c)(2) If the Plan utilizes only the last day employment requirement, each Participant who is not employed on the last day of the Plan Year but who completed more than 500 Hours of Service in such Plan Year (or the equivalent period described in S2.2(d) if the
"Elapsed Time" method is specified in the Adoption Agreement) also shall be deemed to be an Active Participant.
      2.2(c)(3)    If  the  Plan  utilizes  only  the  minimum   hours
requirement:
       (i) Step 1 - Each Participant who completes more than 500 Hours of Service without regard to whether such Participant is employed on the last day of the Plan Year shall be deemed to be an Active Participant.
       (ii) Step 2 - If the minimum participation and coverage requirements are not satisfied after the application of Step 1, then each Participant who is employed on the last day of the Plan Year shall be deemed to be an Active Participant.
  2.2(d) Special Elapsed Time Equivalency Rule. If the "Elapsed Time" method is specified in the Adoption Agreement, a Participant shall be treated as completing more than 500 Hours of Service during such Plan Year for purposes of this S2.2 if, during such Plan year, the Participant completes more than
        (A)  Standard  Option  -  91  consecutive  calendar  days   of
employment, or
       (B) Alternative - if so specified in the Adoption Agreement, 3 consecutive calendar months of employment.
2.3 Adoption Agreement- means the agreement by which the Employer adopted this Plan.
2.4 Affiliate - means at any time (a) any parent, subsidiary or sister corporation which at such time is a member of a controlled group of corporations (as defined in Code S414(b)) with the Employer,
(b) any trade or business, whether or not incorporated, which at such time is considered to be under common control (as defined in Code S414(c)) with the Employer, (c) any person or organization which at such time is a member of an affiliated service group (as defined in Code S414(m)) with the Employer, and (d) any other organization which at such time is required to be aggregated with the Employer under Code S414(o).
2.5 Allocation Date - means for a 401(k) Plan the respective dates specified in the Adoption Agreement as of which Matching Contributions, Qualified Matching Contributions and Qualified Nonelective Contributions, as applicable, are made.
2.6 Average Annual Compensation - means for a Target Benefit Plan the average of an Employee's Compensation for the consecutive Plan Year period specified in the Adoption Agreement during which such average is the highest, or if such Employee's entire period of participation in the Plan is less than the number of Plan Years so specified, the Employee's Average Annual Compensation shall be determined by averaging (on an annual basis) the Employee's Compensation for his or her actual period of participation. For purposes of determining a Participant's Average Annual Compensation for any Plan Year beginning after the Final Compliance Date, the annual Compensation taken into account for any prior Plan Year shall not exceed (a) for Plan Years beginning  before  January 1, 1990, $200,000 and (b)  for  Plan  Years beginning on or after January 1, 1990, the annual Compensation limit described in S2.10(e) in effect for such prior Plan Year.
2.7 Beneficiary - means for each Participant the person or persons so designated in writing by the Participant on a properly completed Election Form. However, if no such designation is made, if no person so designated survives the Participant, or if after checking the last known mailing address the whereabouts of the person so designated is unknown and no death benefit claim is submitted to the Plan Administrator by such person within one year after the Participant's date of death, the Beneficiary shall be deemed to be (a) the Participant's surviving Spouse, or if there is no surviving Spouse,
(b) the personal representative of such Participant in his or her fiduciary capacity, if any has qualified within one year from the date of the Participant's death, or if no personal representative has so qualified or remains so qualified, (c) any person determined by a court of competent jurisdiction to be the Participant's Beneficiary for this purpose. If a Beneficiary is not identified and located within 3 years of the Participant's date of death, S9.6, Missing Person, shall control the distribution of the Participant's Account.
2.8 Board - means (a) for any Employer which is a corporation, the Board of Directors of such Employer and (b) for any Employer which is not a corporation, the person or persons duly authorized to act on behalf of such Employer.
2.9  Code - means the Internal Revenue Code, as amended.
2.10  Compensation.
   2.10(a) Common Law Employees. For an Employee who is not a Self-Employed Individual or a Leased Employee, the term "Compensation" means for any determination period
     2.10(a)(1) Standard Option - the total compensation which is actually paid (in cash or other benefits) by the Employer or any Participating Affiliate to such Employee for such period and which is reportable to the Internal Revenue Service on Form W-2 as wages within the meaning of Code S3401(a) and all other payments of compensation to such Employee from the Employer or Participating Affiliate (in the course of its trade or business) for which a written statement is required to be furnished to the Employee under Code S6041(d), Code S6051(a)(3) and Code S6052. Such Compensation shall be determined without regard to any rules under Code S3401(a) that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Code S3401(a)(2)), or
     2.10(a)(2) Alternative - if so specified in the Adoption Agreement, the total compensation which is actually paid (in cash or other benefits) by the Employer or any Participating Affiliate to such Employee for such period and which is
       (i) considered as wages within the meaning of Code S3401(a) for the purposes of federal income tax withholding at the source but determined without regard to any rules under Code S3401(a) that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Code S3401(a)(2)),
       (ii) considered as compensation within the meaning of Code S415(c)(3) as described in S7.2(a)(2)(ii)(B),
       (iii) for a nonintegrated nonstandardized Plan (other than a Target Benefit Pension Plan), compensation identified on the payroll records of the Employer or Participating Affiliate as regular or base salary or wages (whether hourly, weekly, monthly, annually or otherwise) and, if so specified in the Adoption Agreement, overtime, bonuses, commissions, and/or other specific compensation, or
      (iv) compensation as described in S2.10(a)(1), S2.10(a)(2)(i) or S2.10(a)(2)(ii), reduced by all of the following items (even if includable in gross income): reimbursements or other expense allowances, fringe benefits (cash and noncash), moving expenses, deferred compensation and welfare benefits, or
   2.10(b) Self-Employed. For an Employee who is a Self-Employed Individual, the term "Compensation" means the Employee's Earned Income for such period.
   2.10(c) Leased Employees. All compensation paid by a leasing organization to a Leased Employee for personal services rendered to the Employer or a Participating Affiliate for such period shall be treated as Compensation to the extent required under Code S414(n).
   2.10(d) Determination Period. For purposes of this definition and unless otherwise specified in this Plan or the Adoption Agreement, the phrase "determination period" means
    2.10(d)(1)  Standard Option - the Plan Year or
      2.10(d)(2) Alternative - the calendar year or other 12 consecutive month period ending with or within the Plan Year specified in the Adoption Agreement.
    2.10(e) Limitation. No more than $200,000 (as adjusted in accordance with Code S401(a)(17)) shall be taken into account under this Plan for any determination period beginning on or after January 1, 1989. The annual Compensation limit under this S2.10(e) for any determination period shall be adjusted in accordance with Code S401(a)(17) for the calendar year in which such determination period begins.
   If the determination period is less than 12 months as a result of a short Plan Year, the annual Compensation limit under this S2.10(e) shall equal the annual limit for such determination period multiplied by a fraction, the numerator of which is the number of full months in such period and the denominator of which is 12.
   For purposes of this Compensation limit, the family aggregation rules of Code S414(q)(6) shall be applied by aggregating only the Participant's spouse and lineal descendants who have not reached age 19 before the end of such determination period. If the limit is exceeded for any determination period as a result of the application of the family aggregation rule, the limit shall be prorated among the individuals affected by this limit in proportion to each such individual's Compensation for such determination period as determined under this S2.10 before the application of this S2.10(e). However, if this Plan is adopted as an integrated plan, the preceding sentence shall not apply for purposes of determining the portion of Compensation which does not exceed the Integration Level.
   2.10(f) Salary Reductions. Any amount which is contributed by the Employer or any Participating Affiliate pursuant to a salary reduction agreement which is not currently includable in an Employee's gross income under Code S125, S402(e)(3), S402(h) or S403(b)
     2.10(f)(1) Standard Option - shall be included in an Employee's Compensation, or
     2.10(f)(2) Alternative - if so specified in the Adoption Agreement, shall not be included in an Employee's Compensation.
  2.10(g)  Special Rules.
     2.10(g)(1) If so specified in the Adoption Agreement, an Employee's Compensation shall not include Compensation which is paid to the Employee for periods ending before the Entry Date on which the Employee becomes a Participant.
      2.10(g)(2) If this Plan is adopted as an amendment and restatement of a Pre-Existing Plan, this definition shall be effective for Plan Years beginning on or after January 1, 1989 unless a later effective date is specified in the Adoption Agreement; provided, the $200,000 limitation of S2.10(e) shall not be effective later than the first day of the first Plan Year beginning on or after January 1, 1989 and any such later effective date specified in the Adoption Agreement for the other provisions of this S2.10 shall not be later than the Final Compliance Date.
     2.10(g)(3) If so specified in the Adoption Agreement for a nonstandardized Plan, a Participant's Compensation in excess of the dollar amount or percentage specified in the Adoption Agreement shall not be taken into account for purposes of determining the amount or allocation of any contributions made by or on behalf of such Participant under this Plan.
     2.10(g)(4) If so specified in the Adoption Agreement for a nonstandardized Plan, the Compensation of a Participant who is a Highly Compensated Employee shall not include the specific types of Compensation specified in the Adoption Agreement.
2.11 Covered Compensation - means for each Participant for each Plan Year beginning on or after January 1, 1989, the average (without indexing) of the Taxable Wage Bases in effect under the Social Security Act for each calendar year during the 35-year period ending with the last day of the calendar year in which the Participant attains (or will attain) Social Security Retirement Age, determined by assuming that the Taxable Wage Base for all future years shall be the same as the Taxable Wage Base in effect as of the beginning of such Plan Year.
A Participant's Covered Compensation for a Plan Year beginning before the 35-year period ending with the last day of the calendar year in which the Participant attains Social Security Retirement Age is the Taxable Wage Base in effect as of the beginning of the Plan Year. A Participant's Covered Compensation for a Plan Year beginning after such 35-year period is the Participant's Covered Compensation for the Plan Year during which the 35-year period ends.
However, a Participant's Covered Compensation shall automatically be adjusted each Plan Year and any increase in a Participant's Covered Compensation shall not result in a decrease in the Participant's accrued benefit which would be impermissible under Code S411(b)(1)(G) or S411(d)(6).
For purposes of this S2.11, Social Security Retirement Age means (a) age 65 in the case of a Participant who was born before January 1, 1938, (b) age 66 for a Participant who was born after December 31, 1937, but before January 1, 1955, and (c) age 67 for a Participant who was born after December 31, 1954.
2.12 Disability or Disabled - means an individual's inability to engage in any substantially gainful activity at the individual's customary level of compensation or competence and responsibility as an Employee due to any medically determinable physical or mental impairment or impairments which may be expected to result in death or to last for a continuous period of at least 12 months as determined by a qualified physician or other medical practitioner selected by the Plan Administrator for this purpose in accordance with uniform and nondiscriminatory standards.
2.13  Early Retirement Age - means
  2.13(a)  Standard Option - the Normal Retirement Age or
    2.13(b) Alternative - the alternative Early Retirement Age specified in the Adoption Agreement.
2.14 Earned Income - means for any Self-Employed Individual for any period the net earnings from self-employment (as defined in Code S1402(a)) for such period from the Employer or any Participating
Affiliate for which the personal services of such Employee are a material income-producing factor, where such net earnings are (a) determined without regard to items not included in gross income for purposes of Chapter 1 of the Code and the deductions properly attributable to such items, (b) determined with regard to the deduction allowed to the Self-Employed Individual under Code S164(f) for taxable years beginning after December 31, 1989, and (c) reduced by the contributions made on behalf of such Employee to any qualified plan (as described in Code S401(a)) maintained by the Employer or any Participating Affiliate to the extent such contributions are deductible under Code S404.
2.15 Effective Date - means the effective date of the Employer's adoption or amendment of this Plan as specified in the Adoption Agreement. However, if this Plan is adopted as an amendment and restatement of a Pre-Existing Plan, certain provisions of this Plan may be effective retroactive to Plan Years beginning before such Effective Date or may be effective at a date later than such Effective Date as specified in this Plan document or in the Adoption Agreement.
2.16 Election Form - means the form or forms provided by or acceptable to the Plan Administrator for making the elections and designations called for under this Plan and no such form shall become effective unless properly completed and timely delivered to the Plan Administrator in accordance with the terms of this Plan and such rules as the Plan Administrator shall adopt from time to time.
2.17 Elective Deferral - means the nonforfeitable contribution made to the Fund by the Employer or a Participating Affiliate on a Participant's behalf under S5.3(f).
2.18 Elective Deferral Account - means the subaccount established as part of a Participant's Account to record the Participant's Elective Deferrals and the Fund Earnings attributable to such contributions.
2.19   Eligible Employee - means
   2.19(a) Standard Option - each Employee of the Employer or a Participating Affiliate other than
     2.19(a)(1) an Employee who is included in a unit of employees covered by a collective bargaining agreement between the Employer and employee representatives which agreement does not provide for participation in this Plan if retirement benefits under this Plan were the subject of good faith bargaining; provided, however, that
       (i) the term "employee representatives" shall not include an organization more than half of whose members are employees who are owners, officers or executives of the Employer, and
       (ii) an Employee shall not be treated as covered under a collective bargaining agreement if more than 2% of the Employees covered under such agreement are "professionals" (as defined in S1.410(b)-9(g) of the Federal Income Tax Regulations); and
     2.19(a)(2) an Employee who is a nonresident alien (within the meaning of Code S7701(b)(1)(B) and who receives no earned income (within the meaning of Code S911(d)(2)) from the Employer or any Participating Affiliate which constitutes income from sources within the United States (within the meaning of Code S861(a)(3)).
      2.19(b) Alternative - If this Plan is adopted as a nonstandardized Plan, the Employer may specify in the Adoption Agreement a category of Employees who shall not be treated as Eligible Employees under this Plan. However, the Plan must satisfy on a continuing basis the nondiscrimination rules under Code S401(a)(4), the coverage rules under Code S410(b), and the minimum participation rules under Code S401(a)(26).
2.20 Employee - means each person who is treated as an employee of the Employer or an Affiliate which is required to be aggregated with the Employer under Code S414(b), S414(c), S414(m) or S414(o) including
(a) a common-law employee (whether full-time, part-time, regular, temporary or otherwise), (b) a Self-Employed Individual, (c) an Owner-Employee, (d) a Leased Employee and (e) each person who is deemed to be an employee under Code S414(o).
2.21 Employee Account - means the subaccount established as part of a Participant's Account to record (1) the Participant's Employee
Contributions under this Plan, (2) the Participant's nondeductible employee contributions, if any, under a Pre-Existing Plan or a plan which is merged into this Plan under S14.5, and (3) the Fund Earnings attributable to such contributions. If a separate account was not maintained for contributions under other plans as described in clause
(2) above, the account balance attributable to such contributions shall be the Participant's total account balance under such other plans multiplied by a fraction, the numerator of which is the total amount of the Participant's nondeductible employee contributions (less withdrawals) and the denominator of which is the sum of the numerator and the total contributions made by the Employer on behalf of the Participant (less withdrawals). For purposes of calculating such fraction, contributed amounts used to provide ancillary benefits shall be treated as contributions and only amounts actually distributed to the Participant (but not amounts which reflect the cost of any death benefits) shall be treated as withdrawals.
2.22 Employee Contribution - means any contribution made by or on behalf of a Participant to the Fund under S5.3(g) that is includable in the Participant's gross income for the year in which made.
2.23 Employer - means the sole proprietorship, partnership or corporation identified as the Employer in the Adoption Agreement and any successor in interest to such organization.
2.24 Employer Account - means the subaccount established as part of a Participant's Account to record the Participant's share of the Employer Contributions and Forfeitures and the Fund Earnings attributable to such amounts.
2.25 Employer Contribution - means the contributions made by the Employer and by any Participating Affiliate to the Fund under S5.1, S5.2, S5.3(e) or S5.4.
2.26  Entry Date - means
   2.26(a) Standard Option - the first day of each Plan Year and the first day of the 7th month in each Plan Year or
   2.26(b) Alternative - the alternative Entry Date specified in the Adoption Agreement.
2.27 ERISA - means the Employee Retirement Income Security Act of 1974, as amended.
2.28 Family Members - means for any year, with respect to a Highly Compensated Employee who is a 5% owner or who is in the group consisting of the 10 Highly Compensated Employees paid the greatest Compensation during such year, (a) such individual's spouse, (b) such individual's lineal ascendants and lineal descendants and (c) the spouses of such lineal ascendants or descendants as determined under Code S414(q)(6).
2.29 Final Compliance Date - means the first day of the first Plan Year beginning after December 31, 1993 or such other applicable effective date of the final nondiscrimination and other TRA 86 regulations.
2.30 Forfeiture - means the portion of an Account of a Participant which is deducted from such Account in accordance with the terms of this Plan.
2.31 401(k) Plan - means this Plan as adopted by entering into the Standardized 401(k) Plan Adoption Agreement or the Nonstandardized 401(k) Plan Adoption Agreement.
2.32 Fund - means the trust fund created in accordance with this Plan and the Trust Agreement which is a part of this Plan.
2.33 Fund Earnings - means for each period ending on a Valuation Date the investment gains and losses (whether realized or unrealized), income and expenses (other than expenses allocable directly to a specific Account) of the Fund for such period as determined based on the fair market value of the assets of the Fund on such Valuation Date.
2.34 Highly Compensated Employee - means a highly compensated employee within the meaning of Code S414(q) (as described in S7.4(a)(5)).
2.35 Integration Level - means the amount of Compensation specified in the Adoption Agreement at or below which the rate of contributions or benefits (expressed as a percentage of such Compensation) provided under the Plan is less than the rate of contributions or benefits (expressed as a percentage of such Compensation) provided under the Plan with respect to Compensation above such amount. The Integration Level for any Plan Year shall not exceed the Taxable Wage Base in effect at the beginning of such Plan Year.
2.36 Leased Employee - means for each Plan Year beginning on or after January 1, 1987 each person who is not a common-law employee of the Employer or an Affiliate, but who, pursuant to an agreement between the Employer or an Affiliate ("recipient") and any other person ("leasing organization"), has performed services for the recipient or the recipient and a related person (as determined in accordance with Code S414(n)(6)) on a substantially full-time basis for a period of at least one year, which services are of a type historically performed by employees in the business field of the recipient or related person for whom such services are being performed. However, subject to the rules set forth in the regulations under Code S414(n), such person shall not be treated as a Leased Employee if (a) the total number of such persons does not constitute more than 20% of the total nonhighly compensated work force of the recipient and (b) such person is covered by a money purchase pension plan which is maintained by the leasing organization and which provides for (1) a nonintegrated employer contribution rate of at least 10% of compensation (as defined in Code S415(c)(3) but including amounts contributed pursuant to a salary reduction agreement which are excludable from the individual's gross income under Code S125, S402(e)(3), S402(h) or S403(b)), (2) immediate participation and (3) full and immediate vesting.
2.37 Matching Account - means the subaccount established as part of a Participant's Account to record the Matching Contributions made on the Participant's behalf under this Plan and the Fund Earnings attributable to such contributions.
2.38 Matching Contribution - means the contribution made by the Employer and by any Participating Affiliate to the Fund under S5.3(b) by reason of a Participant's Elective Deferrals or Employee Contributions.
2.39  Maximum Disparity Rate - means
   2.39(a) Standard Option - if the Integration Level is equal to the Taxable Wage Base, the greater of 5.7% or the portion of the tax rate under Code S3111(a) which is attributable to old-age insurance as in effect on the first day of such Plan Year, and
   2.39(b) Alternative - if the Integration Level is less than the Taxable Wage Base, the applicable percentage determined in accordance with the following table, where
    X = the greater of $10,000 or 20% of the Taxable Wage Base
    TWB = the Taxable Wage Base
If the Integration Level
Is More ThanBut Not More Than Applicable Percentage
  $0          X          5.7 %
   X      80% of TWB     4.3 %
 80% of TWB    100% of TWB    5.4 %
   or, if the portion of the tax rate under Code S3111(a) which is attributable to old-age insurance as in effect on the first day of such Plan Year is greater than 5.7 %, the applicable percentage in the table above shall be such portion of the tax rate, proportionately reduced in the same manner as the 5.7% amount in the table above.
2.40 Money Purchase Pension Plan - means this Plan as adopted by entering into the Standardized Money Purchase Pension Plan Adoption Agreement or the Nonstandardized Money Purchase Pension Plan Adoption Agreement.
2.41  Net Profits -
  2.41(a)  Standard Option. The term "Net Profits" means
    2.41(a)(1) for an Employer or Participating Affiliate other than a non-profit entity, the current or accumulated earnings for the taxable year for which the Employer contribution is made as determined before federal and state taxes and contributions to this Plan or any other qualified plan, or
     2.41(a)(2) for an Employer or Participating Affiliate which is a non-profit entity, the current or accumulated excess of receipts over disbursements for the fiscal year for which the Employer contribution is made.
   2.41(b) Alternative. The Employer may specify in an alternative definition of Net Profits in the Adoption Agreement.
2.42 Nonhighly Compensated Employee - means each Employee who is neither a Highly Compensated Employee nor a Family Member.
2.43  Normal Retirement Age -
  2.43(a)  General. The term "Normal Retirement Age" means
    2.43(a)(1)  Standard Option - age 65 or
     2.43(a)(2) Alternative - the alternative Normal Retirement Age specified in the Adoption Agreement.
  2.43(b)  Special Rules
      2.43(b)(1) Mandatory Retirement Age. If, consistent with applicable age discrimination law, the Employer enforces a mandatory retirement age, the Normal Retirement Age shall be the earlier of (1) the date the Participant reaches such mandatory retirement age or (2) the date the Participant reaches age 65 or, if an alternative is specified in the Adoption Agreement, the date the Participant reaches Normal Retirement Age as specified in the Adoption Agreement.
    2.43(b)(2)  Transitional Rule. If
       (i) the normal retirement age under the terms of the Pre-Existing Plan as in effect for Plan Years beginning before January 1, 1988 was determined with reference to an anniversary of the date on which a Participant commenced participation in such plan ("participation commencement date"),
      (ii) such anniversary was later than the 5th anniversary of the participation commencement date,
       (iii) the Normal Retirement Age specified in the Adoption Agreement is determined with reference to an anniversary of the participation commencement date, and
       (iv)   this  transitional  rule is specified  in  the  Adoption
Agreement,
     then the anniversary for any Participant whose participation commencement date occurred in a Plan Year beginning before January 1, 1988 shall be the earlier of (A) the anniversary under the terms of the Pre-Existing Plan, or (B) the 5th anniversary of the first day of the first Plan Year beginning after December 31, 1987.
2.44 Owner-Employee - means each Self-Employed Individual who is (a) a sole proprietor of the Employer or a Participating Affiliate or (b) a partner owning more than 10% of either the capital or profits interest of the Employer or a Participating Affiliate.
2.45   Paired  Plans  -  means  (a)  a  combination  of  two  or  more standardized defined contribution Plans under this Smith Barney Prototype Defined Contribution Plan (Plan Document #05) or (b) a combination of one or more such standardized defined contribution Plans with a standardized defined benefit plan under the Smith Barney Prototype Defined Benefit Plan (Plan Document #06). However, such Plans shall be treated as Paired Plans only if (1) such Paired Plans have the same Plan Year, and (2) no more than one such plan is integrated with social security.
2.46 Participant - means (a) an Eligible Employee who has satisfied the Participation Requirement specified in the Adoption Agreement and has become a Participant in accordance with S4, and (b) any individual for whom an Account continues to exist under the Plan.
2.47 Participating Affiliate - means (a) if this Plan is a standardized Plan, each Affiliate of the Employer or (b) if this Plan is a nonstandardized Plan, each Affiliate which participates in this Plan, as set forth in S14.1(c) of the Plan; provided, an Affiliate automatically shall cease to be a Participating Affiliate if, and at the time, it ceases to be an Affiliate as set forth in S14.6(a).
2.48  Participation Requirement - means
   2.48(a) Standard Option - attainment of age 21 and completion of a waiting period equal to one Year of Service or
   2.48(b) Alternative - the alternative minimum age and waiting period requirement specified in the Adoption Agreement.
2.49 Plan - means this Smith Barney Prototype Defined Contribution Plan, as adopted by the Employer in the form of a Profit Sharing Plan, a 401(k) Plan, a Money Purchase Pension Plan or a Target Benefit Pension Plan, and as amended from time to time in accordance with S14.2.
2.50  Plan Administrator - means
  2.50(a)  Standard Option - the Employer or
   2.50(b) Alternative - the person or persons designated in writing by the Employer as the Plan Administrator for this Plan.
2.51 Plan Year - means the 12 consecutive month period or the 52/53 week period which ends on the date specified in the Adoption Agreement; provided, however, if this Plan is adopted as a new Plan, the first Plan Year shall be the period beginning on the Effective Date and ending on the date specified in Adoption Agreement.
2.52 Pre-Existing Plan - means the Employer's prior defined contribution plan and the related trust agreement or other funding arrangement which is described in the Adoption Agreement and which is amended and restated in the form of this Plan.
2.53 Profit Sharing Plan - means this Plan as adopted by entering into the Standardized Profit Sharing Plan Adoption Agreement or the Nonstandardized Profit Sharing Plan Adoption Agreement.
2.54 Prototype Sponsor - means Smith Barney Inc. and any successor to such corporation.
2.55 Qualified Matching Contribution - means the contribution made by the Employer and by any Participating Affiliate to the Fund under S5.3(c) by reason of a Participant's Elective Deferrals or Employee Contributions.
2.56 Qualified Matching Account - means the subaccount established as part of a Participant's Account to record the Qualified Matching Contributions made on the Participant's behalf under this Plan and the Fund Earnings attributable to such contributions.
2.57 Qualified Nonelective Contribution - means the contribution (other than Matching Contributions, Qualified Matching Contributions and Employer Contributions) made by the Employer and by any Participating Affiliate to the Fund under S5.3(d).
2.58 Qualified Nonelective Account - means the subaccount established as part of a Participant's Account to record the Qualified Nonelective Contributions made on the Participant's behalf under this Plan and the Fund Earnings attributable to such contributions.
2.59 Rollover Account - means the subaccount established as part of a Participant's Account to record the Participant's Rollover
Contributions   and   the   Fund   Earnings   attributable   to   such
contributions.
2.60 Rollover Contribution - means (a) a contribution of an amount, or more than one amount, which satisfies the applicable rollover requirements under Code S402 or Code S408 made by a Participant to the Fund under S5.5 and (b) effective January 1, 1993, an eligible rollover distribution which is directly transferred to the Fund on or after such date pursuant to a Participant's election under Code S401(a)(31).
2.61 Self-Employed Individual - means an individual who is self-employed and who receives Earned Income from the Employer or a Participating Affiliate or who would have received such Earned Income but for the fact that the Employer or the Participating Affiliate did not have Net Profits.
2.62 Spouse - means the person who is lawfully married to the Participant on the date the Participant's Account becomes payable under this Plan or, if a Participant dies before such date, the person who was lawfully married to such Participant on the Participant's date of death. However, a former spouse shall be treated as the Spouse and a current spouse shall not be treated as the Spouse to the extent provided under a qualified domestic relations order as described in Code S414(p).
2.63 Target Benefit Pension Plan - means this Plan as adopted by entering into the Standardized Target Benefit Pension Plan Adoption Agreement or the Nonstandardized Target Benefit Pension Plan Adoption Agreement.
2.64 Taxable Wage Base - means for any Plan Year the contribution and benefit base in effect under S230 of the Social Security Act at the beginning of such Plan Year.
2.65 TRA 86 - means the Tax Reform Act of 1986 ("Act") and any other legislation and related regulations, notices or other guidance for which amendments are required to be made at the same time as amendments for such Act.
2.66 Trust Agreement - means the trust agreement between the Employer and the Trustee which is established as part of this Plan and which is set forth in the attached Smith Barney Prototype Defined Contribution Plan Trust Agreement or, if so specified in the Adoption Agreement for a 401(k) Plan, the Smith Barney Prototype Defined Contribution Plan Alternative Trust Agreement for 401(k) Plans.
2.67 Trustee - means the person or persons specified in the Adoption Agreement who serve as the trustee for the Fund under the Trust Agreement and any successor to such person or persons.
2.68   Valuation Date - means (a) the last day of each Plan  Year  and
(b) each other date, if any, agreed upon in advance by the Employer and the Trustee, provided the selection of such other date does not result in discrimination in favor of Highly Compensated Employees which would be prohibited under Code S401(a).
SECTION 3.  SERVICE DEFINITIONS AND RULES

The definitions and rules in this S3 shall apply for purposes of measuring an Employee's service (a) for participation purposes - to determine when the Employee has satisfied the Participation
Requirement and (b) for vesting purposes - to determine the nonforfeitable interest in his or her Account.
3.1 Hour of Service Method (Standard Option). The definitions and rules in this S3.1 shall apply unless the "Elapsed Time" method of crediting service is specified in the Adoption Agreement.
  3.1(a)  Break in Service.
     3.1(a)(1) General. The term "Break in Service" means each Computation Period during which an Employee fails to complete more than 500 Hours of Service.
      3.1(a)(2) Maternity/Paternity Rule. Solely for purposes of determining whether an Employee has a Break in Service, an Employee who is absent from work for "maternity or paternity reasons" and who timely furnishes proof of the reason for such absence (in accordance with such nondiscriminatory rules as may be established by the Plan Administrator and communicated to Employees) shall be credited with each Hour of Service for which the Employee would otherwise have been credited but for such absence, or if such Hours of Service cannot be determined, with 8 Hours of Service for each day of such absence.
However, the total number of Hours of Service so credited to such Employee shall not exceed 501 Hours of Service. The Hours of Service so credited shall be credited to the Computation Period in which such absence begins if such credit is necessary to prevent a Break in Service in such Computation Period or, if such credit is unnecessary, in the immediately following Computation Period. For purposes of this special maternity/paternity rule, an absence for "maternity or paternity reasons" means an absence (i) by reason of the pregnancy of the Employee, (ii) by reason of the birth of a child of the Employee,
(iii) by reason of the placement of a child with the Employee in connection with the adoption of such child by such Employee, or (iv) for purposes of caring for such child for a period beginning immediately following such birth or placement.
  3.1(b)  Computation Period.
      3.1(b)(1) The term "Computation Period" for purposes of determining Years of Service and Breaks in Service means the applicable period described in this S3.1(b).
     3.1(b)(2) Vesting. The relevant Computation Period for measuring Years of Service and Breaks in Service for vesting purposes shall be
      (i) Standard Option - the Plan Year or
       (ii)  Alternative - if so specified in the Adoption  Agreement,
(A) the 12 consecutive month period which begins on the date the Employee first performs an Hour of Service ("hire date") and ends on the date immediately preceding the first anniversary of such hire date and (B) each 12 consecutive month period thereafter beginning on each anniversary of such hire date and ending on the date immediately preceding the next anniversary of such date.
     3.1(b)(3) Participation. The initial Computation Period for measuring Years of Service and Breaks in Service for participation purposes shall be the 12 consecutive month period which begins on the first day an Employee first performs an Hour of Service as an Employee ("hire date") and ends on the date immediately preceding the first anniversary of such date. Each subsequent Computation Period shall be
       (i) Standard Option - each Plan Year, beginning with the Plan Year which begins before the first anniversary of the Employee's hire date (regardless of whether the Employee is credited with 1,000 Hours of Service in the Employee's initial Computation Period). An Employee shall be credited with two Years of Service for participation purposes if the Employee completes 1,000 or more Hours of Service in both the initial Computation Period and the first Plan Year which begins within such initial Computation Period, or
       (ii) Alternative - if so specified in the Adoption Agreement, the 12 consecutive month period which begins on each anniversary of an Employee's hire date and ends on the date immediately preceding the next anniversary of the Employee's hire date.
     For participation purposes, an Employee shall be credited with a Year of Service
       (A) Standard Option - on the last day of the Computation Period in which the Employee is credited with at least 1,000 Hours of Service (or such lesser number of hours specified in the Adoption Agreement) or
       (B) Alternative - on the first date on which the Employee is credited with at least 1,000 Hours of Service (or such lesser number of hours specified in the Adoption Agreement) provided the Employee completes such specified number of Hours of Service in one Computation Period.
     Notwithstanding the foregoing, if the Participation Requirement includes a partial Year of Service, no minimum number of Hours of Service shall be required for such partial year and an Employee shall be credited with such partial Year of Service on the date on which such partial period of service is completed.
     3.1(b)(4) Change in Computation Period. If an amendment results in a change in the Computation Period, the first Computation Period established under such amendment shall begin before the last day of the preceding Computation Period and each Employee to whom both such Computation Periods apply and who completes 1,000 or more Hours of Service in both such Computation Periods shall be credited with one Year of Service for each such Computation Period.
    3.1(c)  Hour of Service.
      3.1(c)(1)  General. The term "Hour of Service" means
         (i) each hour for which an Employee is paid, or entitled to payment, by the Employer or an Affiliate for the performance of duties as an Employee, which hours shall be credited to the Employee for the relevant Computation Period in which such duties are performed;
         (ii) each hour for which an Employee is paid, or entitled to payment, by the Employer or an Affiliate on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence; provided (A) no more than 501 hours shall be credited under this clause (ii) for any single continuous period during which no duties are performed (whether or not such period covers more than one relevant Computation Period) and (B) hours under this clause (ii) shall be calculated and credited pursuant to S2530.200b-2 of the Department of Labor Regulations which are incorporated as part of this Plan by this reference; and
        (iii) each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer or an Affiliate; provided (A) no credit shall be given for an hour described in this clause (iii) if credit also is given for such hour under clause (i) or clause (ii), and (B) an hour described in this clause
(iii) shall be credited to the Employee for the relevant Computation Period or Computation Periods to which the award or agreement pertains rather than to the Computation Period in which the award, agreement or payment is made.
        3.1(c)(2) Determination. The Employer shall determine an Employee's Hours of Service
          (i) Standard Option - by actually counting hours and maintaining records which reflect the actual hours worked, or
         (ii) Alternative - if so specified in the Adoption Agreement, by crediting each such Employee with
          (A) 10 Hours of Service for each day,
          (B) 45 Hours of Service for each week,
           (C)  95  Hours  of  Service for each  semi-monthly  payroll period, or
          (D) 190 Hours of Service for each month
         during which the Employee otherwise would be credited with at least one Hour of Service.
   3.1(d) Year of Service. The term "Year of Service" means each Computation Period during which an Employee completes at least
    3.1(d)(1)  Standard Option - 1,000 Hours of Service or
     3.1(d)(2) Alternative - such lesser number of Hours of Service specified in the Adoption Agreement.
   Notwithstanding the foregoing, if the Participation Requirement includes a partial Year of Service, no minimum number of Hours of Service shall be required for such partial year.
   3.1(e) Change in Service Calculation Method. If an amendment changes the method of crediting service from the "Elapsed Time" method to the "Hours of Service" method, each Employee who was credited with service under the "Elapsed Time" method shall be credited with service
     3.1(e)(1) for the Employee's employment before the Computation Period in which such amendment is adopted, as determined on the basis that one Year of Service credited to the Employee under the "Elapsed Time" method for such employment shall equal one Year of Service under this S3.1,
     3.1(e)(2) for the Employee's employment during the Computation Period in which such amendment is adopted, for a number of Hours of Service determined by uniformly applying one of the equivalencies set forth in S3.1(c)(2)(ii) to any fractional part of a year credited to the Employee under the "Elapsed Time" method as of the effective date of the amendment, and
     3.1(e)(3) for the Employee's employment on and after the effective date of the amendment, as determined under the rules in this S3.1.
3.2 Elapsed Time Method (Alternative). If the "Elapsed Time" method of crediting service is specified in the Adoption Agreement, the definitions and rules in this S3.2 shall apply in lieu of the definitions and rules in S3.1.
  3.2(a)  Break in Service.
     3.2(a)(1) General. The term "Break in Service" means a Period of Severance of at least 12 consecutive months.
    3.2(a)(2) Maternity/Paternity Rule. If an Employee is absent from service for "maternity or paternity reasons" and the Employee timely furnishes proof of the reason for such absence (in accordance with such nondiscriminatory rules as may be established by the Plan Administrator and communicated to Employees), the 12 consecutive month period beginning on the first anniversary of the first date of such absence shall not constitute a Break in Service. Such 12 consecutive month period shall be neither a Period of Severance nor a period of Service. For purposes of this special maternity/paternity rule, an absence for "maternity or paternity reasons" means an absence (i) by reason of the pregnancy of the Employee, (ii) by reason of the birth of a child of the Employee, (iii) by reason of the placement of a child with the Employee in connection with the adoption of such child by the Employee, or (iv) for purposes of caring for such child for a period beginning immediately following such birth or placement.
   3.2(b) Hour of Service. The term "Hour of Service" means each hour for which an Employee is paid, or entitled to payment, by the Employer or an Affiliate for the performance of duties as an Employee during any period of employment.
   3.2(c) Period of Severance. The term "Period of Severance" means a continuous period of time during which an Employee is not employed by the Employer or an Affiliate beginning on the date the Employee retires, quits or is discharged, or if earlier, the 12 month anniversary of the date on which the Employee was otherwise first absent from service.
  3.2(d)  Period of Service.
     3.2(d)(1) General. For participation purposes and for vesting purposes, the term "Period of Service" means an Employee's employment completed as an Employee of the Employer and any Affiliate beginning on such Employee's first day of employment or reemployment and ending on the date a Break in Service begins. An Employee's first day of employment or reemployment shall be the first day the Employee performs an Hour of Service. A Period of Service also shall include any Period of Severance of less than 12 consecutive months.
     3.2(d)(2) Aggregation. An Employee's employment completed in all Periods of Service shall be aggregated (to the extent that such service is not disregarded under S3.7 or S3.8) and the number of days in each Period of Service in excess of a whole year of employment (or, if there is no whole year of employment in any such period, the number of days in such period) shall be aggregated into additional whole years of employment on the assumption that 365 days equals one whole year of employment.
   3.2(e) Year of Service. The term "Year of Service" means each 12 consecutive month period of employment completed in any Period of Service beginning on the date an Employee first completes an Hour of Service ("hire date") and ending on the date immediately preceding the anniversary of such hire date. Subsequent Years of Service shall begin on each anniversary of the Employee's hire date and end on the date immediately preceding the next anniversary of such hire date.
   3.2(f) Change in Service Calculation Method. If an amendment changes the method of crediting service from the "Hour of Service" method to the "Elapsed Time" method, each Employee who had any service credit under the "Hour of Service" method shall be credited with service
     3.2(f)(1) for the Employee's employment before the Computation Period in which such amendment is adopted, as determined on the basis that one Year of Service credited to the Employee under the "Hour of Service" method for such employment shall equal one Year of Service under this S3.2,
     3.2(f)(2) for the Employee's employment during the Computation Period in which such amendment is adopted, as determined under the rules in this S3.2 or, if greater, as determined for such period under the "Hour of Service" method as converted to Years of Service under the assumption that 365 days equals one Year of Service, and
    3.2(f)(3) for the Employee's employment after the last day of the Computation Period in which such amendment is adopted, as determined under the rules in this S3.2.
3.3 Service Before Effective Date. For participation purposes all periods of employment with the Employer or an Affiliate completed before the Employer adopted this Plan or a predecessor plan ("pre-effective date employment") shall be included (to the extent such service is not disregarded under S3.7). For vesting purposes all periods of pre-effective date employment shall be included unless such service is disregarded under S3.7 or S3.8. Notwithstanding the foregoing, service credit for vesting purposes automatically shall be granted for pre-effective date employment to the extent required by Code S411(a) for periods during which the Employer or an Affiliate maintained a predecessor plan.
3.4 Service with Predecessor Employer. All periods of employment with a predecessor employer or employers shall be included in calculating an Employee's service to the extent required by Code S414(a) if the Employer or an Affiliate maintains a plan of such predecessor employer. However, if the Employer or an Affiliate does not maintain a plan of such predecessor employer, periods of employment with such predecessor employer shall be included in calculating an Employee's service
   3.4(a) Standard Option - only to the extent required under regulations under Code S414(a) or
   3.4(b)   Alternative  -  only  if  so  specified  in  the  Adoption
Agreement.
3.5 Leased Employees. A Leased Employee shall be credited with service as an Employee of the Employer or an Affiliate in accordance with Code S414(n) or S414(o).
3.6 Service with Affiliates. An Employee shall be credited with all service with any Affiliate and any other entity which is required to be aggregated with the Employer under Code S414(o).
3.7  Special Break in Service Rules.
   3.7(a) Standard Option. Except as provided in S3.7(c) and S8.2, an Employee who has a Break in Service shall be credited after such Break in Service for both participation and vesting purposes with all Years of Service completed before such Break in Service.
   3.7(b) Alternative. In addition to the exceptions in S3.7(c) and S8.2, the Employer may specify in the Adoption Agreement that certain service completed before a Break in Service may be disregarded under one or more of the rules set forth in this S3.7(b).
    3.7(b)(1) One Year Hold-Out Rule. If the "One Year Hold-Out Rule" is specified in the Adoption Agreement for a nonstandardized Plan, an Employee who has a Break in Service (two Breaks in Service if the Alternative Maternity/Paternity Rule applies) shall not be credited after such Break in Service for participation purposes or vesting purposes with any Year of Service completed before such Break in
Service until the Employee completes a Year of Service after such Break in Service.
     In applying this rule for participation purposes, such Year of Service shall be measured by the Computation Period which begins on an Employee's "reemployment commencement date" and, if necessary, subsequent Computation Periods beginning
       (i) with the Plan Year which includes the first anniversary of the "reemployment commencement date" if the standard Computation Period in S3.1(b)(3)(i) is specified in the Adoption Agreement, or
      (ii) on anniversaries of the "reemployment commencement date" if the alternative Computation Period in S3.1(b)(3)(ii) is specified in the Adoption Agreement.
     The "reemployment commencement date" shall be the first day on which the Employee is credited with an Hour of Service for the performance of duties after the first Computation Period in which the Employee incurs a Break in Service. If an Employee who was a Participant before his or her Break in Service completes a Year of Service in accordance with this provision, such Employee's participation  shall  be  reinstated as of  his  or  her  reemployment commencement date.
    3.7(b)(2) Pre-Participation Rule. If the "Pre-Participation Rule" is specified in the Adoption Agreement, an Employee who has a Break in Service (two Breaks in Service if the Alternative Maternity/Paternity Rule applies) before the Employee satisfies the Participation Requirement shall not be credited for participation purposes with any Year of Service completed before such Break in Service. However, this rule shall only apply if the Participation Requirement for the Plan requires more than one Year of Service and the vesting schedule specified in the Adoption Agreement provides for full and immediate vesting.
     3.7(b)(3) Rule of Parity. If the "Rule of Parity" is specified in the Adoption Agreement, the following rules shall apply:
       (i) General. If an Employee does not have any nonforfeitable interest in the portion of the Employee's Account which is attributable to Employer contributions, the Employee's Years of Service before a period of consecutive Breaks in Service shall not be taken into account in computing service for participation or vesting purposes if the number of consecutive Breaks in Service in such period equals or exceeds the greater of 5 (6 if the Alternative Maternity/Paternity Rule applies) or the aggregate number of Years of Service completed before such Breaks in Service ("pre-break service"). Such pre-break service shall not include any pre-break service disregarded under the preceding sentence by reason of prior Breaks in Service.
       (ii) Participation. If an Employee's Years of Service are disregarded under this rule of parity, the Employee shall be treated as a new Employee for participation purposes. If the Employee's Years of Service are not disregarded under this rule, the Employee shall continue to participate in the Plan, or, if the Employee separated from service, shall participate immediately upon the Employee's reemployment.
        (iii) Vesting. If a Participant's Years of Service are disregarded under this rule of parity, the Participant's pre-break Years of Service shall be disregarded for purposes of determining the Participant's nonforfeitable interest in the Participant's post-break Employer Account. If a Participant's pre-break Years of Service are not disregarded under this rule of parity, the Participant's pre-break Years of Service shall be counted for purposes of determining the Participant's nonforfeitable interest in the Participant's post-break Employer Account.
      3.7(b)(4) Alternative Maternity/Paternity Rule. If the "Alternative Maternity/Paternity Rule" is specified in the Adoption Agreement, the special Maternity/Paternity rule set forth in S3.1(a)(2) shall not apply and the minimum period of consecutive Breaks in Service required to disregard any service or to deprive any Employee of any right under this Plan shall be increased by one as specified in the parentheticals in this S3.7 and in S8.2.
   3.7(c) Vesting on Reemployment After Break in Service. If a Participant has 5 or more consecutive Breaks in Service (6 or more consecutive Breaks in Service if the Alternative Maternity/Paternity Rule applies), all Years of Service completed after such Breaks in Service shall be disregarded for purposes of determining the Participant's nonforfeitable interest in the Participant's Employer Account and Matching Account that accrued before such Breaks in Service. Accordingly, as set forth in S8.2, the Employer shall not be required to restore a Forfeiture upon such reemployment. Unless the Adoption Agreement specifies the Rule of Parity, both the Participant's pre-break service and post-break service shall count for purposes of determining the nonforfeitable interest in the Participant's post-break Employer Account and Matching Account. If the Adoption Agreement specifies the Rule of Parity and the Participant's pre-break Years of Service are disregarded under that rule, then the Participant's pre-break Years of Service shall not count for purposes of determining the nonforfeitable interest in the Participant's post-break Employer Account and Matching Account. As provided in S8.2, separate accounts shall be maintained for the Participant's pre-break and post-break Employer Account and Matching Account and such accounts shall share in Fund Earnings.
  If a Participant does not have 5 consecutive Breaks in Service (6 or more consecutive Breaks in Service if the Alternative Maternity/Paternity Rule applies), both the Participant's pre-break and post-break Years of Service shall count in determining the nonforfeitable interest in both the pre-break and post-break Employer Account and Matching Account balance. However, unless the Adoption Agreement specifies the "Alternative to the Buy Back Rule" (as described in S8.2(b)), a Participant's pre-break Employer Account and Matching Account balance shall be zero unless the Participant repays any distribution as provided in S8.2(a).
3.8  Service Exclusions for Vesting Purposes.
   3.8(a) Standard Option - An Employee shall be credited with all Years of Service for vesting purposes (to the extent such service is not disregarded under S3.7 and S8.2).
   3.8(b) Alternative - The Employer may specify in the Adoption Agreement service which is expressly excluded for vesting purposes.
SECTION 4.  PARTICIPATION
4.1 General Rule. Each Eligible Employee shall become a Participant in this Plan on the Entry Date which coincides with or immediately follows the date on which the Eligible Employee satisfies the Participation Requirement (provided he or she is an Eligible Employee on such Entry Date).
4.2  Special Rules.
   4.2(a) Pre-Existing Plan. Any Employee who was a participant in the Pre-Existing Plan on the date immediately preceding the Effective Date or who would have become a participant in the Pre-Existing Plan on the Effective Date shall become a Participant under this Plan on such Effective Date. However, no contributions shall be made by or on behalf of such Participant unless the Participant is otherwise entitled to a contribution under S5.
   4.2(b) Reemployment Before Satisfying Participation Requirement. If an Employee separates from service prior to satisfying the Participation Requirement and is thereafter reemployed, all employment completed by such Employee prior to such separation shall be aggregated with such Employee's employment completed after reemployment for purposes of satisfying the Participation Requirement unless such prior employment is excluded under the rules set forth in S3.
   4.2(c) Reemployment After Satisfying Participation Requirement. If an Employee satisfies the Participation Requirement before he or she separates from service and the Employee thereafter is reemployed, the Employee shall become a Participant on the later of (1) the first day he or she completes an Hour of Service as an Eligible Employee upon reemployment or (2) the first Entry Date following the date on which he or she satisfies the Participation Requirement. However, any such Employee whose prior service is disregarded under S3 shall be treated as a new Employee for participation purposes.
   4.2(d) Status Change. If the status of an Eligible Employee for whom no Account is maintained changes to that of an Employee (other than an Eligible Employee) and such person's status thereafter changes back to that of an Eligible Employee, such person shall become a Participant on the later of (1) the date the status changes back to that of an Eligible Employee or (2) the first Entry Date which coincides with or immediately follows the date on which he or she satisfies the Participation Requirement.
4.3   Participant Information. Each Participant shall  file  with  the
Plan Administrator such personal information and data as the Plan Administrator deems necessary for the orderly administration of this Plan.
4.4 No Employment Rights. This Plan is not a contract of employment and participation in this Plan shall not give any Employee or former Employee the right to be retained in the employ of the Employer or any Affiliate or, upon termination of such employment, to have any interest or right in the Fund other than as expressly provided in this Plan.
SECTION 5.  CONTRIBUTIONS
5.1 Profit Sharing Plan. If this Plan is adopted as a Profit Sharing Plan, the Employer Contribution made by the Employer and each Participating Affiliate for each Plan Year shall equal such amount, if any, as the Board determines in its discretion that the Employer and each Participating Affiliate shall contribute for such year. Employer Contributions under this S5.1 shall be made
  5.1(a)  Standard Option - from Net Profits or
   5.1(b) Alternative - if so specified in the Adoption Agreement, without regard to Net Profits. Notwithstanding any such election, the Employer intends that this Plan shall be a "profit-sharing plan" for purposes of the Code and ERISA.
5.2 Money Purchase Pension Plan. If this Plan is adopted as a Money Purchase Pension Plan, the Employer Contribution made by the Employer and each Participating Affiliate for each Plan Year shall be an amount equal to the sum of the contribution for each Active Participant as determined under the formula specified in the Adoption Agreement. The Forfeitures for each Plan Year shall be
    5.2(a) Standard Option - applied to reduce the Employer Contribution for such Plan Year or
   5.2(b) Alternative - if so specified in the Adoption Agreement, allocated to the Employer Account of each Active Participant in accordance with S6.3(b). Notwithstanding any such election, the Employer intends that this Plan shall be a "money purchase pension plan" for purposes of the Code and ERISA.
5.3  401(k) Plan.
   5.3(a) General. If this Plan is adopted as a 401(k) Plan, the contributions made by the Employer and each Participating Affiliate shall be determined in accordance with the elections made by the Employer in the Adoption Agreement and the rules set forth in this S5.3. Contributions made under this S5.3 other than Elective Deferrals and Employee Contributions shall be made
    5.3(a)(1)  Standard Option - from Net Profits or
    5.3(a)(2) Alternative - if so specified in the Adoption Agreement, without regard to Net Profits.
   Elective Deferrals and Employee Contributions shall be made without regard to Net Profits. Notwithstanding any such election, the Employer intends that this Plan shall be a "profit-sharing plan" for purposes of the Code and ERISA.
   5.3(b)   Matching Contributions. If the Employer specifies  in  the
Adoption Agreement that Matching Contributions shall be made to the Plan, the Employer and each Participating Affiliate shall make a
Matching Contribution for each eligible Participant based on the Employee Contributions and Elective Deferrals made by or on behalf of such eligible Participant in such amount and as of each Allocation Date as specified in the Adoption Agreement. Notwithstanding the foregoing,
     5.3(b)(1) for Plan Years beginning on or after the Final Compliance Date, no Matching Contribution shall be made on account of a Participant's Elective Deferrals or Employee Contributions which are Excess Elective Deferrals under S7.3, Excess Contributions under S7.4 or Excess Aggregate Contributions under S7.5, and
     5.3(b)(2) for Plan Years beginning before the Final Compliance Date, no Matching Contribution shall be made on account of such excess amounts unless specified in the formula for Matching Contributions set forth in the Adoption Agreement.
   5.3(c) Qualified Matching Contributions. If the Employer specifies in the Adoption Agreement that Qualified Matching Contributions shall be made to the Plan, the Employer and each Participating Affiliate shall make a Qualified Matching Contribution for each eligible Participant based on the Employee Contributions and Elective Deferrals made by or on behalf of such eligible Participant in such amount and as of each Allocation Date as specified in the Adoption Agreement. Qualified Matching Contributions shall be subject to the following special rules:
      5.3(c)(1) the Participant may not elect to receive such contributions in cash until distributed from the Plan;
     5.3(c)(2)   such contributions shall be completely nonforfeitable
when made;
     5.3(c)(3) such contributions shall be subject to the same distribution and withdrawal restrictions applicable to Elective Deferrals set forth in S9.2(b);
     5.3(c)(4), for Plan Years beginning on and after the Final Compliance Date, no Qualified Matching Contribution shall be made on account of a Participant's Elective Deferrals or Employee Contributions which are Excess Elective Deferrals under S7.3, Excess Contributions under S7.4 or Excess Aggregate Contributions under S7.5; and
     5.3(c)(5) for Plan Years beginning before the Final Compliance Date, no Qualified Matching Contribution shall be made on account of such excess amounts unless specified in the formula for Qualified Matching Contributions set forth in the Adoption Agreement.
    5.3(d) Qualified Nonelective Contribution. If the Employer specifies in the Adoption Agreement that Qualified Nonelective Contributions shall be made to the Plan, the Employer and each Participating Affiliate shall make Qualified Nonelective Contributions for each eligible Participant in such amount and as of each Allocation Date specified in the Adoption Agreement.
   In addition, in lieu of distributing Excess Contributions as provided in S7.4(d) or Excess Aggregate Contributions as provided in S7.5(d), the Employer and each Participating Affiliate may contribute on behalf of each Participant who is a Nonhighly Compensated Employee on the last day of each Plan Year such amount, if any, as the Employer and each Participating Affiliate determine in their discretion to contribute for such Plan Year to satisfy the ADP limit of S7.4(b) or the ACP limit of S7.5(b), or both, pursuant to the regulations under Code S401(k) and Code S401(m).
    Qualified Nonelective Contributions shall be subject to the following special rules:
      5.3(d)(1) the Participant may not elect to receive such contributions in cash until distributed from the Plan;
     5.3(d)(2) such contributions shall be completely nonforfeitable when made; and
     5.3(d)(3) such contributions shall be subject to the same distribution and withdrawal restrictions applicable to Elective Deferrals set forth in S9.2(b).
    5.3(e) Discretionary Employer Contribution. If the Employer specifies in the Adoption Agreement that discretionary Employer Contributions shall be made, the Employer Contribution made by the Employer and each Participating Affiliate for each Plan Year shall equal such amount, if any, as the Board determines in its discretion that the Employer and each Participating Affiliate shall contribute for such year.
   5.3(f) Elective Deferrals. If the Employer specifies in the Adoption Agreement that Elective Deferrals may be made, each Participant who is an Eligible Employee may elect pursuant to a cash or deferred election that the Employer and each Participating Affiliate make Elective Deferrals to the Plan on the Participant's behalf in lieu of cash compensation for each pay period ending on any date on or after he or she becomes a Participant and on which he or she is an Eligible Employee in such amounts as specified in the Adoption Agreement. All Elective Deferrals shall be made exclusively through payroll withholding and shall be transferred by the Employer or Participating Affiliate to the Trustee as soon as practicable after the date such Elective Deferrals are withheld.
   5.3(g) Employee Contributions. If the Employer specifies in the Adoption Agreement that Employee Contributions may be made, each Participant who is an Eligible Employee may elect to make Employee Contributions to the Plan for each pay period ending on any date on or after he or she becomes a Participant and on which he or she is an Eligible Employee in such amounts as specified in the Adoption
Agreement. All Employee Contributions shall be made exclusively through payroll withholding and shall be transferred by the Employer or Participating Affiliate to the Trustee as soon as practicable after the date such Employee Contributions are withheld.
  5.3(h) Election Rules and Limitations.
    5.3(h)(1) General. The Plan Administrator from time to time shall establish and shall communicate in writing to Participants who are Eligible Employees such reasonable nondiscriminatory deadlines, rules and procedures for making the elections described in this S5.3 as the Plan Administrator deems appropriate under the circumstances for the proper administration of this Plan. A Participant's election shall be made on an Election Form and no election shall be effective unless such Election Form is properly completed and timely filed in accordance with such established deadlines, rules and procedures. The Plan Administrator shall have the right at any time unilaterally to reduce the amount or percentage of Elective Deferrals or Employee Contributions elected under this S5.3 if the Plan Administrator determines that such reduction is necessary to satisfy the limitations under S7 of the Plan.
     5.3(h)(2) Commencement of Election. A Participant's initial election to make Elective Deferrals or Employee Contributions under this S5.3 for any period of employment may be effective as early as the Entry Date on which he or she becomes a Participant in the Plan. If a Participant does not make a proper election to make Elective Deferrals or Employee Contributions as of such Entry Date, the Participant may thereafter make an election
      (i) Standard Option - effective on any date or
       (ii) Alternative - effective only as of the dates specified in the Adoption Agreement.
     A Participant's election shall remain in effect until revised or terminated in accordance with this S5.3(h).
     5.3(h)(3) Revision of Election. An election, once effective, can thereafter be revised by a Participant
      (i) Standard Option - effective on any date or
       (ii) Alternative - effective only as of the dates specified in the Adoption Agreement.
     5.3(h)(4) Termination of Election. A Participant shall have the right to completely terminate an election under this S5.3 at any time, and any such termination shall become effective as of the first day of the first pay period following the date he or she timely files a properly completed Election Form terminating such election. Any Participant whose status as an Eligible Employee terminates shall be deemed to have completely terminated his or her election, if any, under this S5.3 as of the date the Participant's status as such so terminates.
     5.3(h)(5) Resumption after Termination. A Participant whose election terminates may thereafter elect to resume contributions under this S5.3
      (i) Standard Option - effective as of any date, or
       (ii) Alternative - effective only as of the dates specified in the Adoption Agreement.
     5.3(h)(6) Effective Dates of Elections. A Participant's initial, revised or resumed election shall be effective only if he or she is an Eligible Employee on the effective date of such elections set forth in this S5.3(h). Elective Deferrals and Employee Contributions made pursuant to a Participant's elections shall be withheld from Compensation which otherwise would be paid on or after the effective date of such election and while he or she is an Eligible Employee. Under no circumstances shall a Participant's Elective Deferral election apply to defer Compensation which has been paid to the Participant or which he or she is currently eligible to receive (in cash or otherwise) at his or her discretion.
   5.3(i) Application of Forfeitures. The Forfeitures attributable to Matching Contributions and Employer Contributions shall be
     5.3(i)(1) Standard Option - applied to reduce the Matching Contributions, Qualified Matching Contributions and Qualified Nonelective Contributions, if any, in accordance with S6.3(c)(2)(ii)(A) or
    5.3(i)(2) Alternative - if so specified in the Adoption Agreement,
       (i) allocated to the Employer Account or Matching Account, as applicable, of each Active Participant in accordance with S6.3(c)(2)(ii)(B)(I), or
       (ii) for a nonstandardized Plan, allocated in accordance with the formula specified in the Adoption Agreement.
5.4  Target Benefit Pension Plan.
  5.4(a) General. If this Plan is adopted as a Target Benefit Pension Plan, the Employer Contribution made by the Employer and each Participating Affiliate for each Plan Year shall be an amount equal to the sum of the contributions required to fund each Active Participant's "Target Benefit" specified in the Adoption Agreement. The Forfeitures for each Plan Year shall be applied to reduce the Employer Contribution for such Plan Year. Such contribution shall be determined as of the last day of such Plan Year under the individual level premium funding method, using the interest rate and mortality table specified in the Adoption Agreement, the Participant's age on his or her last birthday and the assumption of a constant rate of future Compensation, in accordance with the following:
     5.4(a)(1) Step 1. If the Participant has not reached the Plan's Normal Retirement Age, calculate the present value of the "Target Benefit" specified in the Adoption Agreement by multiplying the "Target Benefit" by the product of (1) the applicable factor from Table I(a) or (b), whichever is appropriate, in Exhibit A to the Adoption Agreement and (2) the applicable factor from Table III(a) or
(b), whichever is appropriate, in Exhibit A to the Adoption Agreement. If the Participant is at or beyond the Plan's Normal Retirement Age, calculate the present value of the "Target Benefit" specified in the Adoption Agreement by multiplying the "Target Benefit" by the applicable factor from Table IV(a) or (b), whichever is appropriate, in Exhibit A to the Adoption Agreement.
     5.4(a)(2) Step 2. Calculate the excess, if any, of the amount determined in Step 1 over the theoretical reserve.
    5.4(a)(3) Step 3. Amortize the result in Step 2 by multiplying it by the applicable factor from Table II in Exhibit A to the Adoption Agreement. For the Plan Year in which the Participant attains Normal Retirement Age and for subsequent Plan Years, the applicable factor is 1.0.
   5.4(b) Theoretical Reserve. For purposes of this S5.4, the theoretical reserve is determined as follows:
     5.4(b)(1) A Participant's theoretical reserve as of the last day of the first Plan Year in which the Participant participates in the Plan, and as of the last day of the first Plan Year after any Plan Year in which the Plan either did not satisfy the safe harbor in S1.401(a)(4)-8(b)(3) of the Federal Income Tax Regulations or was not a Prior Safe Harbor Plan, is zero. In all other cases, in the first Plan Year in which this theoretical reserve provision is adopted or made effective, if later, as specified in the Adoption Agreement ("year 1"), the initial theoretical reserve is determined as follows:
       (i) Calculate as of the last day of the Plan Year immediately preceding year 1 the present value of the "Target Benefit", using the actuarial assumptions, the provisions of the Plan, and the Participant's Average Annual Compensation as of such date; provided, however, for a Participant who is beyond Normal Retirement Age in year 1, the straight life annuity factor used for such determination shall be the factor applicable for such Normal Retirement Age.
       (ii) Calculate as of the last day of the Plan Year immediately preceding year 1 the present value of future Employer Contributions, i.e., the contributions due each Plan Year using the actuarial assumptions, the provisions of the Plan (disregarding those provisions of the Plan providing for the limitations of Code S415 or the minimum contributions under Code S416), and the Participant's Average Annual Compensation as of such date, beginning with year 1 through the end of the Plan Year in which the Participant attains Normal Retirement Age.
       (iii) Subtract the amount determined in clause (ii) from the amount determined in clause (i).
      5.4(b)(2) Accumulate the initial theoretical reserve in S5.4(b)(1) and the Employer Contribution (as limited by Code S415, but without regard to any required minimum contributions under Code S416) for each Plan Year beginning in year 1 up through the last day of the current Plan Year (excluding contributions, if any, made for the current Plan Year) using the Plan's interest assumption in effect for each such year. In any Plan Year following the Plan Year in which the Participant attains Normal Retirement Age, the accumulation is calculated assuming an interest rate of 0%.
     5.4(b)(3) The calculations in this S5.4(b) shall be made as of the last day of each Plan Year, on the basis of the Participant's age on his or her last birthday and the interest rate in effect on the last day of the prior Plan Year.
    5.4(c) Past Service Credits. If the Plan is adopted as a standardized Plan, upon initial adoption of this Plan or upon a Plan amendment which is effective on or after the Final Compliance Date, no more than 5 years of credit shall be granted for service completed before the effective date of such adoption or amendment, and any such past service credit shall be granted on a uniform basis to all Participants in the Plan on such effective date.
   5.4(d) TRA 86 Amendment. A Participant's Account balance shall not be reduced as a result of an amendment to this Plan or a Pre-Existing Plan to satisfy the requirements of TRA 86. To the extent that contributions actually made on a Participant's behalf for Plan Years beginning after December 31, 1988 exceed the contributions that would have been required under the formula as effective for such years as a result of the amendment of this Plan or a Pre-Existing Plan to satisfy TRA 86, such excess shall be applied to offset contributions required to such Participant's Account for Plan Years beginning after the date such TRA 86 amendment is adopted or, if later, the date such TRA 86 amendment is effective consistent with ERISA S204(h).
   5.4(e)  Special Definitions and Rules. The special definitions  and rules in this S5.4(e) shall apply for purposes of determining the Employer Contributions under a Target Benefit Pension Plan.
     5.4(e)(1) Cumulative Disparity Limit. For a Plan with a Unit Benefit Formula, a Participant's Cumulative Disparity Limit is equal to 35 minus (1) the number of the Participant's Years of Participation under this Plan during which this Plan did not satisfy the safe harbor for target benefit plans in S1.401(a)(4)-8(b)(3) of the Federal Income Tax Regulations or was not a Prior Safe Harbor Plan, and (2) the number of years during which the Participant participated in one or more qualified plans or simplified employee pension plans ever maintained by the Employer (other than years counted in clause (1) or counted toward a Participant's total Years of Projected Participation). The Cumulative Disparity Limit shall be determined taking into account only those Years of Participation in this Plan beginning after December 31, 1988 when this Plan had an integrated benefit formula and those years of participation in such other qualified plans and simplified employee pension plans beginning after December 31, 1988 during which the Participant actually received an allocation under an integrated defined contribution plan (other than a target benefit pension plan), during which the Participant was eligible to receive a benefit under an integrated defined benefit pension plan or an integrated target benefit pension plan), or during which the Participant received an allocation or accrued a benefit under a plan which imputed permitted disparity pursuant to S1.401(a)-7 of the Federal Income Tax Regulations.
    5.4(e)(2) Cumulative Disparity Reduction. For a Plan with a Fixed Benefit Formula, the Excess Benefit Percentage will further be reduced as set forth in this S5.4(e)(2) for a Participant with more than 35 "cumulative disparity years." A Participant's "cumulative disparity years" consist of the sum of (1) the Participant's total Years of Projected Participation, (2) the Participant's Years of Participation during which this Plan did not satisfy the safe harbor for target benefit plans in regulations S1.401(a)(4)-8(b)(3) of the Federal Income Tax Regulations or was not a Prior Safe Harbor Plan, and (3) the number of years during which the Participant participated in one or more qualified plans or simplified employee pension plans ever maintained by the Employer (other than years in clause (1) or (2) above); provided that the cumulative disparity years shall be determined  taking into account only those Years of  Participation  in this Plan beginning after December 31, 1988 when this Plan had an integrated benefit formula and those years of participation in such other qualified plans and simplified employee pension plans beginning after December 31, 1988 during which the Participant actually received an allocation under an integrated defined contribution plan (other than a target benefit pension plan), during which the Participant was eligible to receive a benefit under an integrated defined benefit pension plan (or an integrated target benefit pension plan), or during which the Participant received an allocation or accrued a benefit under a plan which imputed permitted disparity pursuant to S1.401(a)-7 of the Federal Income Tax Regulations.
    If this Cumulative Disparity Reduction applies, the Excess Benefit Percentage will be reduced as follows:
       (A) Subtract the Participant's Base Benefit Percentage from the Participant's Excess Benefit Percentage (after modification as required in the Adoption Agreement for less than 35 Years of Projected Participation).
       (B) Multiply the results determined in (A) by a fraction (not less than 0), the numerator of which is 35 minus the sum of the years in clauses (2) and (3) of this S5.4(e)(2), and the denominator of which is 35.
       (C) The Participant's Excess Benefit Percentage is equal to the sum of the result in (B) and the Participant's Base Benefit Percentage, as otherwise modified in the Adoption Agreement.
     5.4(e)(3) Current Stated Benefit. Each Participant's Current Stated Benefit will be the product of (1) the amount derived from the formula specified in the Adoption Agreement, and (2) a fraction, the numerator of which is the Participant's number of Years of Participation from the latest Fresh-Start Date (if any) through and including the later of the year in which the Participant attains Normal Retirement Age or the current Plan Year, and the denominator of which is the Participant's total Years of Projected Participation. If this Plan has not had a Fresh-Start Date, such fraction will equal 1.0 for all Participants. In any event, for those Participants who first participated in the Plan after the latest Fresh-Start Date, such fraction will equal 1.0. For purposes of determining the numerator of the fraction described in clause (2), only those current and prior years during which a Participant was eligible to receive a contribution under the Plan will be taken into account.
     5.4(e)(4) Fresh-Start Date. Fresh-Start Date means the last day of a Plan Year preceding a Plan Year for which provisions that would affect the amount of the Current Stated Benefit are amended. If applicable, the latest Fresh-Start Date of the Plan shall be designated in the Adoption Agreement.
     5.4(e)(5) Frozen Accrued Stated Benefit. A Participant's Frozen Accrued Stated Benefit is determined as of the Plan's latest Fresh-Start Date as if the Participant terminated employment with the Employer as of that date, without regard to any amendment made to the Plan after that date except as permitted under regulations.
     A Participant's Frozen Accrued Stated Benefit is equal to the amount of the Current Stated Benefit in effect on the latest Fresh-Start Date that a Participant has accrued as of that date, assuming that such Current Stated Benefit accrues ratably from the year in which the Participant first participated in this Plan (or, if later, the immediately preceding Fresh-Start Date under this Plan) through and including the Plan Year in which the Participant attains Normal Retirement Age.
     The amount of the Current Stated Benefit in effect on the latest Fresh-Start Date that a Participant is assumed to have ratably accrued is determined by multiplying the Plan's Current Stated Benefit in effect on that date by a fraction, the numerator of which is the number of Years of Participation from the later of the Participant's first Year of Participation in this Plan or the immediately preceding Fresh-Start Date (if any) through and including the year that contains the latest Fresh-Start Date, and the denominator of which is the number of Years of Participation from the later of the Participant's first Year of Participation in this Plan or the immediately preceding Fresh-Start Date (if any) through and including the later of the year in which the Participant attains Normal Retirement Age or the current Plan Year. For purposes of this paragraph, only those Years of Participation during which a Participant was eligible to receive a contribution under the Plan will be taken into account.
      If this Plan has had a preceding Fresh-Start Date, each Participant's Frozen Accrued Stated Benefit as of the latest Fresh-Start Date will equal the sum of the amount of the Current Stated Benefit in effect on the latest Fresh-Start Date that a Participant is assumed to have ratably accrued as of that date under the preceding paragraph, and the Frozen Accrued Stated Benefit determined as of the preceding Fresh-Start Date(s).
     If (1) the Current Stated Benefit formula in effect on the latest Fresh-Start Date was not expressed as a straight life annuity for all Participants, and/or (2) the Normal Retirement Age for any Participant on the latest Fresh-Start Date was greater than the Normal Retirement Age for that Participant under the Current Stated Benefit formula in effect after the latest Fresh-Start Date, the Frozen Accrued Stated Benefit will be converted to an actuarially equivalent straight life annuity commencing at the Participant's Normal Retirement Age under the Current Stated Benefit formula in effect after the latest Fresh-Start Date, using the actuarial assumptions in effect under the Current Stated Benefit formula in effect on the latest Fresh-Start Date.
Notwithstanding the above, if in the immediately preceding Plan Year this Plan did not satisfy the safe harbor for target benefit plans in S1.401(a)(4)-8(b)(3) of the Federal Income Tax Regulations or was not a Prior Safe Harbor Plan, the Frozen Accrued Stated Benefit for any Participant in the Plan, determined for the next Plan Year during which S1.401(a)(4)-8(b)(3) of the Federal Income Tax Regulations is satisfied until the year following the next Fresh-Start Date, if any, will be zero.
     5.4(e)(6) Maximum Excess Allowance. The Maximum Excess Allowance is equal to the lesser of the Base Benefit Percentage or
       (1) for a Plan with a Unit Benefit Formula, the Applicable Factor determined from Table A or Table B in Exhibit B to the Adoption Agreement, and
       (2) for a Plan with a Fixed Benefit Formula, 35 times the Applicable Factor determined from Table A or Table B in Exhibit B to the Adoption Agreement.
    5.4(e)(7) Overall Permitted Disparity Limit. If for any Plan Year this Plan benefits any Participant who also benefits under another qualified plan or simplified employee pension plan maintained by the Employer that provides for permitted disparity (or imputes permitted disparity), the Current Stated Benefit for all Participants under this Plan will be equal to the Excess Benefit Percentage set forth in the Adoption Agreement multiplied times
       (1) for a Plan with a Unit Benefit Formula, the Participant's total Average Annual Compensation times the Participant's total Years of Projected Participation under the Plan up to the maximum total Years of Projected Participation specified in the Adoption Agreement, and
       (2) for a Plan with a Fixed Benefit Formula, the Participant's total Average Annual Compensation (prorated for years less than 35).
       If this paragraph is applicable, this Plan will have a Fresh-Start Date on the last day of the Plan Year preceding the Plan Year in which this paragraph is first applicable. In addition, if in any subsequent Plan Year this Plan no longer benefits any Participant who also benefits under another plan of the Employer, this Plan will have a Fresh-Start Date on the last day of the Plan Year preceding the Plan Year in which this paragraph is no longer applicable.
     5.4(e)(8) Prior Safe Harbor Plan. Prior Safe Harbor Plan means a Plan adopted and in effect on September 19, 1991, that satisfied the applicable nondiscrimination requirements for target benefit plans on that date and in all prior periods (taking into account no amendments to the Plan after September 19, 1991, other than amendments necessary to satisfy Code S401(1)).
     5.4(e)(9) Year of Participation - means each Year of Service (as determined in the same manner as a Year of Service for vesting purposes) completed after the Participant first becomes a Participant in this Plan or the Pre-Existing Plan.
     5.4(e)(10) Years of Projected Participation. For purposes of determining a Participant's Current Stated Benefit, a Participant's total Years of Projected Participation under the Plan is the sum of the Participant's total number of Years of Participation under this Plan for the years this Plan consecutively satisfies the safe harbor for target benefit plans in S1.401(a)(4)-8(b)(3) of the Federal Income Tax Regulations or was a Prior Safe Harbor Plan, if applicable, projected through the later of the end of the Plan Year in which the Participant attains Normal Retirement Age or the end of the current Plan Year. For purposes of determining a Participant's total Years of Projected Participation, only those current and prior years during which a Participant was eligible to receive a contribution under the Plan will be taken into account.
5.5  Rollover Contributions.
  5.5(a) Standard Option - An Eligible Employee may contribute on his or her own behalf (or elect a direct transfer of) a Rollover Contribution to the Fund, provided (1) such contribution shall be made (or transferred) in cash or in a form which is acceptable to the Trustee, (2) such contribution shall be made in accordance with such rules as the Plan Administrator and the Trustee deem appropriate under the circumstances, and (3) if so specified in the Adoption Agreement, no Rollover Contribution may be made prior to the Entry Date on which the Eligible Employee becomes a Participant in this Plan.
   5.5(b) Alternative - The Employer may specify in the Adoption Agreement that no Rollover Contributions may be made.
5.6 No Employee or Matching Contributions. Unless this Plan is adopted as a 401(k) Plan which permits Employee Contributions, no nondeductible employee contributions or matching contributions (as defined in Code S401(m)) shall be made to this Plan after the Plan Year in which this Plan is adopted by the Employer. Any nondeductible employee contributions and matching contributions made under a Pre-Existing Plan or under this Plan (in accordance with the preceding sentence) for Plan Years beginning after December 31, 1986 shall be subject to the nondiscrimination limitations under Code S401(m) as set forth in S7.5.
5.7 No Deductible Voluntary Employee Contributions. No voluntary deductible employee contributions shall be made to this Plan for a taxable year beginning after December 31, 1986. Any voluntary deductible employee contributions made under a Pre-Existing Plan prior to such date shall be maintained in a separate account under this Plan. Such account shall be nonforfeitable at all times and shall share in the Fund Earnings in the same manner as described in S6.2. No part of such account shall be used to purchase life insurance. Subject to S10, Joint and Survivor Annuity Requirements (if applicable), a Participant may withdraw any part of the Participant's voluntary deductible employee contribution account by making a written application to the Plan Administrator.
5.8  General Rules Applicable to All Contributions.
   5.8(a) Limitations on Contributions. The contributions made under this S5 and the allocation of those contributions under S6 shall be subject to the limitations set forth in the Adoption Agreement, this S5 and S7.
   5.8(b) Code S415. The contributions for any Plan Year shall not (based on the Employer's understanding of the facts at the time the contribution is made) exceed the total amount allocable for such year among the Accounts of all Participants in light of the restrictions in Code S415 as set forth in S7.2. If a suspense account as described in S7.2(b) is in existence at any time during a particular Limitation Year (1) no Employer Contribution shall be made for such Limitation Year if (based on the Employer's understanding of the facts at the time the contribution is made) the allocation of the amount in such suspense account would be precluded by Code S415 for such Limitation Year and (2) if this Plan is adopted as a Money Purchase Pension Plan or a Target Benefit Pension Plan, the Employer Contribution required under this S5 shall be reduced by the amount in such suspense account.
   5.8(c) Code S416. If this Plan is a Top-Heavy Plan (as defined in '12) for any Plan Year, the minimum allocation required under Code S416 shall be made in accordance with S12.
   5.8(d) Leased Employees. Contributions or benefits which are provided by a leasing organization on behalf of a Participant who is a Leased Employee and which are attributable to services performed by such Participant for the Employer or a Participating Affiliate shall be credited against the contribution, if any, due to be allocated to such Participant under this Plan in accordance with Code S414(n).
  5.8(e)  Owner-Employees.
     5.8(e)(1) General. If this Plan provides contributions or benefits for one or more Owner-Employees who control the Employer or a Participating Affiliate, then
      (i) if such Owner-Employee, or Owner-Employees, also control one or more other trades or businesses,
         (A) this Plan and the plans established for such other trades or businesses shall, when viewed as a single plan, satisfy the applicable requirements of Code S401(a) and Code S401(d) for the employees of the Employer or the Participating Affiliate and such other trades or businesses, and
         (B) the employees of such other trades or businesses shall be included in a plan which satisfies the applicable requirements of Code S401(a) and Code S401(d) and which provides contributions and benefits which are at least as favorable as those provided under this Plan for such Owner-Employees, or
       (ii) if such Owner-Employee is covered as an owner-employee (within the meaning of Code S401(c)(3)) under the plans of two or more other trades or businesses which such Owner-Employee does not control, then the contributions or benefits provided under this Plan must be at least as favorable as those provided for such Owner-Employee under the most favorable plan of such other trade or business.
     5.8(e)(2) Control. For purposes of this S5.8(e), an Owner-Employee, or two or more such Owner-Employees, shall be considered to control a trade or business if such Owner-Employee, or such Owner-Employees together,
       (i)  own  the  entire  interest in an unincorporated  trade  or business, or
       (ii) in the case of a partnership, own more than 50% of either the capital interest or the profits interest in such partnership. Such Owner-Employee, or such Owner-Employees, shall be treated as owning any interest in a partnership which is owned, directly or indirectly, by a partnership which is controlled by such Owner-Employee, or such Owner-Employees, within the meaning of clause (ii).
SECTION 6.  ALLOCATIONS TO ACCOUNTS
6.1 Establishment and Maintenance of Accounts. An Account shall be established and maintained for each Participant under the Plan and the Plan Administrator shall establish reasonable and nondiscretionary procedures under which (a) any Forfeitures, insurance premium payments, loans, withdrawals, distributions and other charges properly allocable to such Account shall be debited from such Account and (b) any insurance contract dividends, insurance contract surrender proceeds, loan repayments and other amounts properly allocable to such Account (other than amounts described in S6.2 and S6.3) shall be credited to such Account.
6.2 Allocation of Fund Earnings.
   6.2(a) General. As of each Valuation Date the fair market value of the Fund and the Fund Earnings for the period which ends on such Valuation Date shall be determined. Such Fund Earnings shall be allocated (and posted) among all Accounts in the proportion that the balance in each such Account (determined in accordance with S6.2(b)) bears to the total balance in all such Accounts in order that each Account shall proportionately benefit from any earnings or appreciation in the value of the Fund assets in which such Account is invested or proportionately suffer any losses or depreciation in the value of the Fund assets in which such Account is invested. Subject to S13, each Participant shall have a ratable interest in all assets of the Fund.
    6.2(b) Allocation Procedures. The Plan Administrator shall establish nondiscretionary allocation procedures for purposes of the allocation of Fund Earnings under S6.2(a), which procedures shall be set forth in writing with the records of this Plan. If so specified in such procedures, the balance in each Account shall be determined after adjusting for all or a portion of the contributions and other amounts credited to or debited from such Account since the preceding Valuation Date. Further, if so provided in such allocation procedures, Fund Earnings shall not be allocated to any Forfeiture or to the balance in any suspense account described in S7.2(b).
6.3 Allocation of Contributions and Forfeitures. Subject to the limitations in S7, the Forfeitures (and any amount deemed to be a Forfeiture under the terms of this Plan) and the contributions shall be allocated (and posted) in accordance with the following rules:
  6.3(a)  Profit Sharing Plan.
     6.3(a)(1) Nonintegrated. If this Plan is adopted as a Profit Sharing Plan and the nonintegrated allocation formula is specified in the Adoption Agreement, the Forfeitures and the Employer Contribution for each Plan Year shall be allocated (and posted) as of the last day of such Plan Year to the Employer Account of each Active Participant in the same ratio that each Active Participant's Compensation for such Plan Year bears to the total Compensation of all Active Participants for such Plan Year.
     6.3(a)(2) Integrated. If this Plan is adopted as an Profit Sharing Plan and the integrated allocation formula is specified in the Adoption Agreement, the Forfeitures and the Employer Contribution shall be allocated (and posted) as of the last day of each Plan Year to the Employer Account of each Active Participant in accordance with the following:
       (i) Step One - First, the lesser of (A) the sum of the Employer Contribution and Forfeitures for such Plan Year or (B) the Integration Amount for such Plan Year shall be allocated to the Employer Account of each Active Participant in the same ratio that the sum of the total Compensation and Excess Compensation of each Active Participant for such Plan Year bears to the sum of the total Compensation and Excess Compensation of all Active Participants for such Plan Year.
       (ii) Step Two - Second, the remaining Employer Contribution and the Forfeitures, if any, for such Plan Year shall be allocated to the Employer Account of each Active Participant (whether or not he or she had Excess Compensation) in the same ratio that each Active Participant's total Compensation for such Plan Year bears to the total Compensation of all Active Participants for such Plan Year.
      (iii) Special Definitions - For purpose of this S6.3(a)(2),
         (A) "Integration Amount" means the product of (1) the total Compensation and the total Excess Compensation of all Active
Participants and (2) the Integration Percentage specified in the Adoption Agreement, but in no event shall the Integration Percentage exceed the Maximum Disparity Rate for any Plan Year beginning after December 31, 1988.
         (B) "Excess Compensation" means the amount, if any, of a Participant's Compensation for such Plan Year which exceeds the Integration Level for such Plan Year.
       (iv) Top-Heavy. If this Plan is a Top-Heavy Plan for any Plan Year, the allocation formula in S12.3(h)(1) shall apply in lieu of the formula in this S6.3(a)(2) for such Plan Year.
   6.3(b) Money Purchase Pension Plan. If this Plan is adopted as a Money Purchase Pension Plan, the Forfeitures and the Employer Contribution actually made under S5.2 (as adjusted, if applicable, in accordance with S12.3(h)(2) for a Top-Heavy Plan) shall be allocated (and posted) as of the last day of each Plan Year to the Employer Account of each Active Participant in accordance with the formula specified in the Adoption Agreement. If Forfeitures are applied to reduce the Employer Contribution and the Forfeitures available under S8.2(e) for any Plan Year exceed the contribution specified in the Adoption Agreement for such Plan Year, such excess shall be held in a separate account and shall be applied in full as a Forfeiture to offset such contributions in the future until such account is exhausted under this S6.3(b). If Forfeitures are to be allocated to Active Participants, such Forfeitures shall be allocated (and posted) to the Employer Account of each Active Participant in the same ratio that such Active Participant's Compensation for such Plan Year bears to the total Compensation of all such Active Participants for such Plan Year.
   6.3(c) 401(k) Plan. If this Plan is adopted as a 401(k) Plan, Forfeitures and contributions made under S5.3 shall be allocated (and posted) in accordance with the following:
       6.3(c)(1) Elective Deferrals and Employee Contributions. Elective Deferrals made on a Participant's behalf for the period ending on each Valuation Date shall be credited to the Participant's Elective Deferral Account as of such Valuation Date and the Employee Contributions made by a Participant for such period shall be credited to the Participant's Employee Account as of such Valuation Date.
      6.3(c)(2)    Matching  Contributions  and   Qualified   Matching
Contributions.
       (i) Allocation. Matching Contributions and Qualified Matching Contributions made on a Participant's behalf shall be credited to the Participant's Matching Account and Qualified Matching Account, respectively,
        (A) Standard Option - as of the last day of each Plan Year or
        (B) Alternative - only as of each Allocation Date specified in the Adoption Agreement.
       (ii) Forfeitures. Forfeitures attributable to Matching Accounts shall be allocated or applied in accordance with the following rules; provided, no Forfeitures attributable to Excess Aggregate Contributions under S7.5(d) shall be allocated to the Account of any Highly Compensated Employee:
         (A) Forfeitures to Reduce Matching Contribution (Standard Option). Forfeitures attributable to Matching Accounts shall be applied to reduce the Matching Contributions for the applicable Allocation Date (as specified in S8.2 and the Adoption Agreement). If the Forfeitures exceed the Matching Contribution specified in the Adoption Agreement for any Allocation Date, such excess shall be held in a separate account and shall be applied in full as a Forfeiture to offset Matching Contributions as of the next Allocation Date (and succeeding Valuation Dates) until such account is exhausted under this S6.3(c)(2).
        (B) Forfeitures to be Allocated (Alternative). If so specified in the Adoption Agreement, Forfeitures attributable to Matching Accounts shall be allocated (and posted)
       (I) as of the last day of such Plan Year to the Matching Account of each Active Participant in the same ratio that such Active Participant's Compensation for such Plan Year bears to the total Compensation of all such Active Participants for such Plan Year, or
       (II) in accordance with the formula specified in the Adoption Agreement for a nonstandardized Plan.
      6.3(c)(3) Qualified Nonelective Contributions. Qualified Nonelective Contributions made on behalf of a Participant shall be credited to the Participant's Qualified Nonelective Account
      (i) Standard Option - as of the last day of each Plan Year or
       (ii) Alternative - only as of each Allocation Date specified in the Adoption Agreement.
    6.3(c)(4)  Discretionary Employer Contribution.
       (i) Allocation. As of the last day of each Plan Year, the Employer Contribution, if any, for such Plan Year shall be allocated (and posted) to the Employer Account of each Active Participant
        (A) Standard Option - in the nonintegrated method described in
S6.3(a)(1).
         (B) Alternative - if so specified in the Adoption Agreement, in the integrated method described in S6.3(a)(2).
       (ii) Forfeitures. Forfeitures attributable to Employer Accounts shall be allocated or applied in accordance with the following:
         (A) Standard Option. Forfeitures attributable to Employer Accounts shall be allocated (and posted) as of the last day of each Plan Year to the Employer Account of each Active Participant in the same manner as the Employer Contribution under S6.3(c)(4)(i).
         (B) Alternative. If so specified in the Adoption Agreement, Forfeitures attributable to Employer Accounts shall be
      (I) applied to reduce Matching Contributions, Qualified Matching Contributions and Qualified Nonelective Contributions for the applicable Allocation Date (as specified in S8.2 and the Adoption Agreement) and succeeding Allocation Dates, if necessary, or
       (II) allocated (and posted) in accordance with the formula specified in the Adoption Agreement for a nonstandardized Plan.
   6.3(d) Target Benefit Pension Plan. If this Plan is adopted as a Target Benefit Pension Plan, the Forfeitures and the Employer Contribution actually made under S5.4 for each Plan Year shall be allocated (and posted) as of the last day of each Plan Year to the
Employer Account of each Active Participant as specified in the Adoption Agreement. The Forfeitures for each Plan Year shall be applied to reduce the Employer Contribution for such Plan Year. If Forfeitures for any Plan Year exceed the Employer Contributions determined under S5.4 for such Plan Year, such excess shall be held in a separate account and shall be applied in full to offset Employer Contributions in the future until such account is exhausted under this S6.3(d).
   6.3(e) Top Heavy Minimum Allocation. If this Plan is a Top-Heavy Plan (as defined in S12), the minimum allocation required to be made under this Plan under S12.3, if any, shall be allocated (and posted) as of the last day of the Plan Year (1) to the Employer Account of each Participant who is not an Active Participant but for whom a minimum allocation is required under S12.3 and (2) to each Active Participant for whom a minimum allocation is required to be made in this Plan under S12.3 to the extent such minimum allocation is not otherwise satisfied by the allocation under this S6.3. If this Plan is adopted as a Profit Sharing Plan, the minimum allocation may be made by reallocating the Employer Contribution and Forfeitures allocated under S6.3(a) in a manner which satisfies this S6.3(e) or by contributing an additional amount which will be allocated in accordance with this S6.3(e). If this Plan is adopted as a Money Purchase Pension Plan, a Target Benefit Pension Plan or a 401(k) Plan, an additional Employer Contribution shall be made to satisfy this S6.3(e).
   6.3(f) Rollover Contributions. Rollover Contributions made by a Participant during the period ending on each Valuation Date shall be credited to the Participant's Rollover Contribution Account as of such Valuation Date.
6.4 Allocation Report. The Plan Administrator shall maintain records of the allocations and adjustments made to Accounts under this S6 and shall at least annually prepare and forward to each such Participant and Beneficiary a statement which shows the new balance in such person's Account.
6.5  Allocation Corrections. If an error or omission is discovered  in any Account, then as of the first Valuation Date in the Plan Year in which the error or omission is discovered, the Plan Administrator shall make (and post) an adjustment to such Account as the Plan Administrator deems necessary to remedy in an equitable manner such error or omission.
SECTION 7.  STATUTORY LIMITATIONS ON ALLOCATIONS
7.1 Effective Date. Except as otherwise expressly provided, this S7 shall be effective retroactive to Plan Years beginning on or after January 1, 1987.
7.2  Limitations on Annual Additions Under Code S415.
   7.2(a) Special Definitions. For purposes of this S7.2, the terms defined in this S7.2(a) shall have the meanings shown opposite such terms.
     7.2(a)(1) Annual Additions - means for each Participant for any Limitation Year
       (i) the sum of the employer contributions, forfeitures, and nondeductible employee contributions creditable (without regard to the application of this S7.2) to the Participant's account under this Plan or under any other defined contribution plan (including a Master or Prototype Plan and any defined benefit plan which provides for employee contributions) maintained by the Employer for such Limitation Year; and for this purpose, any Excess Amount allocated under S7.2(b), any Excess Elective Deferrals under S7.3 (unless such excess is distributed by the deadline set forth in S7.3(d)), any Excess Contributions under S7.4 and any Excess Aggregate Contributions under S7.5 shall be considered Annual Additions for such Limitation Year;
      (ii) amounts allocated on behalf of such Participant after March 31, 1984 to an individual medical account (as defined in Code S415(1)(2)) which is part of a pension or annuity plan maintained by the Employer; and
       (iii) amounts derived from contributions paid or accrued after December 31, 1985 in taxable years ending after such date which are attributable to post-retirement medical benefits allocated to the separate account of a key employee (as defined in Code S419A(d)(3)) under a welfare benefit fund (as described in Code S419(e)) maintained by the Employer; and
      (iv) allocations under a simplified employee pension (as defined in Code S408(k).
     7.2(a)(2) Compensation - means for a Self-Employed Individual, such individual's Earned Income, and for each other Employee
       (i) Standard Option - compensation reportable on Form W-2 as defined in S2.10(a)(1), or
      (ii) Alternative - if so specified in the Adoption Agreement,
          (A)  compensation  subject  to  withholding  as  defined  in
S2.10(a)(2)(i), or
         (B) the Employee's wages, salaries, fees for professional services and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the Employer maintaining the Plan to the extent that the amounts are includable in gross income during the Limitation Year (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits and reimbursements or other expense allowances under a nonaccountable plan as described in S1.62-2(c) of the Federal Income Tax Regulations). Compensation shall not include the following:
            (I)   Employer  contributions  to  a  plan   of   deferred
compensation which are not includable in the Participant's gross income for the taxable year in which contributed, or Employer contributions under any simplified employee pension plan, or any distributions from a plan of deferred compensation;
           (II) amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or property) held by the Participant either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;
           (III) amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and
           (IV) other amounts which receive special tax benefits, or contributions made by the Employer (whether or not under a salary reduction agreement) towards the purchase of an annuity contract described in Code S403(b) (whether or not the contributions are actually excludable from the gross income of the Participant).
     For purposes of applying the limitations of this S7.2, an Employee's Compensation for Limitation Years beginning on and after the Final Compliance Date shall not include any Compensation which is accrued for such Limitation Year.
     However, for purposes of applying the limitations of this S7.2 to a Participant in a defined contribution plan who is permanently and totally disabled (as defined in Code S22(e)(3)), the term "Compensation" shall mean the compensation such Participant would have received for the Limitation Year if the Participant had been paid at the Participant's rate of Compensation (as defined in this S7.2(a)(2)) paid immediately before becoming permanently and totally disabled, and, further, such imputed compensation for the disabled Participant may be taken into account only if the Participant is not a Highly Compensated Employee and contributions made on behalf of such Participant are nonforfeitable when made.
     7.2(a)(3) Defined Benefit Fraction - means a fraction, (i) the numerator of which shall be the sum of the Participant's Projected Annual Benefits under all defined benefit plans (whether or not terminated) maintained by the Employer, and (ii) the denominator of which shall be the lesser of (A) 125% of the dollar limitation determined for the Limitation Year under Code S415(b) and S415(d) or
(B) 140% of the Participant's Highest Average Compensation, including any adjustments under Code S415(b). However, if the Participant was a participant as of the first day of the first Limitation Year beginning after December 31, 1986 in one or more defined benefit plans maintained by the Employer which were in existence on May 6, 1986 and which individually and in the aggregate satisfied the requirements of Code S415 for all Limitation Years beginning before January 1, 1987, the denominator of such fraction shall be not less than 125% of the sum of the annual benefits under such plans which the Participant had accrued as of the end of the last Limitation Year beginning before
January 1, 1987 disregarding any changes in the terms and conditions in the plan after May 5, 1986. Notwithstanding the foregoing, "100%" shall be substituted for "125%" in any Limitation Year for which this Plan is a Top-Heavy Plan (as defined in S12) unless otherwise specified in the Adoption Agreement.
    7.2(a)(4) Defined Contribution Dollar Limitation - means for each Limitation Year the greater of (i) $30,000 or (ii) one-fourth of the defined benefit dollar limitation under Code S415(b)(1) as in effect for such Limitation Year.
     7.2(a)(5)  Defined Contribution Fraction - means a fraction,  (i)
the numerator of which shall (subject to the adjustment rules set forth below) be the sum of the Annual Additions credited to the Participant's accounts under all defined contribution plans (whether or not terminated) maintained by the Employer for the current and all prior Limitation Years (including the Annual Additions attributable to the Participant's nondeductible employee contributions to all defined benefit plans, whether or not terminated) maintained by the Employer and the Annual Additions attributable to all welfare benefit funds (as described in Code S419(e)) and all individual medical accounts (as described in Code S415(l)(2)) maintained by the Employer and (ii) the denominator of which shall be the sum of the Maximum Aggregate Amounts for the current and all prior Limitation Years of service with the
Employer (without regard to whether a defined contribution plan was maintained by the Employer). The numerator of such fraction shall be adjusted if the Participant was a participant as of the first day of the first Limitation Year beginning after December 31, 1986 in one or more defined contribution plans maintained by the Employer which were in existence on May 6, 1986 and the sum of this fraction and the Defined Benefit Fraction would otherwise exceed 1.0 under the terms of this Plan. The adjustment shall be made by taking an amount equal to the product of (A) the excess of the sum of the fractions over 1.0, times (B) the denominator of this fraction, and by permanently subtracting such product from the numerator of this fraction. The adjustment shall be calculated using the fractions as they would be computed as of the end of the last Limitation Year beginning before January 1, 1987 and disregarding any changes in the terms and conditions of the Plan made after May 5, 1986 but using the Code S415 limitation applicable to the first Limitation Year beginning on or after January 1, 1987. The Annual Addition for any Limitation Year beginning before January 1, 1987 shall not be recomputed to treat all employee contributions as an Annual Addition.
     7.2(a)(6) Employer - means the Employer that adopts this Plan and all members of a controlled group of corporations (as defined in Code S414(b) as modified by Code S415(h)), all commonly controlled trades or businesses (as defined in Code S414(c) as modified by Code S415(h)) or affiliated service groups (as defined in Code S414(m)) of which the adopting Employer is a part and any other entity required to be aggregated with the Employer pursuant to the regulations under Code S414(o).
     7.2(a)(7) Excess Amount - means the excess of a Participant's Annual Additions for the Limitation Year over the Maximum Permissible Amount.
     7.2(a)(8) Highest Average Compensation - means the Participant's average Compensation for the three consecutive Plan Years of employment with the Employer (without regard to whether such Plan Years were before the Effective Date) that produces the highest average.
    7.2(a)(9) Limitation Year - means
      (i) Standard Option - the Plan Year or
       (ii)Alternative - the alternative 12 consecutive month period specified in the Adoption Agreement.
     All qualified plans maintained by the Employer must use the same Limitation Year. If the Limitation Year is amended to a different 12 consecutive month period, the new Limitation Year must begin on a date within the Limitation Year in which the amendment is made.
     7.2(a)(10) Master or Prototype Plan - means a plan the form of which is the subject of a favorable opinion letter from the Internal Revenue Service.
     7.2(a)(11) Maximum Aggregate Amount - means for any Limitation Year the lesser of (i) 125% of the dollar limitation determined under Code S415(c)(1)(A) or (ii) 35% of the Participant's Compensation for such year. Notwithstanding the foregoing, "100%" shall be substituted for 125% in any Limitation year for which this Plan is a Top-Heavy Plan (as defined in S12) unless otherwise specified in the Adoption Agreement.
     7.2(a)(12) Maximum Permissible Amount - means the lesser of (i) the Defined Contribution Dollar Limitation or (ii) 25% of a Participant's Compensation for the Limitation Year; provided,
      (A) the compensation limitation referred to in clause (ii) shall not apply to any contribution for medical benefits (within the meaning of Code S401(h) or S419A(f)(2)) which is otherwise treated as an Annual Addition under Code S415(l)(l) or S419(A)(d)(2); and
       (B) if a short Limitation Year is created because of an amendment changing the Limitation Year to a different 12 consecutive month period, the Maximum Permissible Amount shall not exceed the Defined Contribution Dollar Limitation multiplied by a fraction, the numerator of which shall be the number of months in the short Limitation Year and the denominator of which shall be 12.
     7.2(a)(13) Projected Annual Benefit - means the annual retirement benefit (adjusted to an actuarially equivalent straight life annuity if such benefit is expressed in a form other than a straight life annuity or qualified joint and survivor annuity) to which a Participant would be entitled under the terms of a defined benefit plan assuming:
       (i) the Participant will continue employment until normal retirement age under the plan (or current age, if later), and
       (ii) the Participant's Compensation for the current Limitation Year and all other relevant factors used to determine benefits under the plan will remain constant for all future Limitation Years.
   7.2(b) Limitation If No Other Plans. If a Participant does not participate in, and has never participated in, another qualified plan maintained by the Employer or a welfare benefit fund (as described in Code S419(e)) or individual medical account (as described in Code S415(l)(2)) maintained by the Employer which provides an Annual Addition as defined in S7.2(a)(1) or a simplified employee pension (as defined in Code S408(k)) maintained by the Employer, the amount of Annual Additions which actually may be credited to the Account of any Participant for any Limitation Year shall not exceed the lesser of the Maximum Permissible Amount or any other limitation set forth in this Plan. If the Employer Contribution that would otherwise be credited to the Participant's Account would cause the Annual Additions for the Limitation Year to exceed the Maximum Permissible Amount, such amount shall be reduced so that the Annual Additions actually credited for the Limitation Year shall equal the Maximum Permissible Amount. If pursuant to S7.2(f) or as a result of the allocation of Forfeitures a Participant's Annual Additions under this Plan would result in an Excess Amount, such Excess Amount shall be disposed of as follows:
     7.2(b)(1) Profit Sharing Plan. If this Plan is adopted as a Profit Sharing Plan,
       (i) such Excess Amount shall be deemed a Forfeiture which shall be allocated and reallocated as provided in S6.3(a) subject to the restrictions of this S7.2 among the Employer Accounts of the remaining Active Participants until such amount has been allocated in its entirety; and
       (ii) if the restrictions in this S7.2 apply before such amount has been reallocated in its entirety, as the final allocation step such unallocable Excess Amount shall be transferred to a suspense account.
      7.2(b)(2) Money Purchase Pension Plan of Target Benefit Pension Plan. If this Plan is adopted as a Money Purchase Pension Plan or Target Benefit Pension Plan,
       (i) Standard Option - such Excess Amount shall be held unallocated in a suspense account which shall be applied to offset future Employer Contributions for Active Participants in the next Limitation Year (and in each succeeding Limitation Year if necessary).
      (ii)  Alternative - if so specified in the Adoption Agreement,
         (A) for any Participant who is an Active Participant at the end of the Limitation Year, such Excess Amount shall be held unallocated in a suspense account which shall be applied to offset the Employer Contribution for such Active Participant in the next Limitation Year (and in each succeeding Limitation Year if necessary); and
         (B) for any Participant who is not an Active Participant at the end of such Limitation Year, such Excess Amount shall be held unallocated in a suspense account which shall be applied to offset future Employer Contributions for all remaining Active Participants in the next Limitation Year (and in each succeeding Limitation Year if necessary).
     7.2(b)(3) 401(k) Plan. If this Plan is adopted as a 401(k) Plan, any Elective Deferrals and Employee Contributions made by the Participant during the Limitation Year (and, to the extent required under regulations, gains attributable to such Employee Contributions) shall be refunded to the extent such refund would reduce the Excess Amount and, if an Excess Amount still exists after such refund,
        (i) any such Excess Amount which is attributable to discretionary Employer Contributions shall be disposed of in the same manner as an Excess Amount under a Profit Sharing Plan as described in S7.2(b)(1), and
       (ii) any such Excess Amount which is attributable to a Matching Contribution, Qualified Nonelective Contribution or Qualified Matching Contribution shall be held unallocated in a suspense account which shall be used to offset future Matching Contributions, Qualified Nonelective Contributions or Qualified Matching Contributions in the next Limitation Year (and in each succeeding Limitation Year if necessary).
     7.2(b)(4) Suspense Account. A suspense account established pursuant to this S7.2(b) shall not be subject to any allocation of Fund Earnings under S6.2, and the balance of such account shall be returned to the Employer in the event this Plan is terminated prior to the date such account has been allocated in its entirety as a
Forfeiture. In no event shall Excess Amounts be distributed to Participants or former Participants.
  7.2(c) Limitation If Other Defined Contribution Master or Prototype Plan. This S7.2(c) applies if, in addition to this Plan, a Participant is covered under another defined contribution Master or Prototype Plan maintained by the Employer or a welfare benefit fund (as described in Code S419(e)) or an individual medical account (as described in Code S415(l)(2)) maintained by the Employer which provides for an Annual Addition as defined in S7.2(a)(1) or a simplified employee pension (as defined in Code S408(k)) maintained by the Employer during any Limitation Year. The Annual Additions which may be credited to a Participant's Account under this Plan for any such Limitation Year shall not exceed the Maximum Permissible Amount reduced by the Annual Additions credited to a Participant's account under such other defined contribution Master or Prototype Plan and welfare benefit funds for the same Limitation Year.
     7.2(c)(1) If for any Limitation Year (1) the Employer also maintains another defined contribution Paired Plan, (2) the Employer does not maintain any other defined contribution Master or Prototype Plan (other than such Paired Plan) and (3) a Participant's Annual Additions under such Paired Plans would result in an Excess Amount for such Limitation Year, the allocation adjustment required to satisfy the limitations of Code S415 shall be made under such Plans in the following order:
       (i) Standard Option - first, under the Profit Sharing Plan, if any; second under the Money Purchase Pension Plan, if any; third under the Target Benefit Pension Plan, if any; and finally, under the 401(k) Plan, if any; or
       (ii) Alternative - in the alternative order specified in the Adoption Agreement.
    7.2(c)(2) If the Annual Additions with respect to any Participant under such other defined contribution Master or Prototype Plan (other than a defined contribution Paired Plan) and welfare benefit funds maintained by the Employer are less than the Maximum Permissible Amount and the Employer Contribution that would otherwise be contributed or allocated to the Participant's Account under this Plan would cause the Annual Additions for the Limitation Year to exceed this limitation, the amount contributed or allocated shall be reduced so that the Annual Additions under all such plans and funds for the Limitation Year shall equal the Maximum Permissible Amount.
    7.2(c)(3) If the Annual Additions with respect to the Participant under such other defined contribution Master and Prototype Plan (other than a defined contribution Paired Plan) and welfare benefit funds in the aggregate are equal to or greater than the Maximum Permissible Amount, no amount shall be credited to the Participant's Account under this Plan for the Limitation Year.
    7.2(c)(4) If pursuant to S7.2(f) or as a result of the allocation of Forfeitures a Participant's Annual Additions under this Plan and such other defined contribution Master or Prototype Plan (other than a Paired Plan) and welfare benefit funds would result in an Excess Amount for any Limitation Year,
       (i) the Excess Amount shall be deemed to consist of the Annual Additions last allocated and the Annual Additions attributable to a welfare benefit fund or an individual medical account shall be deemed to have been allocated prior to all other Annual Additions, and
       (ii) if an Excess Amount was allocated to a Participant on an allocation date of this Plan which coincides with an allocation date of such other Master or Prototype Plan, then the Excess Amount attributed to this Plan shall be the product of
        (A) the total Excess Amount allocated as of such date, times
         (B) a fraction, the numerator of which shall be the Annual Additions allocated to the Participant for the Limitation Year as of such date under this Plan and the denominator of which is the total Annual Additions allocated to the Participant for the Limitation Year as of such date under this and all such other defined contribution Master or Prototype Plans.
     7.2(c)(5) Any Excess Amount attributed to this Plan will be disposed of in the manner described in S7.2(b).
   7.2(d) Limitation If Other Defined Contribution Plan. If any Participant is covered under another qualified defined contribution plan maintained by the Employer which is not a Master or Prototype Plan, the Annual Additions which may be credited to the Participant's Account under this Plan for any Limitation Year shall be limited
     7.2(d)(1) Standard Option - as specified in S7.2(c) as though the other plan was a Master or Prototype Plan or
     7.2(d)(2) Alternative - under the alternative method specified in the Adoption Agreement for limiting the Annual Additions under this Plan.
   7.2(e) Limitation If Other Defined Benefit Plan. If the Employer maintains, or at any time maintained, a qualified defined benefit plan (other than a defined benefit Paired Plan) covering any Participant in this Plan, the sum of the Participant's Defined Benefit Fraction and Defined Contribution Fraction shall not exceed 1.0 in any Limitation Year. The Annual Additions which may be credited to any Participant's Account under this Plan for any Limitation Year shall be limited as specified in the Adoption Agreement. If the Employer maintains a defined benefit Paired Plan, any adjustments to satisfy the requirements of Code S415(e) shall be made only under such defined benefit Paired Plan.
  7.2(f) Compensation for Determination of Maximum Permissible Amount. Prior to determining a Participant's actual Compensation for the Limitation Year, the Employer may determine the Maximum Permissible Amount for a Participant on the basis of a reasonable estimation of the Participant's Compensation for the Limitation Year, and, if applicable, a reasonable estimation of the amount of elective deferrals (within the meaning of Code S402(g)(3)) that the Participant may make for the Limitation Year, uniformly determined for all similarly situated Participants. As soon as is administratively feasible after the end of the Limitation Year, the Maximum Permissible Amount for the Limitation Year shall be determined on the basis of the Participant's actual Compensation for the Limitation Year.
7.3 Individual Limitation on Elective Deferrals Under Code S402(g). 7.3(a) General. A Participant's Elective Deferrals under this Plan and all other qualified plans, contracts and arrangements maintained by the Employer or an Affiliate during any taxable year of the Participant shall not exceed the dollar limitation under Code S402(g) in effect at the beginning of such taxable year.
   7.3(b) Elective Deferrals. For purposes of the dollar limitation under Code S402(g) and this S7.3, the term "Elective Deferrals" shall include all employer contributions made on behalf of a Participant pursuant to an election to defer under any qualified cash or deferred arrangement as described in Code S401(k), any simplified employee pension cash or deferred arrangement as described in Code S402(h)(1)(B), any plan described under Code S501(c)(18), and any salary reduction agreement for the purchase of an annuity contract under Code S403(b). However, the term shall not include Elective Deferrals which are properly distributed to the Participant from this Plan under S7.2 or such other plans or arrangements to correct for excess annual additions.
   7.3(c) Excess Elective Deferrals. For purposes of this S7.3, the term "Excess Elective Deferrals" means for each Participant the Elective Deferrals that are includable in gross income under Code S402(g) to the extent the Participant's Elective Deferrals for a taxable year exceed the dollar limitations under Code S402(g) for such taxable year.
   7.3(d) Distribution of Excess Elective Deferrals. Notwithstanding any other provision of this Plan restricting the timing of distributions, Excess Elective Deferrals, plus any income and minus any loss allocable thereto, shall be distributed no later than April 15 of any calendar year to Participants (1) whose Excess Elective Deferrals for the preceding taxable year were assigned to this Plan and (2) who claim (or are deemed to have claimed) such allocable Excess Elective Deferrals for such taxable year in accordance with the claims procedure set forth in S7.3(f).
  7.3(e) Determination of Income or Loss. A corrective distribution of Excess Elective Deferrals under this S7.3 shall include the income or loss allocable to such Excess Elective Deferrals for the Participant's taxable year in which such excess occurred and, if so specified in the Adoption Agreement, for the period between the end of such taxable year and the date of distribution ("gap period"). The income or loss for such taxable year and gap period, if applicable, shall be determined in accordance with the regulations under Code S402(g). In lieu of using the safe harbor method or the alternative method in the regulations for allocating such income or loss, the Plan Administrator may use any reasonable method for computing such income or loss, provided that such method does not violate Code S401(a)(4), is used consistently for all Participants and for all corrective distributions under the Plan for the Plan Year, and is used by the Plan for allocating income or loss to Participant's Accounts.
  7.3(f) Claims Procedure.
     7.3(f)(1) General. A Participant may assign to this Plan any Excess Elective Deferral made during a taxable year by filing a claim with the Plan Administrator on or before
      (i)  Standard Option - March 1 or
       (ii) Alternative - the alternative date for filing such claims specified in the Adoption Agreement.
    Unless otherwise provided in administrative procedures established by the Plan Administrator, such claim shall be in writing, shall specify the dollar amount of the Participant's Excess Elective Deferrals assigned to this Plan for such taxable year, and shall be accompanied by the Participant's written statement that such amounts, if not distributed to such Participant, will exceed the limit imposed on the Participant by Code S402(g) for the taxable year in which the deferral occurred.
     7.3(f)(2) Deemed Claim. A Participant automatically shall be deemed to have filed a claim under this S7.3(f) to the extent that such Excess Elective Deferrals occurred solely as a result of Elective Deferrals under this Plan and any other plans of the Employer and the Affiliates, unless the Employer specifies in the Adoption Agreement that such Excess Elective Deferrals shall be distributed from one or more of such other plans.
7.4 Limitations on Elective Deferrals for Highly Compensated Employees under Code S401(k).
   7.4(a) Special Definitions. For purposes of this S7.4, the terms defined in this S7.4(a) shall have the meanings shown opposite such terms.
     7.4(a)(1) Actual Deferral Percentage - means for each Plan Year for each Participant who is an Eligible Employee at any time during such Plan Year the ratio (expressed as a percentage and determined in accordance with S7.4(c)) of Employer Contributions made on behalf of such Participant for such Plan Year to such Participant's Compensation for such Plan Year. The Actual Deferral Percentage of a Participant who is an Eligible Employee, but does not make an Elective Deferral and does not receive an allocation of a Qualified Nonelective Contribution or a Qualified Matching Contribution, shall be zero.
      7.4(a)(2) ADP (or Average Actual Deferral Percentage) - means for each Plan Year separately for the group of Participants who are Highly Compensated Employees during such Plan Year and for the group of Participants who are Nonhighly Compensated Employees during such Plan Year, the average (expressed as a percentage) of the Actual Deferral Percentages of the Participants in each such group who are Eligible Employees at any time during such Plan Year.
      7.4(a)(3) Employer Contributions - means for purposes of determining a Participant's Actual Deferral Percentage for each Plan Year, the sum of (i) the Elective Deferrals made pursuant to the Participant's deferral election, including Excess Elective Deferrals (as defined in S7.3(c)) of Highly Compensated Employees, but excluding Excess Elective Deferrals of Nonhighly Compensated Employees that arise solely from Elective Deferrals made under this Plan or any other plans of the Employer and the Affiliates, and excluding Elective Deferrals that are taken into account in the ACP test described in S7.5(b) (provided the ADP test is satisfied both with and without exclusion of such Elective Deferrals), and (ii) at the election of the Employer, Qualified Nonelective Contributions and Qualified Matching Contributions.
     7.4(a)(4) Excess Contributions - means for each Plan Year for each Highly Compensated Employee the excess of the aggregate amount of Employer Contributions actually taken into account in computing the Average Deferral Percentage of such Highly Compensated Employee for such Plan Year over the maximum amount of such contributions permitted for such Plan Year under the ADP limit as set forth in S7.4(b)
(determined by reducing Elective Deferrals, Qualified Nonelective Contributions and Qualified Matching Contributions made on behalf of Highly Compensated Employees in order of their Actual Deferral Percentages, beginning with the highest of such percentages).
    7.4(a)(5) Highly Compensated Employee - means any Employee who is either a "highly compensated active employee" or a "highly compensated former employee" as described below.
       (i) A "highly compensated active employee" means any Employee who performs services for the Employer or any Affiliate during the "determination year" and who, during the "look-back year": (A) received compensation from the Employer or any Affiliate in excess of $75,000 (as adjusted pursuant to Code S415(d)); (B) received compensation from the Employer or any Affiliate in excess of $50,000 (as adjusted pursuant to Code S415(d)) and was a member of the "top-paid group" for such year; or (C) was an officer of the Employer or any Affiliate and received compensation during such year that is greater than 50% of the dollar limitation in effect under Code
S415(b)(1)(A). The term "highly compensated employee" shall also include: (I) an Employee who is both described in the preceding sentence if the term "determination year" is substituted for the term "look-back year" and is one of the 100 Employees who received the most compensation from the Employer or any Affiliate during the determination year; and (II) an Employee who is a 5% owner at any time during the look-back year or determination year. If no officer has satisfied the compensation requirement of clause (C) above during either a determination year or look-back year, the highest paid officer for each such year shall be treated as a Highly Compensated Employee.
       (ii) A "highly compensated former employee" means any Employee who separated (or was deemed to have separated) from service prior to the determination year, performs no services for the Employer or any Affiliate during the determination year, and was a highly compensated active employee for either the separation year or any determination year ending on or after the Employee's 55th birthday.
       (iii) For purposes of this definition, the "determination year" shall mean the Plan Year and the "look-back year" shall mean the 12-month period immediately preceding the determination year.
      (iv) If an Employee is, during a determination year or look-back year, a Family Member of either a 5% owner who is an active or former Employee or a Highly Compensated Employee who is one of the 10 most Highly Compensated Employees ranked on the basis of compensation paid by the Employer during such year ("top-ten Highly Compensated Employee"), then the Family Member and the 5% owner or top-ten Highly Compensated Employee shall be treated as a single Employee receiving compensation and Plan contributions or benefits equal to the sum of such compensation and contributions or benefits of the Family Member and the 5% owner or top-ten Highly Compensated Employee.
       (v) The determination of who is a Highly Compensated Employee, including the determination of the number and identity of Employees in the top-paid group, the top 100 Employees, the number of Employees treated as officers and the compensation that is considered, shall be made in accordance with Code S414(q) including any available operational transition rules and any elections provided in the regulations under Code S414(q) and specified in the Adoption Agreement.
     7.4(b) ADP Limit. The ADP for Highly Compensated Employees for any Plan Year shall not exceed
       7.4(b)(1) the ADP for Nonhighly Compensated Employees for such Plan Year multiplied by 1.25, or
       7.4(b)(2) the ADP for Nonhighly Compensated Employees for such Plan Year multiplied by 2, provided that the ADP for Highly
Compensated Employees does not exceed the ADP for Nonhighly Compensated Employees by more than 2 percentage points.
  7.4(c)  Special Rules.
     7.4(c)(1) Other Plans. The Actual Deferral Percentage for any Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to participate in more than one cash or deferred arrangement maintained by the Employer or an Affiliate shall be determined by treating all such arrangements as a single arrangement. If a Highly Compensated Employee participates in two or more cash or deferred arrangements that have different plan years, all such arrangements ending with or within the same calendar year shall be treated as a single arrangement. Notwithstanding the foregoing, plans which are mandatorily disaggregated under regulations under Code S401(k) shall be treated as separate.
     7.4(c)(2) Aggregation. In the event that this Plan satisfies the requirements of Code S410(b) only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such Code section only if aggregated with this Plan, then this S7.4 shall be applied by determining the Actual Deferral Percentages and ADP as if all such plans were a single plan. For Plan Years beginning on and after the Final Compliance Date, such plans may be aggregated only if they have the same plan years and are not mandatorily disaggregated under regulations under Code S401(k).
     7.4(c)(3) Family Members. For purposes of determining the Actual Deferral Percentage of a Participant who is a 5% owner or one of the 10 most highly paid Highly Compensated Employees and who is an
Eligible Employee at any time during the Plan Year, the Employer Contributions and Compensation of such Participant shall include the Employer Contributions and Compensation of his or her Family Members, and such Family Members shall be disregarded as separate Participants in determining the ADP both for Nonhighly Compensated Employees and for Highly Compensated Employees.
     7.4(c)(4) Timing. For purposes of determining the Actual Deferral Percentages for any Plan Year, Elective Deferrals, Qualified Nonelective Contributions and Qualified Matching Contributions shall be considered made for such Plan Year only if such contributions are allocated as of a date within such Plan Year and are actually paid to the Fund by the last day of the 12 month period immediately following such Plan Year.
     7.4(c)(5) Records. The Plan Administrator shall maintain records which are sufficient to demonstrate that the Plan complied with the ADP limits, including the extent to which Qualified Nonelective Contributions and Qualified Matching Contributions are taken into account to satisfy such ADP limits.
     7.4(c)(6) Other Requirements. The determination and treatment of the Elective Deferrals and Actual Deferral Percentage of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.
  7.4(d)  Distribution of Excess Contributions.
     7.4(d)(1) General. Notwithstanding any other provision of this Plan restricting the timing of distributions, Excess Contributions for any Plan Year, plus any income and minus any loss allocable thereto, shall be distributed no later than the last day of the immediately following Plan Year to Participants on whose behalf such Excess Contributions were made. If such Excess Contributions are distributed more than 2_ months after the last day of the Plan Year in which such excess occurred, a 10% excise tax shall be imposed under Code S4979 on the Employer with respect to such excess. Such distributions shall be made to such Participants on the basis of the respective portions of the Excess Contributions attributable to each such Participant. Excess Contributions shall be allocated to Participants who are subject to the Family Member aggregation rules under Code S414(q)(6) in the manner prescribed by the regulations under Code S401(k).
      7.4(d)(2) Determination of Income or Loss. A corrective distribution of Excess Contributions under this S7.4 shall include the income or loss allocable to such Excess Contributions for the Plan Year in which such excess occurred and, if so specified in the Adoption Agreement, for the period between the end of such Plan Year and the date of distribution ("gap period"). The income or loss for such Plan Year and gap period, if applicable, shall be determined in accordance with the regulations under Code S401(k). In lieu of using the safe harbor method or the alternative method in the regulations for allocating such income or loss, the Plan Administrator may use any reasonable method for computing such income or loss, provided that such method does not violate Code S401(a)(4), is used consistently for all Participants and for all corrective distributions under the Plan for the Plan Year, and is used by the Plan for allocating income or loss to Participant's Accounts.
      7.4(d)(3) Order for Determining Excess Contributions. Excess Contributions shall be determined after first determining Excess Elective Deferrals under S7.3. The Excess Contributions which would otherwise be distributed to the Participant shall be reduced, in accordance with regulations, by the Excess Elective Deferrals distributed to the Participant under S7.3.
       7.4(d)(4) Accounting for Excess Contributions. Excess Contributions shall be distributed proportionately from the Participant's Elective Deferral Account and Qualified Matching Account in the same ratio that such Participant's Elective Deferrals and Qualified Matching Contributions for the Plan Year in which such Excess Contributions were made bears to the sum of the Participant's Elective Deferrals and Qualified Matching Contributions for such Plan Year. Excess Contributions shall be distributed from the Participant's Qualified Nonelective Account only to the extent that such Excess Contributions exceed the balance in the Participant's Elective Deferral Account and Qualified Matching Account. Notwithstanding the foregoing, Excess Contributions may be distributed from the applicable subaccounts in accordance with procedures established by the Plan Administrator provided such procedures do not result in discrimination in favor of Highly Compensated Employees which would be prohibited under Code S401(a)(4).
   7.4(e) Recharacterization. If the Employer specifies in the Adoption Agreement that Excess Contributions may be recharacterized, a Participant may elect to treat Excess Contributions as an amount distributed to the Participant and then contributed as an Employee Contribution to the Plan. Any such Excess Contribution which is so recharacterized as an Employee Contribution shall remain nonforfeitable and shall thereafter be subject to the same distribution restrictions applicable to Elective Deferrals under
S9.2(b). Excess Contributions shall not be recharacterized by a Participant to the extent that such amounts, in combination with other Employee Contributions, would exceed any limits on Employee Contributions set forth in the Plan or in the Adoption Agreement.
  Any such recharacterization must occur no later than 2_ months after the end of the Plan Year in which such Excess Contribution occurred and shall be deemed to occur no earlier than the date on which the last Highly Compensated Employee is informed in writing of the amount recharacterized and the consequences of such recharacterization. Any Excess Contributions which are so recharacterized shall be taxable to the Participant for the taxable year in which the Participant would have received such amount in cash but for the deferral election.
7.5 Limitations on Employee Contributions and Matching Contributions under Code S401(m).
   7.5(a) Special Definitions. For purposes of this S7.5, the terms defined in this S7.5(a) shall have the meanings shown opposite such terms.
    7.5(a)(1)  Aggregate Limit - means the sum of
       (i) 125% of the greater (or lesser, if it would result in a larger Aggregate Limit) of
        (A) the ADP for Nonhighly Compensated Employees under the plan subject to Code S401(k) for the plan year or
        (B) the ACP for Nonhighly Compensated Employees under the plan subject to Code S401(m) for the plan year beginning with or within the plan year of the plan which is subject to Code S401(k) and
      (ii) the lesser of
        (A) 200% of such ADP or ACP or
         (B) two plus the lesser (or greater, if it would result in a larger Aggregate Limit) of such ADP or ACP.
     7.5(a)(2) ACP (or Average Contribution Percentage) - means for each Plan Year separately for the group of Participants who are Highly Compensated Employees during such Plan Year and for the group of Participants who are Nonhighly Compensated Employees during such Plan Year, the average (expressed as a percentage) of the Contribution Percentages of the Participants in each such group who are Eligible Employees at any time during such Plan Year.
     7.5(a)(3) Contribution Percentage - means for each Plan Year for each Participant who is an Eligible Employee at any time during such Plan Year, the ratio (expressed as a percentage and determined in accordance with S7.5(c)) of such Participant's Contribution Percentage Amount for such Plan Year to such Participant's Compensation for such Plan Year. The Contribution Percentage of a Participant who is eligible to, but does not, make Employee Contributions or Elective Deferrals and who, as a result of such failure to make such contributions, does not receive an allocation of a Matching Contribution or Qualified Matching Contribution shall be zero.
     7.5(a)(4) Contribution Percentage Amount - means for each Plan Year for each Participant who is an Eligible Employee at any time during such Plan Year the sum of
       (i) the Employee Contributions, Matching Contributions and Qualified Matching Contributions (to the extent not taken into account for purposes of the ADP test described in S7.4) made on behalf of such Participant for such Plan Year, other than Matching Contributions which are forfeited either to correct Excess Aggregate Contributions or because the contributions to which they relate are Excess Elective Deferrals, Excess Contributions or Excess Aggregate Contributions,
      (ii) the Forfeitures allocated to such Participant's Account for such Plan Year which are attributable to Matching Contributions and Excess Aggregate Contributions,
      (iii) at the election of the Employer, the Qualified Nonelective Contributions made on behalf of such Participant for such Plan Year (to the extent not taken into account for purposes of the ADP test described in S7.4), and
       (iv) at the election of the Employer, Elective Deferrals (provided the ADP limit described in S7.4 is met both including and excluding the Elective Deferrals that are used to meet the ACP limit).
      7.5(a)(5) Employee Contribution - means for purposes of determining a Participant's Contribution Percentage Amount any contributions made by the Participant which are included in gross income for the taxable year in which made and which are maintained in a separate account to which earnings and losses are allocated.
    7.5(a)(6) Excess Aggregate Contribution - means for each Plan Year for each Highly Compensated Employee the excess of the aggregate Contribution Percentage Amounts actually taken into account in computing the ACP of such Highly Compensated Employee for such Plan Year over the maximum Contribution Percentage Amounts permitted for such Plan Year under the ACP limit as set forth in S7.5(b) (determined by reducing contributions and Forfeitures on behalf of Highly Compensated Employees in order of their Contribution Percentages, beginning with the highest of such percentages).
      7.5(a)(7) Matching Contribution - means for purposes of determining a Participant's Contribution Percentage Amount any Employer contribution made to this Plan or any other defined contribution plan on account of an Employee Contribution or Elective Deferral made by or on behalf of the Participant under a plan maintained by the Employer.
  7.5(b) ACP Limit.The ACP for Participants who are Highly Compensated Employees for any Plan Year shall not exceed
     7.5(b)(1) the ACP for Participants who are Nonhighly Compensated Employees for such Plan Year multiplied by 1.25, or
     7.5(b)(2) the ACP for Participants who are Nonhighly Compensated Employees for such Plan Year multiplied by 2, provided that the ACP for Participants who are Highly Compensated Employees does not exceed the ACP for Participants who are Nonhighly Compensated Employees by more than 2 percentage points.
  7.5(c)  Special Rules.
     7.5(c)(1) Multiple Use. For Plan Years beginning after the Final Compliance Date, if
       (i) one or more Highly Compensated Employees participates both in a plan with a qualified cash or deferred arrangement which is subject to the ADP limitations under Code S401(k) as described in S7.4 and in a plan which is subject to the ACP limitations under Code S401(m) as described in this S7.5,
       (ii) the sum of the ADP of the eligible Highly Compensated Employees in the plan subject to Code S401(k) and the ACP of the eligible Highly Compensated Employees in the plan subject to Code S401(m) exceeds the Aggregate Limit, and
       (iii) both the ADP and the ACP of the eligible Highly Compensated Employees in such plans exceed 125% of the ADP or ACP respectively of the eligible Nonhighly Compensated Employees in such plans, then  the  Contribution  Percentages of  the  Highly  Compensated
Employees who participate in both such plans shall be reduced (beginning with the highest of such percentages) so that the Aggregate Limit for such plans is not exceeded. Any such reduction shall be treated as an Excess Aggregate Contribution. The determination of the limitations under this special rule shall be made after any corrections required to meet the ADP limits and the ACP limits and in accordance with the regulations under Code S401(m).
     7.5(c)(2) Other Plans. The Contribution Percentage for any Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to participate in more than one plan maintained by the Employer or an Affiliate to which "employee contributions" (within the meaning of Code S401(m)) or "matching contributions" (as described in Code S401(m)(4)) are made shall be determined by treating all such plans as one plan. If a Highly Compensated Employee participates in two or more such plans that have different plan years, all such plans ending with or within the same calendar year shall be treated as a single plan. Notwithstanding the foregoing, plans which are mandatorily disaggregated under regulations under Code S401(m) shall be treated as separate.
     7.5(c)(3) Aggregation. In the event that this Plan satisfies the requirements of Code S410(b) only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such Code sections only if aggregated with this Plan, then this S7.5 shall be applied by determining the Contribution Percentages and ACP as if all such plans were a single plan. For Plan Years beginning on and after the Final Compliance Date, such plans may be aggregated only if they have the same plan years and they are not mandatorily disaggregated under regulations under Code S401(m).
      7.5(c)(4) Family Members. For purposes of determining the Contribution Percentage of a Participant who is a 5% owner or one of the 10 most highly paid Highly Compensated Employees, the Contribution Percentage Amounts and Compensation of such Participant shall include the Contribution Percentage Amounts and Compensation of his or her Family Members, and such Family Members shall be disregarded as separate Participants in determining the ACP both for Participants who are Nonhighly Compensated Employees and for Participants who are Highly Compensated Employees.
     7.5(c)(5) Timing. For purposes of determining the ACP for any Plan Year, Employee Contributions shall be considered made in the Plan Year in which they are actually contributed to the Fund and Matching Contributions (and, if applicable, Qualified Matching Contributions and Qualified Nonelective Contributions) shall be considered made for such Plan Year only if such contributions are allocated as of a date within such Plan Year and are actually paid to the Fund by the last day of the 12-month period immediately following such Plan Year.
     7.5(c)(6) Records. The Plan Administrator shall maintain records which are sufficient to demonstrate that the Plan complied with the ACP limits, including the extent to which Elective Deferrals, Qualified Nonelective Contributions and Qualified Matching Contributions are taken into account to satisfy such ACP limits.
     7.5(c)(7) Other Requirements. The determination and treatment of the Contribution Percentage of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.
  7.5(d) Distribution of Excess Aggregate Contributions.
     7.5(d)(1) General. Notwithstanding any other provision of this Plan restricting the timing of distributions, Excess Aggregate Contributions for any Plan Year, plus any income and minus any loss allocable thereto, shall be forfeited (if otherwise forfeitable under the Plan) or distributed (if not forfeitable) from the Accounts of Participants on whose behalf such Excess Aggregate Contributions were made no later than the last day of the immediately following Plan Year. If such Excess Aggregate Contributions are distributed more than 2 months after the last day of the Plan Year in which such excess occurred, a 10% excise tax shall be imposed under Code S4979 on the Employer with respect to such excess. Excess Aggregate Contributions shall be allocated to Participants who are subject to the Family
Member aggregation rules under Code S414(q)(6) in the manner prescribed by the regulations under Code S401(m).
      7.5(d)(2) Determination of Income or Loss. A corrective distribution of Excess Aggregate Contributions under this S7.5 shall include the income or loss allocable to such Excess Aggregate Contributions for the Plan Year in which such excess occurred and, if so specified in the Adoption Agreement, for the period between the end of such Plan Year and the date of distribution ("gap period"). The income or loss for such Plan Year and gap period, if applicable, shall be determined in accordance with the regulations under Code S401(m). In lieu of using the safe harbor method or the alternative method in the regulations for allocating such income or loss, the Plan Administrator may use any reasonable method for computing such income or loss, provided that such method does not violate Code S401(a)(4), is used consistently for all Participants and for all corrective distributions under the Plan for the Plan Year, and is used by the Plan for allocating income or loss to Participant's Accounts.
      7.5(d)(3) Order for Determining Excess Aggregate Contributions. Excess Aggregate Contributions shall be determined after first determining Excess Elective Deferrals under S7.3 and then determining Excess Contributions under S7.4.
      7.5(d)(4) Accounting for Excess Aggregate Contributions. Excess Aggregate Contributions shall be forfeited (if otherwise forfeitable) or distributed (if not forfeitable) to the Highly Compensated Employee from the Participant's Employee Account, Matching Account, Qualified Matching Account, Qualified Nonelective Account and Elective Deferral Account in the same ratio that the contributions made on the Participant's behalf to such account (to the extent such contributions are used in the ACP test) for the Plan Year in which such Excess Aggregate Contributions were made bears to the total of all such contributions. Notwithstanding the foregoing, Excess Aggregate Contributions may be distributed from the applicable subaccounts in accordance with procedures established by the Plan Administrator provided such procedures do not result in discrimination in favor of Highly Compensated Employees which would be prohibited under Code S401(a)(4).
     7.5(d)(5) Allocation of Forfeitures. Amounts forfeited by Highly Compensated Employees under this S7.5 shall be allocated or applied in accordance with S6.3(c)(2); provided, no Forfeitures arising under this S7.5 shall be allocated to the Account of any Highly Compensated Employee.
SECTION 8.  VESTING AND FORFEITURES
8.1  Determination of Nonforfeitable Percentage.
   8.1(a) Fully Vested Accounts. Each Rollover Account, Employee Account, Elective Deferral Account, Qualified Matching Account and Qualified Nonelective Account shall be completely nonforfeitable at all times.
   8.1(b) Death, Disability and Retirement. The Employer Account and Matching Account of each Participant who reaches Early Retirement Age or Normal Retirement Age while an Employee shall become completely nonforfeitable on such date. The Employer Account and Matching Account of each Participant who dies while an Employee or who becomes Disabled while an Employee
      8.1(b)(1) Standard Option - shall become completely nonforfeitable on such date.
    8.1(b)(2) Alternative - if so specified in the Adoption Agreement, shall be determined in accordance with the vesting schedule under S8.1(c).
   8.1(c) Other Separation From Service. Subject to S12.4, the nonforfeitable percentage of the Employer Account and Matching Account of a Participant other than a Participant described in S8.1(b) shall be based on the Participant's Years of Service and on the following vesting schedule:
     8.1(c)(1)  Standard  Option  - the  full  and  immediate  vesting schedule.
      8.1(c)(2) Alternative - the alternative vesting schedule specified in the Adoption Agreement;
    provided, however, if the Participation Requirement (or the requirement to receive an allocation of Employer contributions under a 401(k) Plan) consists of a minimum period of service which exceeds one year, the full and immediate vesting schedule shall automatically apply  notwithstanding any election to the contrary  in  the  Adoption
Agreement.
  8.1(d) Employee Contribution Withdrawals. No Forfeiture shall occur solely as a result of a Participant's withdrawal of Employee Contributions.
8.2  Forfeiture and Special Reemployment Rules.
  8.2(a)  Buy Back Rule (Standard Option).
     8.2(a)(1) Forfeiture. The forfeitable portion, if any, of the Employer Account and Matching Account of a Participant who separates from service shall become a Forfeiture on the earlier of
       (i) the date as of which the Participant receives (or is deemed to receive under S8.2(c)) a distribution of the Participant's entire nonforfeitable Account balance derived from Employer Contributions, or
       (ii) the date he or she has 5 consecutive Breaks in Service (6 consecutive Breaks in Service if the Alternative Maternity/Paternity Rule applies).
     If a Participant elects to have distributed less than the entire nonforfeitable balance of the Participant's Employer Account and Matching Account, the part of such accounts that shall be treated as a Forfeiture is the total forfeitable portion of such Accounts multiplied by a fraction, the numerator of which is the amount of the distribution from the Participant's Employer Account or Matching Account and the denominator of which shall be the total nonforfeitable balance of the Participant's Employer Account or Matching Account at the time of the distribution.
     Any such Forfeiture shall be allocated or applied in accordance with S6 on the Valuation Date specified in S8.2(e).
  8.2(a)(2) Reemployment. If a Participant receives a distribution and resumes employment covered under this Plan before the Participant has 5 consecutive Breaks in Service (6 consecutive Breaks in Service if the Alternative Maternity/Paternity Rule applies), the Employer shall restore to the Participant's Employer Account and Matching Account an amount equal to the dollar amount of the Forfeitures from such accounts if the Participant repays to the Plan an amount equal to the dollar amount of the distributions from the Participant's Employer Account and Matching Account in accordance with this S8.2(a). Such repayment must be made before the earlier of (a) 5 years after the first date on which the Participant is subsequently reemployed by the Employer or a Participating Affiliate or (b) the date the Participant incurs 5 consecutive Breaks in Service (6 consecutive Breaks in Service if the Alternative Maternity/Paternity Rule applies) following the date of the distribution.
   If a Participant whose nonforfeitable Account balance is zero is deemed to receive a distribution under S8.2(c) and he or she resumes employment covered under this Plan before he or she has 5 consecutive Breaks in Service (6 consecutive Breaks in Service if the Alternative Maternity/Paternity Rule applies), the forfeitable portion of the
Participant's Employer Account and Matching Account shall automatically be restored by the Employer upon the Participant's reemployment.
   Any amount restored by the Employer under this S8.2(a) shall be restored upon repayment from the sources specified in S8.2(d). Such restored or repaid amount shall not be treated as an Annual Addition under S7.2 and shall be credited to the Participant's Employer Account and Matching Account in the same proportion as the distribution was made from such accounts.
8.2(b) Automatic Restoration (Alternative). This S8.2(b) shall apply if the Employer specifies the use of the "Alternative to the Buy Back Rule" in the Adoption Agreement.
   8.2(b)(1) Forfeiture. The forfeitable portion, if any, of the Employer Account and Matching Account of a Participant who separates from service shall become a Forfeiture on the earlier of
     (i) the date as of which payment of the nonforfeitable percentage of the Participant's Account derived from Employer contributions begins or is deemed to begin under S8.2(c) or
     (ii) the date he or she has 5 consecutive Breaks in Service (6 consecutive Breaks in Service if the Alternative Maternity/Paternity Rule applies)
     and such Forfeiture shall be allocated or applied in accordance with S6 on the allocation date specified in S8.2(e) unless he or she is reemployed on or before such allocation date.
   8.2(b)(2) Reemployment. If a Participant is reemployed before the Participant incurs 5 consecutive Breaks in Service (6 consecutive Breaks in Service if the Alternative Maternity/Paternity Rule applies) but after the date of a Forfeiture under S8.2(b)(1), the Employer shall restore to such Participant as of the last day of the Plan Year in which he or she is reemployed an amount equal to the dollar amount of such Forfeiture.
   Any amount restored by the Employer under this SS8.2(b) shall be restored from the sources specified in S8.2(d). Such restored amount shall not be treated as an Annual Addition under S7.2 for such Plan Year. The restored amount, together with any remaining balance of the nonforfeitable portion of the Employer Account and Matching Account attributable to the Participant's service prior to reemployment, shall be maintained thereafter as separate special subaccounts of the Participant's Employer Account and Matching Account (until such time as it becomes completely nonforfeitable or again becomes a Forfeiture), and the dollar amount of the Participant's nonforfeitable percentage in each such special subaccount thereafter shall be determined in accordance with Formula A unless Formula B is specified in the Adoption Agreement:
    (i)  Formula A (Standard Option):  X =  P (AB + D) - D
    (ii) Formula B (Alternative): X = P (AB + (R x D)) - (R x D)
  For purposes of these formulas:
     X = The current dollar amount, if any, of the nonforfeitable percentage in the Participant's special subaccount;
     P = The Participant's current nonforfeitable percentage as determined under S8.1;
    AB = Such dollar amount, if any, as evidenced by the last balance posted to the Participant's special subaccount;
    D = The dollar amount previously paid to the Participant under S9 from the Participant's original Employer Account or Matching Account, as applicable; and
     R = The ratio of AB to the dollar amount, if any, posted to the Participant's Employer Account or Matching Account, as applicable, immediately after the distribution.
   8.2(c) Deemed Distribution. If the nonforfeitable portion of a Participant's Account balance derived from Employer and Employee contributions is zero, the Participant shall be deemed to have received a distribution of the nonforfeitable portion of the Participant's Account upon the Participant's separation from service.
  A Participant's nonforfeitable Account balance derived from Employee contributions shall not include accumulated deductible employee contributions within the meaning of Code S72(o)(5)(B) for Plan Years beginning prior to January 1, 1989.
   8.2(d) Restoration Sources. Any amount restored under this S8.2 shall be restored from the following sources in the following order: first, from Forfeitures occurring in the Plan Year in which such amounts are restored, if any; second, from Employer Contributions for such Plan Year, if any; third from Fund Earnings for such Plan Year; and finally, from additional Employer Contributions. However, at the election of the Employer, such amounts shall be restored entirely from additional Employer Contributions.
   8.2(e) Date Forfeitures Applied or Allocated. Any amounts which become a Forfeiture under this S8.2 shall be allocated or applied as of the allocation date specified in S6 which coincides with or immediately follows the date such Forfeiture occurs, except that the Employer may specify in the Adoption Agreement that Forfeitures which are applied to reduce Employer Contributions, Matching Contributions, Qualified Matching Contributions or Qualified Nonelective Contributions shall be so applied as of the allocation date for such contributions which immediately follows the last day of the Plan Year in which such Forfeiture occurs.
   8.2(f) In-service Distributions. The provisions of this S8.2(f) shall apply if the Plan permits in-service distribution under S9.2.
   If a distribution is made at a time when a Participant has a nonforfeitable right to less than 100% of his or her Employer Account or Matching Account and the Participant may increase the nonforfeitable percentage in such Account:
     8.2(f)(1) A separate special subaccount of the Participant's Employer Account and Matching Account shall be established to record the Participant's interest in such accounts as of the time of the distribution; and
     8.2(f)(2) At any relevant time the Participant's nonforfeitable portion of each such special subaccount shall be determined in accordance with the formula specified in S8.2(b).
SECTION 9.  ACCOUNT DISTRIBUTION - GENERAL RULES
9.1 After Separation From Service. Subject to the rules in this S9, S10, Benefit Payment Forms - Joint and Survivor Annuity Requirements, and S11, Minimum Distribution Requirements, the nonforfeitable portion of each Participant's Account (as determined in accordance with S8) shall not be payable to such Participant before he or she separates from service with the Employer and all Affiliates.
  9.1(a) Timing. A Participant who has separated from service with the Employer and all Affiliates
     9.1(a)(1) Standard Option - may request a distribution of the nonforfeitable portion of his or her Account as soon as practicable after such separation from service.
      9.1(a)(2) Alternative - if so specified in the Adoption Agreement, may not request a distribution of the nonforfeitable portion of his or her Account until Normal Retirement Age, Early Retirement Age or Disability, whichever is earlier.
   9.1(b) Reemployment. Except as required in S11, no payment shall be made under this S9.1 if the Participant who separates from service is reemployed as an Employee before payment is made. If a Participant is reemployed as an Employee after payment of the nonforfeitable portion of the Participant's Account has begun but before the entire balance attributable to such nonforfeitable portion has been paid (or applied to purchase an annuity), payments to the Participant from such balance shall be terminated on the date he or she is so reemployed and no further payments shall be made to the Participant until he or she is subsequently entitled to such payments in accordance with the terms of this Plan.
  9.1(c) $3500 Cashout. The nonforfeitable portion of a Participant's Account shall be distributed in a single sum to such Participant (or to the Participant's Beneficiary in the event of the Participant's death) as soon as administratively practicable following the Participant's separation from service with the Employer and all Affiliates for any reason if the nonforfeitable portion of such Account is (and at the time of any prior distribution was) $3500 or less. Any such distributions made on or after January 1, 1993 shall be made in accordance with any applicable rules regarding the period for providing notices under Code S402(f) and for making direct rollover elections under Code S401(a)(31).
   9.1(d) Claim. Except as provided in this S9 and S11, no payment shall be made until a written claim for such payment is filed with the Plan Administrator on an Election Form. The Plan Administrator shall process each such claim in accordance with the claims procedure described in the summary plan description for this Plan. If no such claim is submitted and the Participant does not defer payment pursuant to S9.1(e), payment may be made as soon as the benefit is not immediately distributable (within the meaning of S9.3) and shall, in any event, begin no later than 60 days following the end of the Plan Year in which
    9.1(d)(1)  the Participant separates from service as an Employee,
     9.1(d)(2) the Participant reaches age 65 or Normal Retirement Age, if earlier, or
     9.1(d)(3) occurs the 10th anniversary of the year in which the Participant commenced participation in the Plan, whichever occurs last.
   9.1(e) Election to Defer Payment. If a Participant has separated from service with the Employer and all Affiliates and the nonforfeitable portion of the Participant's Account is (or at the time of any prior distribution was) more than $3500, the Participant may defer distribution of that nonforfeitable portion, but in no event beyond
     9.1(e)(1) Standard Option - the Participant's Required Beginning Date (as defined in S11).
    9.1(e)(2) Alternative - if so specified in the Adoption Agreement, the later of the Participant's Normal Retirement Age or age 62.
   The failure of a Participant and his or her Spouse, if applicable, to consent to a distribution or make a written request to defer payment while a benefit is immediately distributable (within the meaning of S9.3) shall be deemed to be an election to defer commencement of payment of any benefit under this S9 until the benefit is no longer immediately distributable or, if S9.1(e)(1) applies, until the Required Beginning Date.
Nothing in this S9.1(e) shall prevent the Plan Administrator from paying in the normal form a benefit which is not immediately distributable without regard to whether the Participant and his or her Spouse consent to such distribution, unless the Participant has requested a deferral pursuant to S9.1(e)(2).
   9.1(f) Early Retirement Age. If the Early Retirement Age includes both an age and service requirement, any Participant who separates from service before satisfying such age requirement, but after the Participant has satisfied the service requirement, may request a distribution of the nonforfeitable portion of his or her Account upon satisfaction of such age requirement.
   9.1(g) Death. In the event of the Participant's death, the nonforfeitable portion of the Participant's Account shall be payable to the Participant's Beneficiary as soon as administratively practicable after the Participant's death.
9.2 Before Separation From Service. Subject to the rules in this S9, S10, Joint and Survivor Annuity Requirements, and S11, Minimum Distribution Requirements, the nonforfeitable portion of a Participant's Account may be paid to the Participant before he or she separates from service with the Employer and all Affiliates if so specified in the Adoption Agreement or by the Board in accordance with S9.2(b)(2) or S9.2(e).
  9.2(a) Money Purchase Pension Plan or Target Benefit Pension Plan. If this Plan is adopted as a Money Purchase Pension Plan or a Target Benefit Pension Plan,
    9.2(a)(1) Standard Option - except as provided in S9.2(d) or (e), no distributions shall be made before a Participant separates from service with the Employer and all Affiliates, or
      9.2(a)(2) Alternative - if so specified in the Adoption Agreement, a Participant may request a distribution of all or a portion of the nonforfeitable portion of the Participant's Account on or after he or she reaches Normal Retirement Age without regard to whether he or she has separated from service.
  9.2(b)  401(k) Plan.
    9.2(b)(1) Distribution Restrictions. If this Plan is adopted as a 401(k) Plan, then, except as provided in this S9.2(b), a Participant's Elective Deferral Account, Qualified Nonelective Account and Qualified Matching Account shall not be distributable to the Participant or the Participant's Beneficiary earlier than upon the Participant's separation from service with the Employer and all Affiliates, death, or Disability.
     9.2(b)(2) Termination of Plan or Disposition of Assets or Subsidiary. Notwithstanding S9.2(b)(1) and subject to the Participant and spousal consent rules in S9.3 and S10, the Employer may, by action of its Board, make lump sum distributions (within the meaning of Code S401(k)(10)(B)(ii)) of a Participant's Account, including the Participant's Elective Deferral Account, Qualified Nonelective Account and Qualified Matching Account in accordance with Code S401(k) by reason of
       (i) the termination of the Plan without the establishment of another defined contribution plan (other than an employee stock ownership plan as defined in Code S4975(e) or Code S409 or a simplified employee pension as defined in Code S408(k));
       (ii) the disposition by the Employer or a Participating Affiliate to an unrelated entity of substantially all of the assets (within the meaning of Code S409(d)(2)) used by the Employer or such Participating Affiliate in a trade or business of the Employer or a Participating Affiliate, if the transferor continues to maintain this Plan after such disposition, but such distributions shall be made only with respect to a Participant who continues employment with the entity acquiring such assets; or
       (iii) the disposition by the Employer or a Participating Affiliate which is a corporation to an unrelated entity of interest in a subsidiary (within the meaning of Code S409(d)(3)), if the transferor continues to maintain this Plan after such disposition, but such distributions shall be made only with respect to a Participant who continues employment with such former subsidiary.
    9.2(b)(3)  Hardship Distribution.
      (i) General. If the Employer specifies in the Adoption Agreement that hardship distributions shall be permitted, a Participant may request a hardship distribution before he or she separates from service from the Participant's Elective Deferral Account (and, if applicable, from the nonforfeitable portion of the other subaccounts of such Account specified in the Adoption Agreement). The Plan Administrator shall grant such request if, and to the extent that, the Plan Administrator determines that such distribution is "necessary" to satisfy an "immediate and heavy financial need" of the Participant as determined in accordance with this S9.2(b)(3). Any such request shall be made in writing, shall set forth in detail the nature of such hardship and the amount of the distribution needed as a result of such hardship, and shall include adequate documentation of the type of financial need and the amount of the need. If the Plan Administrator grants such request, such application shall be processed and such distribution shall be made in a single sum as soon as administratively practicable.
       (ii) Safe Harbor Test for Financial Need. An "immediate and heavy financial need" shall mean one or more of the following, as specified in the Adoption Agreement,
         (A) expenses for medical care described in Code S213(d) incurred by the Participant or the Participant's spouse or dependents (as defined in Code S152) and amounts necessary for such individuals to obtain such care,
         (B) the purchase of (but not the mortgage payments for) a principal residence of the Participant,
         (C) the payment of tuition and related educational fees for the next 12 months of post-secondary education for the Participant or the Participant's spouse, children or dependents (as defined in Code
S152),
        (D) the prevention of the eviction of the Participant from the Participant's principal residence or the foreclosure on the mortgage of the Participant's principal residence, or
        (E) such other events as the Internal Revenue Service deems to constitute an "immediate and heavy financial need" under Code S401(k).
       (iii) Safe Harbor Test for Distribution Necessary to Satisfy Need. A distribution shall be deemed to be "necessary" to satisfy an immediate and heavy financial need only if all of the following requirements are satisfied:
         (A) the distribution is not in excess of the amount of such need, including any amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from such withdrawal;
        (B) the Participant has obtained all distributions (other than hardship distributions) and all nontaxable loans currently available under this Plan and all other plans maintained by the Employer or an Affiliate;
          (C)   the  Participant's  Elective  Deferrals  and  Employee
Contributions under this Plan and elective deferrals and employee contributions under all other plans maintained by the Employer or an Affiliate shall be suspended for the 12-month period following the date of receipt of such hardship distribution; and
         (D) the Participant's Elective Deferrals under this Plan and elective deferrals under all other plans maintained by the Employer or an Affiliate for the Participant's taxable year immediately following the taxable year in which such hardship distribution was made shall not exceed the applicable dollar limitation under Code S402(g) for such following taxable year less the amount of the Participant's Elective Deferrals under this Plan and elective deferrals under all such other plans for the taxable year in which such hardship distribution was made.
       (iv) Account Limitations. For Plan Years beginning after December 31, 1988, no hardship distribution shall be made under this S9.2(b)(3) to a Participant from
        (A)  the Participant's Qualified Nonelective Account,
        (B)  the Participant's Qualified Matching Account, or
        (C) the Fund Earnings allocated to the Participant's Elective Deferral Account except to the extent of amounts credited to such Accounts as of the end of the last Plan Year ending before July 1, 1989.
     9.2(b)(4)   Distributions on or after Age 59  If  the  Employer
specifies  in  the  Adoption  Agreement that  distributions  shall  be
permitted   on  or  after  age  59,  a  Participant  may  request   a
distribution of all or a portion of the nonforfeitable portion of the subaccounts of the Participant's Account specified in the Adoption Agreement at any time on or after he or she reaches age 59. Any such request shall be made in writing on an Election Form and such distribution shall be made in a single sum as soon as practicable in accordance with such reasonable nondiscretionary procedures as the Plan Administrator deems appropriate under the circumstances for the proper administration of the Plan.
     9.2(b)(5) Employer Account and Matching Account. If so specified in the Adoption Agreement, a Participant may request in accordance with reasonable and nondiscriminatory procedures a distribution of all or a portion of the nonforfeitable portion of the Participant's Employer Account and Matching Account after a fixed number of years, the attainment of a stated age or upon the occurrence of some prior event as specified in the Adoption Agreement.
   9.2(c) Profit Sharing Plan. If this Plan is adopted as a Profit Sharing Plan, then, if so specified in the Adoption Agreement, a Participant may request in accordance with reasonable and nondiscriminatory procedures a distribution of all or a portion of the nonforfeitable portion of the Participant's Account after a fixed number of years, the attainment of a stated age or upon the occurrence of some prior event as specified in the Adoption Agreement.
  9.2(d) Withdrawals from Employee Account.
    9.2(d)(1) Standard Option. A Participant may request a withdrawal of all or a portion of the Participant's Employee Account at any time. Any such request shall be made in writing on an Election Form and such withdrawal shall be made in a single sum as soon as administratively practicable in accordance with such reasonable nondiscretionary procedures as the Plan Administrator deems appropriate under the circumstances for the proper administration of this Plan.
     9.2(d)(2) Alternative. The Employer may specify in the Adoption Agreement that withdrawals from Employee Accounts shall not be permitted before the nonforfeitable portion of a Participant's Account otherwise becomes distributable under this S9 or under S11 or may specify other rules and conditions under which such withdrawals may be made.
   Notwithstanding the foregoing, any portion of a Participant's Employee Account which is attributable to recharacterized Excess Contributions under S7.4(e) may only be withdrawn in accordance with the rules set forth in S9.2(b) applicable to an Elective Deferral Account.
   9.2(e) Plan Termination. If this Plan is terminated under S14.6 and if the Board so specifies in its written action effecting such termination, distribution of the nonforfeitable portion of each Account shall be made as soon as administratively practical after the Plan is terminated subject to the rules in S9.2(b) and to Code S411.
9.3 Consent.
   9.3(a) General. If the nonforfeitable portion of a Participant's Account exceeds (or at the time of any prior distribution exceeded) $3500, and such Account is "immediately distributable", the
Participant and the Participant's Spouse, if any, (or where the Participant has died, the surviving Spouse, if any) must consent to any distribution from such Account. The consent of the Participant and the Participant's Spouse shall be obtained in writing within the 90 day period ending on the Annuity Starting Date (as defined in S10.1). The Plan Administrator shall notify the Participant and the Participant's Spouse of the right to defer any distribution until the Participant's Account is no longer "immediately distributable". Such notification shall include a general description of the material features, and an explanation of the relative values of, the optional forms of benefit available under the Plan in a manner that would satisfy the notice requirements of Code S417(a)(3) and shall be provided no less than 30 days and no more than 90 days prior to the Annuity Starting Date.
    9.3(b) Exceptions. Notwithstanding the foregoing, only the Participant need consent to the commencement of a distribution in the form of a Qualified Joint and Survivor Annuity while the Participant's Account is immediately distributable. Furthermore, if payment in the form of a Qualified Joint and Survivor Annuity is not required with respect to the Participant pursuant to S10, only the Participant need consent to the distribution from an Account that is immediately distributable. The consent of the Participant and the Participant's Spouse shall not be required to the extent that a distribution is required to satisfy Code S401(a)(9), S401(k), S401(m), S402(g) or S415. In addition, upon termination of this Plan if the Plan is not required to offer an annuity option (purchased from a commercial provider), the nonforfeitable portion of the Participant's Account shall, without the Participant's consent, be distributed to the Participant unless the Employer or an Affiliate maintains another defined contribution plan (other than an employee stock ownership plan as defined in Code S4975(e)(7)), in which event, the Account of a Participant who does not consent to an immediate distribution shall be transferred to such other plan.
    9.3(c) Immediately Distributable. An Account is "immediately distributable" if any part of the Account could be distributed to the Participant (or the surviving Spouse) before the Participant reaches (or would have reached if not deceased) the later of Normal Retirement Age or age 62.
   9.3(d) Accumulated Deductible Employee Contributions. For purposes of determining the applicability of the consent requirements under this S9.3 to distributions made before the first day of the first Plan Year beginning after December 31, 1988, the nonforfeitable portion of the Participant's Account shall not include amounts attributable to accumulated deductible employee contributions within the meaning of Code S72(o)(5)(B).
9.4 Form of Distribution. All distributions (including distributions before separation from service under S9.2 but excluding corrective distributions under S7) shall be made in the form specified in S10.
9.5 Minimum Distributions. The Plan shall satisfy the minimum distribution requirements of Code S401(a)(9) as set forth in S11.
9.6 Missing Person. In the event that an Account becomes payable under this Plan pursuant to S9.1(c), S9.1(d) or S9.1(e) and the Plan Administrator is unable to locate the Participant or his or her Beneficiary after sending written notice to the last known mailing address and to the United States Social Security Administration, such Participant or Beneficiary shall be presumed dead and such Account shall become a Forfeiture on the third anniversary of the date such Account first became payable under this Plan. However, the amount of such Forfeiture shall be paid to such missing Participant or Beneficiary in the event that such person files a claim for such benefit while this Plan remains in effect and demonstrates to the satisfaction of the Plan Administrator that such person in fact is such missing Participant or Beneficiary.
9.7 No Estoppel of Plan. No person is entitled to any benefit under this Plan except and to the extent expressly provided under this Plan. The fact that payments have been made from this Plan in connection with any claim for benefits under this Plan does not (1) establish the validity of the claim, (2) provide any right to have such benefits continue for any period of time, or (3) prevent this Plan from recovering the benefits paid to the extent that the Plan Administrator determines that there was no right to payment of the benefits under this Plan. Thus, if a benefit is paid under this Plan and it is thereafter determined by the Plan Administrator that such benefit should not have been paid (whether or not attributable to an error by the Participant, the Plan Administrator, the Employer or any other person), then the Plan Administrator may take such action as the Plan Administrator deems necessary or appropriate to remedy such situation, including without limitation by (1) deducting the amount of any overpayment theretofore made to or on behalf of such Participant from any succeeding payments to or on behalf of such Participant under this Plan or from any amounts due or owing to such Participant by the Employer or any Affiliate or under any other plan, program or arrangement benefiting the employees or former employees of the Employer or any Affiliate, or (2) otherwise recovering such overpayment from whoever has benefited from it.
If the Plan Administrator determines that an underpayment of benefits has been made, the Plan Administrator shall take such action as it deems necessary or appropriate to remedy such situation. However, in no event shall interest be paid on the amount of any underpayment other than the investment gains (or losses) credited to the Participant's Account pending payment.
9.8 Administration. All distributions shall be made in accordance with such uniform and nondiscriminatory administrative and operational procedures for Account distributions as the Plan Administrator deems appropriate under the circumstances for the proper administration of the Plan.
SECTION  10.   BENEFIT  PAYMENT FORMS -  JOINT  AND  SURVIVOR  ANNUITY
REQUIREMENTS
10.1 Application and Special Definitions. This S10 shall apply to a Participant who is vested at the time of death or at the time of a distribution from the Participant's Account in any portion of the Participant's Account, whether such portion is attributable to Employer contributions, Employee contributions, or both. For purposes of this S10, the terms defined in this S10.1 shall have the meanings shown opposite such terms.
   10.1(a) Annuity Starting Date - means the first day of the first period for which an amount is paid as an annuity or any other form.
  10.1(b)  Earliest Retirement Age - means
     10.1(b)(1) if distributions are permitted only upon separation from service, the earliest age at which the Participant could separate from service and receive a distribution;
     10.1(b)(2) if distributions are permitted before separation from service, the earliest age at which such distribution could be made; or
     10.1(b)(3)   if  clauses  (1) and (2) do  not  apply,  the  Early
Retirement Age.
  10.1(c)  Election Period - means
     10.1(c)(1) for a Qualified Preretirement Survivor Annuity, the period which begins on the earlier of (i) the first day of the Plan Year in which the Participant attains age 35 or (ii) the date such Participant separates from service and ends on the date of the Participant's death and
     10.1(c)(2) for a Qualified Joint and Survivor Annuity or a Life Annuity, the 90 day period ending on the Annuity Starting Date.
  Notwithstanding the foregoing, a Participant who has not yet reached age 35 (and who will not reach age 35 as of the end of the current Plan Year) may make a special Qualified Election to waive the Qualified Preretirement Survivor Annuity for the period beginning on the date of such election and ending on the first day of the Plan Year in which the Participant will reach age 35. Such election shall not be valid unless the Participant receives a written explanation of the Qualified Preretirement Survivor Annuity in such terms as are comparable to the explanation required under S10.4. Qualified
Preretirement Survivor Annuity coverage shall be automatically reinstated as of the first day of the Plan Year in which the Participant reaches age 35. Any new waiver on or after such date shall be subject to the full requirements of this S10.
   10.1(d) Life Annuity - means a nontransferable immediate annuity payable for the life of the Participant, which is the amount of benefit which can be purchased with such Participant's Vested Account Balance as of the Annuity Starting Date.
  10.1(e) Qualified Election - means a Participant's election to waive the Qualified Joint and Survivor Annuity or the Qualified Preretirement Survivor Annuity which election shall not be effective unless (1) the election designates a specific Beneficiary (including any class of Beneficiaries or any contingent Beneficiaries) and, for an election to waive a Qualified Joint and Survivor Annuity, the particular form of benefit payment, which designations cannot be changed without the Spouse's consent (or the Spouse expressly permits designations by the Participant without any further spousal consent);
(2) such Participant's Spouse consents in writing to such election on an Election Form; (3) such consent acknowledges the effect of such election; and (4) such consent is witnessed by a notary public; provided,
     (i) if the Participant establishes to the satisfaction of a Plan representative that such written consent may not be obtained because there is no Spouse or the Spouse cannot be located or because of such other circumstances as may be described in the regulations under Code S417, a Participant's election shall be deemed to be a Qualified Election;
     (ii) a Spouse's written consent under this S10.1(e) shall be irrevocable as to such Spouse and shall be binding only as against such Spouse;
     (iii) no consent shall be valid unless the Participant received notice as provided in S10.4;
     (iv) a consent that permits designations by the Participant without any further spousal consent must acknowledge that the Spouse has the right to limit consent to a specific Beneficiary, and, if applicable, a specific form of benefit payment, and that the Spouse voluntarily elects to relinquish either or both of such rights; and
     (v)a Participant may revoke (without the consent of his or her Spouse) an election to waive the Qualified Joint and Survivor Annuity or the Qualified Preretirement Survivor Annuity on an Election Form at any time prior to the date as of which the Participant's Account becomes payable under S9.
    10.1(f) Qualified Joint and Survivor Annuity - means a nontransferable immediate annuity payable for the life of the Participant which is the amount of benefit which can be purchased with the Participant's Vested Account Balance on the Annuity Starting Date with a survivor annuity payable for the life of the Participant's surviving Spouse which is
    10.1(f)(1)  Standard Option - 50% or
     10.1(f)(2) Alternative - such greater percentage (not to exceed 100%) specified in the Adoption Agreement of the amount of the annuity which is payable during the joint lives of the Participant and such Spouse.
    10.1(g) Qualified Preretirement Survivor Annuity - means a nontransferable annuity payable for the life of the surviving Spouse, which is the amount of benefit which can be purchased with
     10.1(g)(1) Standard Option - 100% of the Participant's Vested Account Balance as of the Annuity Starting Date or
     10.1(g)(2) Alternative - such lesser percentage (not less than 50%) specified in the Adoption Agreement of such Participant's Vested Account Balance (determined by allocating the portion of such balance which is attributable to employee contributions proportionately to such annuity and to the remainder of such balance).
   10.1(h) Vested Account Balance - means the nonforfeitable portion of a Participant's Account derived from Employer contributions and Employee contributions (including Rollover Contributions), whether vested before or upon death, including the proceeds of insurance contracts, if any, on the Participant's life and reduced, if applicable, for outstanding loans in accordance with S13.3(d)(1)(iv).
10.2 Distribution to Participant. Unless a Participant waives the Qualified Joint and Survivor Annuity and elects an optional method of distribution (as described in S10.6) on an Election Form pursuant to a Qualified Election within the Election Period, any distribution of such Participant's Vested Account Balance shall be paid in the form of
(a) a Qualified Joint and Survivor Annuity for each such married Participant and his or her Spouse or (b) a Life Annuity for each such unmarried Participant. A Participant may elect that such annuity be distributed upon attainment of the Earliest Retirement Age.
10.3 Distribution to Surviving Spouse. Unless a Participant waives the Qualified Preretirement Survivor Annuity and elects an optional method of distribution (as described in S10.6) on an Election Form pursuant to a Qualified Election within the Election Period, such Participant's Vested Account Balance shall, in the event of the Participant's death before the Participant's Annuity Starting Date, be applied to purchase a Qualified Preretirement Survivor Annuity for the surviving Spouse. If the Qualified Preretirement Survivor Annuity is less than 100%, the remaining portion of the Participant's Vested Account Balance shall be payable to the Participant's Beneficiary under S9. The surviving Spouse may elect that such Qualified Preretirement Survivor Annuity be distributed to such Spouse within a reasonable period following the death of the Participant. Notwithstanding the foregoing, a surviving Spouse entitled to a Qualified Preretirement Survivor Annuity may elect in writing after the Participant's death to have the Participant's Vested Account Balance distributed in an optional form of benefit in accordance with S10.6.
10.4 Notice Requirements.
   10.4(a) Qualified Joint and Survivor Annuity and Life Annuity. The Plan Administrator shall no less than 30 days and no more than 90 days before the Annuity Starting Date provide each Participant with a written explanation of the Qualified Joint and Survivor Annuity and the Life Annuity, which explanation shall describe
    10.4(a)(1)  the terms and conditions of such annuity;
     10.4(a)(2) the Participant's right to make a Qualified Election to waive such annuity and the effect of such election;
    10.4(a)(3)  the rights of the Participant's Spouse, if any;
     10.4(a)(4) the right to revoke such election and the effect of such a revocation; and
     10.4(a)(5) the relative values of the various optional forms of benefits under the Plan.
    10.4(b) Qualified Preretirement Survivor Annuity. The Plan Administrator shall provide to each Participant within the "applicable period" for such Participant a written explanation of the Qualified Preretirement Survivor Annuity which includes the type of information described in S10.4(a). The "applicable period" for a Participant is
    10.4(b)(1) the period beginning on the first day of the Plan Year in which such Participant attains age 32 and ending with the close of the Plan Year preceding the Plan Year in which the Participant attains age 35,
     10.4(b)(2) a reasonable period ending after he or she becomes a Participant, or
     10.4(b)(3) a reasonable period ending after this S10 applies to such Participant, whichever period ends last. However, if a Participant separates from service before he or she reaches age 35, such notice shall be provided within the two year period beginning one year before the Participant's separation from service and ending one year after such separation and if such Participant is subsequently reemployed, the applicable period for such Participant shall be redetermined under S10.4(b)(1) through S10.4(b)(3). For purposes of S10.4(b)(2) and S10.4(b)(3), a
"reasonable period" is the two year period which begins one year prior to the occurrence of the event and ends one year after the occurrence of the event.
10.5 Safe Harbor Rules.
   10.5(a) Application. If so specified in the Adoption Agreement, the provisions in this S10.5 shall apply in lieu of S10.1 through S10.4 to
(1) a Participant in a Profit Sharing Plan or a 401(k) Plan, and (2) to any distribution made on or after the first day of the first Plan Year beginning after December 31, 1988 from or under a separate account attributable solely to accumulated deductible employee contributions (as defined in Code S72(o)(5)(B)) and maintained on behalf of a Participant in a Money Purchase Pension Plan or Target Benefit Pension Plan provided that the conditions specified in S10.5(b) are satisfied.
   10.5(b) Conditions. In order to fit within this safe harbor (1) the Participant does not or cannot elect payments in the form of a Life Annuity with respect to the Participant's Vested Account Balance; (2) on the death of a Participant, the Participant's Vested Account
Balance shall be paid to the Participant's surviving Spouse, or if there is no surviving Spouse or if the surviving Spouse has consented in a manner conforming to a Qualified Election, to the Participant's Beneficiary; and (3) with respect to a Participant in a Profit Sharing Plan or a 401(k) Plan, the Plan is not a direct or indirect transferee of a defined benefit plan, money purchase pension plan, target benefit pension plan, stock bonus plan, or profit-sharing plan which is subject to the survivor annuity requirements of Code S401(a)(11) and Code S417 ("Transferee Plan"), or the Plan maintains separate bookkeeping accounts for such Participant's Transferee Plan benefits and all other benefits of the Participant under the Plan and gains, losses, withdrawals, contributions, forfeitures, and other credits or charges are allocated on a reasonable and consistent basis between the Transferee Plan benefits (which are subject to the survivor annuity requirements in S10.1 through S10.4) and the other Plan benefits (which are subject to the safe harbor rule in this S10.5).
   10.5(c) Surviving Spouse. The surviving Spouse may elect to have distribution of the Vested Account Balance commence within the 90 day period following the date of the Participant's death. The Vested Account Balance shall be adjusted for Fund Earnings occurring after the Participant's death in accordance with S6.2 in the same manner that Accounts are adjusted for other types of distributions.
   10.5(d) Waiver of Spousal Benefit. The Participant may waive the spousal death benefit described in this S10.5 at any time; provided, no such waiver shall be effective unless it satisfies the conditions described in S10.1(e) (other than the notification requirement referred to in such section) that would apply to the Participant's Qualified Election to waive the Qualified Preretirement Survivor Annuity.
   10.5(e) Vested Account Balance. For purposes of this S10.5, Vested Account Balance shall mean, (1) in the case of a Money Purchase
Pension Plan or Target Benefit Pension Plan, the Participant's separate account balance attributable solely to accumulated deductible employee contributions within the meaning of Code S72(o)(5)(B) and (2) in the case of a Profit Sharing Plan or 401(k) Plan, the Participant's Vested Account Balance as defined in S10.1(h), excluding the portion of such Vested Account Balance which is attributable to Transferee Plan benefits described in S10.5(b).
10.6  Optional Forms.
   10.6(a)General. If a Participant properly and timely waives the Qualified Joint and Survivor Annuity as described in S10.2 or to the extent the safe harbor rules of S10.5 apply to a distribution, such distribution shall be made in the form specified in this S10.6 as selected by the Participant (or his or her Beneficiary in the event of the Participant's death).
   10.6(b) Before Separation From Service. Any distribution made pursuant to S9.2 shall, subject to S10.2, be made in a single sum.
  10.6(c)  After Separation From Service.
    10.6(c)(1) Standard Option. The optional benefit form available to any Participant after separation from service with the Employer and all Affiliates or to his or her Beneficiary in the event of the Participant's death shall be a single sum.
     10.6(c)(2) Alternative. If specified in the Adoption Agreement, the following optional benefit forms shall be available to any
Participant (or to his or her Beneficiary in the event of the Participant's death):
      (i) Single Sum - by payment in a single sum.
       (ii) Installments - by payment in annual installments (or more frequent installments) over a specified period in accordance with the minimum distribution rules in S11.
       (iii) Annuity - in the form of an annuity contract under which the amount of benefits shall be that which can be provided by applying the nonforfeitable portion of such Participant's Account to the applicable settlement option or annuity purchase rate under such contract; or
       (iv) Other Forms - under one of the optional forms of distribution, if any, under the Pre-Existing Plan or a plan described in S14.5 which are required to be preserved under Code S411(d)(6). Such optional forms shall be described in the Adoption Agreement and, unless otherwise specified in the Adoption Agreement, such other forms shall apply to the Participant's entire Account balance. Notwithstanding the foregoing, if the Plan Administrator separately accounts for benefits under a Pre-Existing Plan or a plan described under S14.5 or, if applicable, under S10.5, the optional forms may be limited to such separate accounts.
   10.6(d) No Method Selected. If the safe harbor rules of S10.5 apply to a distribution, but the Participant or the Participant's Spouse or Beneficiary fails to specify the method of distribution, then any distribution made to such Participant, Spouse or Beneficiary shall be made in a single sum.
    10.6(e) Single Sum. A distribution made on account of a Participant's death or separation from service with the Employer and all Affiliates which is made in more than one payment shall be deemed to be a single sum distribution for purposes of this Plan if the additional payment or payments are necessary to reflect allocations completed following the Participant's death or separation from service.
   10.6(f) In Kind Distributions. A distribution shall be made in kind only to the extent provided in the Adoption Agreement and only to the extent an "in kind" distribution is permissible under ERISA.
10.7 Annuity Contracts. Any annuity contract distributed by the Plan to a Participant or a Beneficiary shall be nontransferable and the terms of such contract shall comply with the applicable requirements of this Plan and the Code.
10.8  Transitional Rules.
  10.8(a) Any living Participant not receiving benefits on August 23, 1984, who would otherwise not receive the benefits prescribed by the previous sections of this S10 must be given the opportunity to elect to have such sections apply (1) if such Participant is credited with at least one Hour of Service under this Plan or a predecessor plan in a Plan Year beginning on or after January 1, 1976, and (2) such Participant had at least 10 years of vesting service when he or she separated from service.
  10.8(b) Any living Participant not receiving benefits on August 23, 1984, who was credited with at least one Hour of Service under this Plan or a predecessor plan on or after September 2, 1974, and who is not otherwise credited with any service in a Plan Year beginning on or after January 1, 1976, must be given the opportunity to have his or her benefits paid in accordance with S10.8(d).
   10.8(c) The respective opportunities to elect (as described in S10.8(a) and (b) above) must be afforded to the appropriate Participants during the period commencing on August 23, 1984, and ending on the date benefits would otherwise commence to such Participants.
   10.8(d) Any Participant who has elected pursuant to S10.8(b) and any Participant who does not elect under S10.8(a) or who meets the requirements of S10.8(a) except that such Participant does not have at least 10 years of vesting service when he or she separates from service, shall have his or her benefits distributed in accordance with all of the following requirements if benefits would have been payable in the form of a life annuity:
     10.8(d)(1) If benefits in the form of a life annuity become payable to a married Participant who:
      (i) begins to receive payments under the Plan on or after Normal Retirement Age; or
       (ii) dies on or after Normal Retirement Age while still working for the Employer; or
       (iii) begins to receive payments on or after the "qualified early retirement age"; or
       (iv) separates from service on or after attaining Normal Retirement Age (or the "qualified early retirement age") and after satisfying the eligibility requirements for the payment of benefits under the Plan and thereafter dies before beginning to receive such benefits;
     then such benefits shall be received under this Plan in the form of a Qualified Joint and Survivor Annuity, unless the Participant has elected otherwise during the election period. The election period must begin at least 6 months before the Participant attains "qualified early retirement age" and end not more than 90 days before the commencement of benefits. Any such election shall be in writing and may be changed by the Participant at any time.
     10.8(d)(2) A Participant who is employed after attaining the qualified early retirement age shall be given the opportunity to elect, during the election period, to have a survivor annuity payable on death. The election period begins on the later of (i) the 90th day before the Participant attains the "qualified early retirement age", or (ii) the date on which participation begins, and ends on the date the Participant separates from service. Any such election shall be in writing and may be changed by the Participant at any time. If the Participant elects the survivor annuity, payments under such annuity must not be less than the payments which would have been made to the Spouse under the Qualified Joint and Survivor Annuity if the Participant had retired on the day before the Participant's death.
     10.8(d)(3) For purposes of this S10.8(d), "qualified early retirement age" means the latest of:
       (i) the earliest date under the Plan on which the Participant may elect to receive retirement benefits,
       (ii) the first day of the 120th month beginning before the Participant reaches Normal Retirement Age, or
      (iii) the date the Participant begins participation.
10.9 Direct Rollovers.
   10.9(a) General. This S10.9 applies to distributions made on or after January 1, 1993. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee's election under this S10, a Distributee may elect, at the time and in the manner prescribed  by  the  Plan Administrator, to have  any  portion  of  an
Eligible  Rollover  Distribution paid  directly  by  the  Plan  to  an
Eligible Retirement Plan specified by the Distributee in a direct rollover in accordance with Code S401(a)(31).
  10.9(b) Definitions.
     10.9(b)(1) Eligible Rollover Distribution. An Eligible Rollover Distribution is any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the
Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Code S 401(a)(9); and the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).
     10.9(b)(2) Eligible Retirement Plan. An Eligible Retirement Plan is an individual retirement account described in Code S408(a), an individual retirement annuity described in Code S408(b), an annuity plan described in Code S403(a), or a qualified trust described in Code S401(a), that accepts the Distributee's Eligible Rollover
Distribution. However, in the case of an Eligible Rollover Distribution to the surviving spouse, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity.
     10.9(b)(3) Distributee. A Distributee includes an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code S414(p), are Distributees with regard to the interest of the spouse or former spouse.
SECTION 11.  MINIMUM DISTRIBUTION REQUIREMENTS
11.1 General. Subject to S10, Benefit Payment Forms - Joint and Survivor Annuity Requirements, the requirements of this S11 shall apply to any distribution of a Participant's Account and shall take precedence over any inconsistent provisions of this Plan. Unless otherwise specified, the provisions of this S11 shall apply to calendar years beginning after December 31, 1984. All distributions required under this S11 shall be determined and made in accordance with the proposed regulations under Code S401(a)(9), including the minimum distribution incidental benefit requirement of S1.401(a)(9)-2 of the proposed regulations.
11.2 Special Definitions.
   11.2(a) Applicable Calendar Year - means the first Distribution Calendar Year, and if life expectancy is being recalculated, each succeeding calendar year.
   11.2(b) Applicable Life Expectancy - means the life expectancy (or joint and last survivor expectancy) calculated using the attained age of the Participant (or Designated Beneficiary) as of the Participant's (or Designated Beneficiary's) birthday in the Applicable Calendar Year reduced by one for each calendar year which has elapsed since the date life expectancy was first calculated. If life expectancy is being recalculated, the Applicable Life Expectancy shall be the life expectancy as so recalculated.
   11.2(c) Designated Beneficiary - means the individual who is designated as the Beneficiary under this Plan in accordance with Code S401(a)(9) and the regulations under such Code section.
  11.2(d) Distribution Calendar Year - means a calendar year for which a minimum distribution is required. For distributions beginning before the Participant's death, the first Distribution Calendar Year shall be the calendar year immediately preceding the calendar year which contains the Participant's Required Beginning Date. For distributions beginning after the Participant's death, the first Distribution Calendar Year shall be the calendar year in which distributions are required to begin pursuant to S11.6.
   11.2(e) Life Expectancy - means the life expectancy (or joint and last survivor expectancy) as computed by use of the expected return multiples in Tables V and VI of S1.72-9 of the Federal Income Tax Regulations. Unless otherwise elected by the Participant (or Spouse, in the case of distributions described in S11.6(b)(2)) by the time distributions are required to begin, life expectancies shall be recalculated annually. Such election shall be irrevocable as to the
Participant (or Spouse) and shall apply to all subsequent years. The life expectancy of a nonspouse Beneficiary may not be recalculated.
   11.2(f) Participant's Benefit - means the nonforfeitable portion of a Participant's Account determined as of the last Valuation Date in the calendar year immediately preceding the Distribution Calendar Year ("valuation calendar year") increased by the amount of any contributions or forfeitures allocated to the Account as of dates in the valuation calendar year after such Valuation Date and decreased by distributions made in the valuation calendar year after such Valuation Date. If any portion of the minimum distribution for the first Distribution Calendar Year is made in the second Distribution Calendar Year on or before the Required Beginning Date, the amount of the minimum distribution made in the second Distribution Calendar Year shall be treated as if it had been made in the immediately preceding Distribution Calendar Year.
  11.2(g) Required Beginning Date.
     11.2(g)(1) General Rule. The Required Beginning Date of a Participant who reaches age 70 after December 31, 1987 is the first day of April of the calendar year following the calendar year in which the Participant reaches age 70.
    11.2(g)(2) Age 70 Before 1988. The Required Beginning Date of a Participant who reaches age 70 before January 1, 1988 shall be,
       (i) for a Participant who is not a 5% owner, the first day of April of the calendar year following the calendar year in which occurs the later of retirement or reaching age 70 or
       (ii)  for  a  Participant who is a 5%  owner  during  any  year beginning  after  December 31, 1979, the first day of April  following the later of:
         (A)  the  calendar year in which the Participant reaches  age
70, or
      B) earlier of the calendar year with or within which ends
the Plan Year in which the Participant becomes a 5% owner, or the calendar year in which the Participant retires.
     11.2(g)(3) Age 70 During 1988. The Required Beginning Date of a Participant who is not a 5% owner, who reaches age 70 during 1988 and who has not retired before January 1, 1989 shall be April 1, 1990. The Required Beginning Date of a Participant who is a 5% owner or who retired before January 1, 1989 and who reaches age 70 during 1988 shall be determined in accordance with S11.2(g)(1).
    11.2(g)(4) 5% Owner. A Participant shall be treated as a 5% owner for purposes of this S11.2(g) if such Participant is a 5% owner as defined in Code S416(i) (determined in accordance with Code S416 but without regard to whether the Plan is top-heavy) at any time during the Plan Year ending with or within the calendar year in which such
individual  attains  age  66  or  any  subsequent  Plan  Year.   Once
distributions have begun to a 5% owner under this S11, they must continue to be distributed, even if the Participant ceases to be a 5% owner in a subsequent year.
11.3 Required Beginning Date. The entire nonforfeitable interest of a Participant must be distributed or begin to be distributed no later than the Participant's Required Beginning Date. Such distribution shall be made
   11.3(a) in the form of a Qualified Joint and Survivor Annuity as described in S10.2, or
   11.3(b) if the Qualified Joint and Survivor Annuity is properly waived or to the extent the safe harbor rules in S10.5 apply, in the optional benefit form in S10.6 selected by the Participant. Notwithstanding the foregoing, even if installment distributions are not otherwise available as an optional benefit form, a Participant who has not separated from service with the Employer and all Affiliates as of the Required Beginning Date (or as of the end of any Distribution Calendar Year thereafter) may elect to receive the minimum distribution amount for each such Distribution Calendar Year as described in S11.5.
11.4 Limits on Distribution Periods. As of the first Distribution Calendar Year, distributions (if not made in a single sum) may only be made over one of the following periods (or a combination thereof):
  11.4(a)  the life of the Participant,
  11.4(b)  the life of the Participant and a Designated Beneficiary,
   11.4(c) a period certain not extending beyond the life expectancy of the Participant, or
   11.4(d) a period certain not extending beyond the joint and last survivor expectancy of the Participant and a Designated Beneficiary.
11.5 Determination of Amount to be Distributed Each Year. If the Participant's interest is to be distributed in other than a single sum, the following minimum distribution rules shall apply on or after the Required Beginning Date:
  11.5(a) Individual Account.
      11.5(a)
(1)   General.  If  a  Participant's  Benefit  is  to  be
distributed over (i) a period not extending beyond the life expectancy of the Participant or the joint life and last survivor expectancy of the Participant and the Participant's Designated Beneficiary or (ii) a period not extending beyond the life expectancy of the Designated Beneficiary, the amount required to be distributed for each calendar year, beginning with distributions for the first Distribution Calendar Year, must at least equal the quotient obtained by dividing the Participant's Benefit by the Applicable Life Expectancy.
    11.5(a)(2) Incidental Death Benefit Rules.
       (i) For calendar years beginning before January 1, 1989, if the Participant's Spouse is not the Designated Beneficiary, the method of distribution selected must assure that at least 50% of the present value of the amount available for distribution is paid within the life expectancy of the Participant.
       (ii) For calendar years beginning after December 31, 1988, the amount to be distributed each year, beginning with distributions for the first Distribution Calendar Year, shall not be less than the quotient obtained by dividing the Participant's Benefit by the lesser of (A) the Applicable Life Expectancy or (B) if the Participant's Spouse is not the Designated Beneficiary, the applicable divisor determined from the table set forth in Q&A-4 of S1.401(a)(9)-2 of the proposed regulations. Distributions after the death of the Participant shall be distributed using the Applicable Life Expectancy in S11.5(a)(1) as the relevant divisor without regard to S1.401(a)(9)-2 of the proposed regulations.
     11.5(a)(3) Timing. The minimum distribution required for the Participant's first Distribution Calendar Year must be made on or before the Participant's Required Beginning Date. The minimum distribution for subsequent Distribution Calendar Years, including the minimum distribution for the Distribution Calendar Year in which the Participant's Required Beginning Date occurs, must be made on or before December 31 of that Distribution Calendar Year.
    11.5(b) Annuity Contracts. If the Participant's Benefit is distributed in the form of an annuity purchased from an insurance company, distributions under such annuity shall be made in accordance with the requirements of Code S401(a)(9).
11.6 Death Distribution Provisions.
  11.6(a) Distribution Beginning Before Death. If the Participant dies after distribution of his or her nonforfeitable interest has begun, the remaining portion of such nonforfeitable interest shall continue to be distributed at least as rapidly as under the method of distribution being used prior to the Participant's death.
   11.6(b) Distribution Beginning After Death. If the Participant dies before distribution of his or her nonforfeitable interest begins, distribution of the Participant's entire nonforfeitable interest shall be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death except to the extent that an election is made to receive distributions in accordance with (1) or
(2) below:
     11.6(b)(1) if any portion of the Participant's nonforfeitable interest is payable to a Designated Beneficiary, distributions may be made over the life or over a period certain not greater than the life expectancy of the Designated Beneficiary and shall commence on or before December 31 of the calendar year immediately following the calendar year in which the Participant died;
     11.6(b)(2) if the Designated Beneficiary is the Participant's surviving Spouse, distributions may be made over the period described in clause (1) above but the required commencement date may be deferred until the later of (i) December 31 of the calendar year immediately following the calendar year in which the Participant died or (ii) December 31 of the calendar year in which the Participant would have reached age 70.
 If the Participant has not made an election pursuant to this S11.6(b) by the time of the Participant's death, the
  Participant's Designated Beneficiary must elect
 the method of distribution no  later
than the earlier of (A) December 31 of the calendar year in which distributions would be required to begin under this S11.6, or (B) December 31 of the calendar year which contains the fifth anniversary of the date of death of the Participant. If the Participant has no Designated Beneficiary, or if the Designated Beneficiary does not elect a method of distribution, distribution of the Participant's entire interest must be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.
  11.6(c)  Special Rules.
    11.6(c)(1) For purposes of S11.6(b), if the surviving Spouse dies after the Participant, but before payments to such Spouse begin, the provisions of S11.6(b), with the exception of S11.6(b)(2), shall be applied as if the surviving Spouse were the Participant.
    11.6(c)(2) For purposes of this S11.6, any amount paid to a child of the Participant shall be treated as if it had been paid to the surviving Spouse if the amount becomes payable to the surviving Spouse when the child reaches the age of majority.
     11.6(c)(3) For the purposes of this S11.6, distribution of a Participant's interest shall be considered to begin on the Participant's Required Beginning Date (or, if S11.6(c)(1) above is applicable, the date distribution is required to begin to the surviving Spouse pursuant to S11.6(b)). If distribution in the form of an annuity irrevocably commences to the Participant before the Required Beginning Date, the date distribution is considered to begin shall be the date distribution actually commences.
11.7  Special Pre-TEFRA Distribution Election.
  11.7(a) General Rule. Subject to S10, Benefit Payment Forms - Joint and Survivor Annuity Requirements, the nonforfeitable percentage of the Account of any Participant (including a "5% owner" as described in S11.2(g)(4)) who has in effect a Special Pre-TEFRA Distribution Election (as described in S11.7(b)) shall be paid only to the Participant, or in the case of the Participant's death, only to his or her beneficiary in accordance with the method of distribution specified in such election without regard to the distribution rules set forth in S11.1 through S11.6.
   11.7(b) Special Pre-TEFRA Distribution Election. For purposes of this S11.7, a Special Pre-TEFRA Distribution Election means a designation in writing, signed by the Participant or his or her beneficiary, made before January 1, 1984 by a Participant in this Plan or a Participant in a Pre-Existing Plan who had accrued a benefit under such plan as of December 31, 1983 which designation specifies
    11.7(b)(1) a distribution method which was permissible under Code S401(a)(9) as in effect prior to amendment by the Deficit Reduction Act of 1984,
    11.7(b)(2)  the time at which such distribution will commence,
     11.7(b)(3)  the period over which such distribution will be made,
and
     11.7(b)(4) if such designation is to be effective for a beneficiary, the beneficiaries of the Participant in order of priority.
   A distribution to be made upon the death of a Participant shall not be covered under this S11.7(b) unless the information in the designation with respect to such distribution satisfies the requirements of this S11.7(b).
   11.7(c) Current Distributions. Any distribution which began before January 1, 1984 and continues after such date shall be deemed to be made pursuant to a Special Pre-TEFRA Distribution Election if the method of distribution was set forth in writing and such method satisfies the requirements of S11.7(b)(1) through (4).
   11.7(d) Revocation. A Participant who made a Special Pre-TEFRA Distribution Election shall have the right to revoke such election by completing and filing a distribution Election Form under S9. Furthermore, any change (other than the mere substitution or addition of a beneficiary not originally designated in such election which does not directly or indirectly alter the period over which distributions are to be made) to a Special Pre-TEFRA Distribution Election shall be deemed to be a revocation of such election. Upon revocation, any subsequent distribution shall be made in accordance with Code
S401(a)(9). If a designation is revoked subsequent to the date distributions are required to begin, the Plan must distribute by the end of the calendar year following the calendar year in which the revocation occurs the total amount not yet distributed which would have been required to have been distributed to satisfy Code S401(a)(9), but for the Special Pre-TEFRA Distribution Election. For calendar years beginning after December 31, 1988, such distributions must meet the minimum distribution incidental benefit requirements in S1.401(a)(9)-2 of the proposed regulations. If an amount is transferred or rolled over from one plan to another plan, the rules in

Q&A  J-2  and  Q&A  J-3 of S1.401(a)(9)-1 of the proposed  regulations shall apply.
SECTION 12.  TOP-HEAVY PLAN RULES
12.1 Application. The rules set forth in this S12 shall supersede any provisions of this Plan or the Adoption Agreement which are inconsistent with these rules as of the first day of the first Plan Year beginning after December 31, 1983 during which the Plan is or becomes a Top-Heavy Plan and such rules shall continue to supersede such provisions for so long as the Plan is a Top-Heavy Plan unless the Code permits such rules to cease earlier or requires them to remain in effect for a longer period.
12.2 Special Definitions. For purposes of this S12, the terms defined in this S12.2 shall have the meanings shown opposite such terms.
  12.2(a) Determination Date - means
     12.2(a)(1) for the first Plan Year of a Plan which is adopted as a new Plan under the Adoption Agreement, the last day of such Plan Year, and
     12.2(a)(2) for any subsequent Plan Year, the last day of the immediately preceding Plan Year, and
     12.2(a)(3)   for  any  plan  year of each  other  qualified  plan
maintained by the Employer or an Affiliate which is part of a Permissive Aggregation Group or a Required Aggregation Group, the date determined under this S12.2(a) as if the term "Plan Year" means the plan year for each such qualified plan.
  12.2(b)Key Employee - means any Employee or former Employee (and the Beneficiaries of such Employee) (as determined in accordance with Code S416(i)(1)) who at any time during the Plan Year or any of the 4 immediately preceding Plan Years was
     12.2(b)(1) an officer of the Employer or an Affiliate whose compensation for such Plan Year exceeds 50% of the dollar limitation under Code S415(b)(1)(A),
     12.2(b)(2) an owner (or considered to be an owner within the meaning of Code S318) of one of the 10 largest interests in the Employer or an Affiliate whose compensation for such Plan Year exceeds the 100% of the dollar limitation under Code S415(c)(1)(A); provided that the value of such Employee's ownership interest is more than one-half of one percent,
    12.2(b)(3)  a 5% owner of the Employer or an Affiliate, or
     12.2(b)(4) a 1% owner of the Employer or an Affiliate whose compensation for such Plan Year exceeds $150,000.
   For purposes of this S12.2(b), an Employee's compensation means compensation within the meaning of Code S415(c)(3) (as defined in S7.2(a)(2)) but including amounts contributed by the Employer or an Affiliate pursuant to a salary reduction agreement which are excluded from gross income under Code S125, S402(e)(3), S402(h) or S403(b).
   12.2(c) Permissive Aggregation Group - means a Required Aggregation Group and any other qualified plan or plans (as described in Code S401(a)) maintained by the Employer or an Affiliate which, when considered with the Required Aggregation Group, would continue to satisfy the requirements of Code S401(a)(4) and Code S410.
   12.2(d) Required Aggregation Group - means (1) each qualified plan (as described in Code S401(a)) maintained by the Employer or an Affiliate in which at least one Key Employee participates or participated at any time during the 5 year period ending on the Determination Date (without regard to whether such plan has terminated) and (2) any other qualified plan maintained by the Employer or an Affiliate which enables any such plan to satisfy the requirements of Code S401(a)(4) or Code S410.
   12.2(e) Top-Heavy Plan - means this Plan if, for any Plan Year beginning after December 31, 1983, either
     12.2(e)(1) this Plan is not part of a Required Aggregation Group or a Permissive Aggregation Group and the Top-Heavy Ratio for this Plan exceeds 60%;
     12.2(e)(2) this Plan is part of a Required Aggregation Group but not part of a Permissive Aggregation Group and the Top-Heavy Ratio for the Required Aggregation Group exceeds 60%; or
     12.2(e)(3) this Plan is part of a Required Aggregation Group and part of a Permissive Aggregation Group and the Top-Heavy Ratio for the Permissive Aggregation Group exceeds 60%.
  12.2(f) Top-Heavy Ratio.
     12.2(f)(1) If the Employer or an Affiliate maintains one or more defined contribution plans (including any simplified employee pension plan) and the Employer or an Affiliate has never maintained a defined benefit plan under which benefits have been accrued for a Participant in this Plan during the 5 year period ending on the Determination Date, "Top-Heavy Ratio" means for this Plan alone or for the Required Aggregation Group or Permissive Aggregation Group, as appropriate, a fraction, the numerator of which shall be the sum of the account balances of all Key Employees as of the Determination Date under this and all other such defined contribution plans and the denominator of which shall be the sum of the account balances of all employees as of the Determination Date under this and all other such defined contribution plans.
     12.2(f)(2) If the Employer or an Affiliate maintains one or more defined contribution plans (including any simplified employee pension plan) and the Employer or an Affiliate maintains or has ever maintained one or more defined benefit plans under which benefits have been accrued for a Participant in this Plan during the 5 year period ending on the Determination Date, "Top Heavy Ratio" means for the Required Aggregation Group or the Permissive Aggregation Group, as appropriate, a fraction, the numerator of which shall be the sum of the account balances for all Key Employees as of the Determination Date under this and all other such defined contribution plans and the sum of the present value of the accrued benefits for all Key Employees as of the Determination Date under all defined benefit plans maintained by the Employer or an Affiliate and the denominator of which shall be the sum of the account balances for all employees as of the Determination Date under this and all other such defined contribution plans and the sum of the present value of the accrued benefits for all employees as of the Determination Date under all defined benefit plans maintained by the Employer or an Affiliate.
     12.2(f)(3) The following rules shall apply for purposes of calculating the Top-Heavy Ratio:
       (i) The value of any account balance and the present value of any accrued benefit shall be determined as of the most recent Top-Heavy Valuation Date that falls within, or ends with, the 12 month period ending on the Determination Date (or, if plans are aggregated, the Determination Dates that fall within the same calendar year), except as provided under the regulations under Code S416 for the first and second years of a defined benefit plan;
       (ii) The value of any account balance and the present value of any accrued benefit shall include the value of any distributions made during the 5 year period ending on such Determination Date and any contributions due but as yet unpaid as of the Determination Date which are required to be taken into account on that date under Code S416;
       (iii) The present value of an accrued benefit under a defined benefit plan shall be determined in accordance with the interest rate and mortality assumptions specified in the Adoption Agreement or, if this Plan and such defined benefit plan are Paired Plans, as specified in the Adoption Agreement for such defined benefit Paired Plan;
      (iv) The account balance or accrued benefit of a Participant who is not a Key Employee for the current Plan Year but who was a Key Employee in a prior Plan Year or who has not performed an Hour of Service for the Employer or any Affiliate at any time during the 5 year period ending on the Determination Date shall be disregarded;
      (v) Deductible employee contributions shall be disregarded;
       (vi) The calculation of the Top-Heavy Ratio and the extent to which contributions, distributions, rollovers, and transfers are taken into account shall be determined in accordance with Code S416; and
       (vii) If the Employer maintains more than one defined benefit plan, the accrued benefit of a Participant other than a Key Employee shall be determined under the method, if any, that uniformly applies for accrual purposes under all such defined benefit plans maintained by the Employer or an Affiliate, or if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of Code S411(b)(1)(C).
  12.2(g) Top-Heavy Valuation Date - means for this Plan, the last day of each Plan Year and for each other qualified plan maintained by the Employer or an Affiliate,
     12.2(g)(1) Standard Option - the most recent valuation  date  for such plan or
     12.2(g)(2) Alternative - the valuation date specified in the Adoption Agreement.
12.3  Minimum Allocation.
  12.3(a) General. Except as otherwise provided in this S12.3, for any Plan Year in which this Plan is a Top-Heavy Plan, the "minimum allocation" for each Participant who is not a Key Employee means an allocation of Employer Contributions and Forfeitures made in accordance with S12.3(d) which shall not be less than the lesser of
     12.3(a)(1)  3% of such Participant's Compensation for  such  Plan
Year or,
    12.3(a)(2) if the Employer or an Affiliate has no defined benefit plan which uses this Plan to satisfy the requirements of Code S401(a)(4) or Code S410, the largest percentage of the Employer Contributions and Forfeitures allocated on behalf of any Key Employee (expressed as a percentage of the first $200,000 of Compensation) for such Plan Year.
   12.3(b) Defined Benefit Paired Plan. If this Plan is adopted in combination with a defined benefit Paired Plan, the Employer and the Participating Affiliates shall make a contribution under this Plan (or, if this Plan is adopted in combination with another defined contribution Paired Plan, under any combination of defined contribution Paired Plans) for each Participant who is an Eligible Employee at  any time during such Plan Year who is also a Participant in the defined benefit Paired Plan equal to at least 5% (or such greater percentage as is specified in the adoption agreement for the defined benefit Paired Plan) of Compensation for such Plan Year unless the Employer elects under such defined benefit Paired Plan to provide the minimum benefit accrual under such defined benefit Paired Plan.
  If this S12.3(b) applies and the Employer has not elected to provide the minimum benefit accrual under the defined benefit Paired Plan, the minimum allocation required under this S12.3(b) for Plan Years beginning on and after the Final Compliance Date shall, subject to the ordering rules in S12.3(c), be made under this Plan without regard to whether the Participant also benefits under the defined benefit Paired Plan. Further, if this Plan and the defined benefit Paired Plan do not benefit the same participants for such Plan Year, the minimum allocation described in S12.3(a) shall, subject to the ordering rules in S12.3(c), be made under this Plan for each Participant described in S12.3(d)(1) and the minimum benefit accrual shall be made for each participant in the defined Benefit Paired Plan in accordance with the terms of such Paired Plan.
  12.3(c) Defined Contribution Paired Plan. If this Plan is adopted in combination with one or more defined contribution Paired Plans, the minimum allocation required under this S12.3, if any, shall be made under such Paired Plans in the following order:
     12.3(c)(1) Standard Option - First, under the Money Purchase Pension Plan, if any; second, under the Target Benefit Pension Plan, if any; third, under the Profit Sharing Plan, if any; and finally, under the 401(k) Plan, if any.
     12.3(c)(2)  Alternative - in the order specified in the  Adoption
Agreement.
   12.3(d) Participants Entitled to Allocation. The minimum allocation required for any Plan Year under this S12.3
     12.3(d)(1) shall be made for each Participant who is not a Key Employee and who is employed as an Eligible Employee (or on an authorized leave of absence as an Eligible Employee) on the last day of such Plan Year, without regard to the number of Hours of Service actually completed by such Participant in such Plan Year; and
     12.3(d)(2) shall not apply to any Participant (i) who is covered under any other plan or plans maintained by the Employer or an Affiliate and the Employer has specified in the Adoption Agreement that the minimum allocation or the minimum benefit required under Code S416 for any Plan Year for which this Plan is a Top-Heavy Plan shall be made under such other plan or plans or (ii) to the extent such Participant receives such minimum allocation or minimum benefit under this Plan or any other plans maintained by the Employer or an Affiliate.
    Notwithstanding S12.3(d)(2), if this Plan is adopted as a nonstandardized Plan that intends to satisfy the safe harbor in the Code S401(a)(4) regulations, the minimum allocation required under S12.3 for Plan Years beginning on and after the Final Compliance Date must be made for each Participant described in S12.3(d)(1) without regard to whether the Participant also benefits under another plan, but only to the extent that such minimum allocation is not otherwise received under this Plan.
   12.3(e) Nonforfeitability. The minimum allocation required under this S12.3 (to the extent required to be nonforfeitable under Code S416(b)) shall not be forfeited under Code S411(a)(3)(B) or Code S411(a)(3)(D).
    12.3(f)  Compensation.  For  purposes  of  computing  the  minimum allocation under this S12.3, the term "Compensation" shall mean Compensation within the meaning of Code S415(c)(3) as described in S7.2(a)(2).
   12.3(g) Multiple Plans. If the Employer or an Affiliate also maintains another plan, the Employer shall specify in the Adoption Agreement how the minimum allocation, if any, required under Code S416 will be satisfied and, if the Employer or an Affiliate maintains or has maintained a defined benefit plan, the method of satisfying Code S416(h).
  12.3(h) Integrated Plans.
     12.3(h)(1) Profit Sharing Plan. If this Plan is adopted as an integrated Profit Sharing Plan, the following allocation formula shall apply in lieu of the formula in S6.3(a)(2) for each Plan Year in which such Plan is a Top-Heavy Plan.
     The Forfeitures and the Employer Contribution shall be allocated (and posted) as of the last day of such Plan Year to the Employer Account of each Active Participant and each other Participant for whom a minimum allocation is required to be made under this S12.3 in accordance with the following:
       Step One - First, the lesser of (A) the sum of the Employer Contribution and Forfeitures for such Plan Year or (B) the product of the Top-Heavy Percentage and the total Compensation of all such Participants shall be allocated in the same ratio that each such Participant's total Compensation for such Plan Year bears to the total Compensation of all such Participants for such Plan Year.
       Step Two - Second, the lesser of (A) the remaining Employer Contribution and Forfeitures for such Plan Year or (B) the product of the Top-Heavy Percentage (or the Maximum Disparity Rate, if less) and the total Excess Compensation of all such Participants shall be allocated in the same ratio that each such Participant's Excess Compensation for such Plan Year bears to the total Excess Compensation of all such Participants for such Plan Year.
       Step Three - Third, the lesser of (A) the remaining Employer Contribution and Forfeitures for such Plan Year or (B) the Integration Amount shall be allocated in the same ratio that the sum of the total Compensation and Excess Compensation of each such Participant for such Plan Year bears to the sum of the total Compensation and Excess Compensation of all such Participants for such Plan Year.
       Step Four - Finally, the remaining Employer Contribution and Forfeitures for such Plan Year shall be allocated in the same ratio that each such Participant's total Compensation for such Plan Year bears to the total Compensation of all such Participants for such Plan Year.
     12.3(h)(2)Money Purchase Pension Plan. If this Plan is adopted as an integrated Money Purchase Pension Plan, (i) the "Base Contribution Percentage" specified in the Adoption Agreement, if less than the Top-Heavy Percentage, shall be increased to equal the Top-Heavy Percentage and (ii) the Employer Contribution required under S5.2 (as adjusted in
(i) above) shall be made for each Active Participant and each other Participant for whom an allocation is required to be made under this S12.3.
    12.3(h)(3) Special Definitions. For purposes of this S12.3(h),
       (i) Excess Compensation" means the amount, if any, of a Participant's Compensation for such Plan Year which exceeds the Integration Level for such Plan Year.
       (ii) Integration Amount" means the product of (1) the total Compensation and the total Excess Compensation of all such Participants and (2) the excess, if any, of the Integration Percentage specified in the Adoption Agreement over the Top-Heavy Percentage.
      (iii) Top-Heavy Percentage" means 3% or such greater percentage required under this S12.3 or specified in the Adoption Agreement.
12.4 Vesting Schedule. For any Plan Year in which this Plan is a Top-Heavy Plan, the Top-Heavy vesting schedule specified in the Adoption Agreement automatically shall apply to all benefits under the Plan within the meaning of Code S411(a)(7) (other than benefits which are attributable to Employee Contributions or Rollover Contributions or other contributions which are nonforfeitable when made), including benefits accrued before the effective date of Code S416 and before this Plan became a Top-Heavy Plan, unless the regular vesting schedule is at least as favorable as such Top-Heavy vesting schedule. However, the provisions of this S12.4 shall not apply to the Account balance of any Participant who does not complete an Hour of Service after the Plan first becomes a Top-Heavy Plan and such Participant's Account balance attributable to Employer contributions and Forfeitures shall be determined without regard to this S12.4. Further, no change in the vesting schedule as a result of a change in this Plan's status to a Top-Heavy Plan or to a plan which is not a Top-Heavy Plan shall deprive a Participant of the nonforfeitable percentage of the Participant's Account balance accrued to the date of the change, and any such change to the vesting schedule shall be subject to the provisions of S14.3(c).
12.5 401(k) Plan. Notwithstanding any contrary provision, the following rules shall apply if this Plan adopted as a 401(k) Plan:
  12.5(a) Qualified Nonelective Contributions shall be treated as Employer contributions for purposes of satisfying the minimum allocation under S12.3.
  12.5(b) Matching Contributions allocated to the Account of a Key Employee shall be treated as Employer contributions for purposes of determining the amount of the minimum allocation required under S12.3. The Plan may use Matching Contributions allocated on behalf of a non-Key Employee to satisfy the minimum allocation under S12.3; provided, however, that for Plan Years beginning on and after the Final Compliance Date, such contributions shall not be treated as Matching Contributions for purposes of satisfying the limitations of S7.4 and S7.5 but shall instead be subject to the general nondiscrimination rules of Code S401(a)(4).
  12.5(c) Elective Deferrals allocated to the Account of a Key Employee shall be treated as Employer contributions for purposes of determining the amount of the minimum allocation required under
  S12.3. However, for Plan Years beginning on and after the Final Compliance Date, Elective Deferrals allocated on behalf of non-Key Employees shall not be treated as Employer contributions for purposes of satisfying the minimum allocation required under S12.3.
SECTION   13.    INSURANCE,  INDIVIDUALLY  DIRECTED  INVESTMENTS   AND
PARTICIPANT LOANS
13.1 Insurance Contracts.
  13.1(a)  Elections and Existing Life Insurance Contracts.
    13.1(a)(1) Standard Option. No Participant shall have the right to elect to have the Trustee purchase an insurance contract on his or her life for his or her Account under this Plan; however, any life insurance contract purchased under the terms of a Pre-Existing Plan, which is acceptable to the Trustee, shall continue to be held by the Trustee for the benefit of the Participant subject to the conditions of this S13.1.
    13.1(a)(2) Alternative. If so specified in the Adoption Agreement each Participant who is an Eligible Employee may elect (subject to this S13.1) to have the Trustee purchase an insurance contract on his or her life for his or her Account under the Plan by completing and filing an Election Form with the Plan Administrator.
  13.1(b) Premiums. The aggregate annual premiums on any life insurance contracts held for a Participant's Account under this Plan shall be subject to the following limitations:
     13.1(b)(1) Ordinary Life. If the life insurance contracts are ordinary whole life insurance contracts which are contracts with both nondecreasing death benefits and nonincreasing premiums, such premiums shall be less than one-half of the aggregate Employer Contributions plus Forfeitures credited to the Participant's Employer Account and Matching Account.
     13.1(b)(2) Term and Universal Life. If the life insurance contracts are term life insurance contracts, universal life insurance contracts and any other life insurance contracts (other than whole life), then such premiums shall not exceed one-fourth of the aggregate Employer Contributions plus Forfeitures credited to the Participant's Employer Account and Matching Account.
     13.1(b)(3) Combination. If the life insurance contracts either combine features of ordinary whole life and other life insurance or consist of ordinary whole life and other life insurance contracts, the sum of one-half of the ordinary whole life premiums plus all other life insurance premiums shall not exceed one-fourth of the aggregate Employer Contributions plus Forfeitures credited to the Participant's Employer Account and Matching Account.
  13.1(c) Owner and Beneficiary. The Trustee shall apply for and be the owner of each life insurance contract held under this Plan and also shall be named as the beneficiary of each such life insurance contract. In the event of the Participant's death prior to the date as of which the Participant's Account becomes payable under the Plan, the Trustee, as beneficiary, shall pay the entire proceeds of such life insurance contracts to the Participant's Account which shall then be distributed to the surviving Spouse or, if applicable, to the Participant's Beneficiary in accordance with S10. Under no circumstances shall the Fund retain any part of the proceeds of any life insurance contracts. In the event of a conflict between the terms of the Plan and the terms of any life insurance contracts held under this Plan, the Plan provisions shall control.
  13.1(d) Allocations. Any dividends or credits earned on a life insurance contract held under this Plan shall be allocated to the Account of the Participant for whom the contract was purchased and may be applied to pay the annual premium on such life insurance contract. The amount of the annual premium on each such insurance contract shall be charged against the Account of the insured Participant. The value of any such insurance contract shall be deemed to be zero for the purposes of allocating the Employer Contribution, Forfeitures or the Fund Earnings for any Plan Year as provided in S6.
  13.1(e) Distribution to Participant. Subject to S10, Joint and Survivor Annuity Requirements, the life insurance contracts held as part of a Participant's Account shall be distributed in kind to the Participant upon retirement or other termination of employment as an Employee for reasons other than death (1) if such Account is completely nonforfeitable or (2) if the cash surrender value of such contracts is equal to or less than the nonforfeitable portion of the Participant's Account. If neither one of these conditions is satisfied and the Participant does not elect to purchase the life insurance contracts under S13.1(f), the Trustee shall surrender such contracts, add the proceeds to the Participant's Account and distribute the nonforfeitable percentage of the Participant's Account in accordance with S10.
  13.1(f) Termination of Insurance Election. A Participant may direct the Trustee to stop making premium payments on a life insurance contract held as part of the Participant's Account and to surrender such contract or to sell such contract to the Participant by completing and filing an Election Form with the Plan Administrator. If the Participant purchases the contract, he or she shall prepare and deliver to the Trustee all papers needed to properly effect that purchase and shall pay to the Trustee an amount equal to the cash surrender value of the contract at the time of the purchase. The amount paid either by the Participant for the purchase or by the insurance company in connection with the surrender of a contract shall be credited to the Participant's Account as of the date payment is made to the Trustee. A
  Participant automatically shall be deemed to have directed the Trustee to stop premium payments and to surrender a life insurance contract immediately before a premium due date if the premium due on that date would exceed the premium payment limits in S13.1(b).
13.2 Individually Directed Investments.
  13.2(a)  General.
     13.2(a)(1) Standard Option. No Participant or a Beneficiary may direct the investment of such individual's Account.
      13.2(a)(2) Alternative. If so specified in the Adoption Agreement, a Participant or a Beneficiary may elect how such individual's Account shall be invested between the investment alternatives available under the Plan from time to time. The Plan Administrator shall furnish to each Participant and Beneficiary sufficient information to make informed decisions with regard to investment alternatives and, if this Plan is intended to satisfy ERISA S404(c), information which satisfies the requirements of the regulations under ERISA S404(c). An individual's investment direction shall apply
      (i)  Standard Option - to the individual's entire Account or
      (ii) Alternative - only to the portion of the individual's Account specified in the Adoption Agreement.
  13.2(b) Election Rules. The Plan Administrator from time to time shall establish and shall communicate in writing to such individuals such reasonable restrictions and procedures for making individual investment elections as the Plan Administrator deems appropriate under the circumstances for the proper administration of this Plan. Such restrictions and procedures shall be applied on a uniform and nondiscriminatory basis to all similarly situated individuals and, if this Plan is intended to satisfy ERISA S404(c), shall be in accordance with the regulations under ERISA S404(c). 13.2(c) No Election. The Account of an individual for whom no investment election is in effect under this S13.2, either because such individual failed to make a proper election or terminated an election under this S13.2, shall be invested as designated by the Plan Administrator.
13.3 Participant Loans. This S13.3 shall apply only if the Employer specifies in the Adoption Agreement that loans shall be permitted. However, if loans are not permitted in the Adoption Agreement, any outstanding loans made under the terms of the Pre-Existing Plan shall be subject to this S13.3.
  13.3(a) Administration and Procedures. The Plan Administrator shall establish objective nondiscriminatory written procedures for the administration of the loan program under this S13.3 (which written procedures, together with any written amendments to such procedures, hereby are expressly incorporated by reference as a part of this Plan), including, but not limited to,
     13.3(a)(1) the class of Participants and Beneficiaries who are eligible for a loan;
     13.3(a)(2) the identity of the person or position authorized to administer the loan program;
    13.3(a)(3)  the procedures for applying for a loan;
    13.3(a)(4)  the basis on which loans will be approved or denied;
     13.3(a)(5) the limitations, if any, on the types and amounts of loans offered;
     13.3(a)(6)  the procedures for determining a reasonable  rate  of interest;
     13.3(a)(7) the types of collateral which may be used as security for a loan; and
     13.3(a)(8) the events constituting default and the steps that will be taken to preserve Plan assets in the event of such default.
  13.3(b) No Loans to Certain Owners and Family Members. No loan shall be made under this Plan to a Participant or Beneficiary who is
    13.3(b)(1) an Owner-Employee,
     13.3(b)(2) an employee or officer of an Employer or an Affiliate which is an electing small business corporation within the meaning of Code S1361 ("S Corporation") who owns (or is considered to own within the meaning of Code S318(a)(1)) on any day during any taxable year of such corporation for which it is an S Corporation more than 5% of the outstanding stock of such corporation, or
     13.3(b)(3) a member of the family (as defined in Code S267(c)(4)) of a Participant or Beneficiary described in clause (1) or (2).
  13.3(c) General Conditions. If loans are made available after October 18, 1989 to any Participant or Beneficiary who is a "party in interest" (as defined in ERISA S3(14)) with respect to the Plan, then loans shall be made available to all Participants and Beneficiaries who are parties in interest with respect to the Plan. All loans which are made under this Plan shall comply with the following requirements under Code S4975(d)(1) and ERISA S408(b)(1):
    13.3(c)(1) such loans shall be made available to Participants and Beneficiaries who are eligible for a loan on a reasonably equivalent basis;
     13.3(c)(2) such loans shall not be made available to Highly Compensated Employees in an amount greater than the amount made available to other Employees;
     13.3(c)(3) such loans shall be made in accordance with specific provisions regarding such loans set forth in the Plan and the written procedures described in S13.3(a);
     13.3(c)(4)  such loans shall bear a reasonable rate of  interest;
and
    13.3(c)(5)  such loans shall be adequately secured.
  13.3(d) Other Conditions. All loans made under this Plan shall be subject to the following conditions:
     13.3(d)(1)   If  the  loan  is secured  by  any  portion  of  the
Participant's Account and S10.5 does not apply to any portion of the Participant's Account, the Participant's Spouse, if any, must consent in writing to the granting of such security interest or to any increase in the amount of security no earlier than the beginning of the 90 day period before such loan is made; provided
      (i) such consent must be in writing before a notary public and must acknowledge the effect of such loan;
      (ii) such consent shall be irrevocable and shall be binding against the person, if any, identified as the Participant's Spouse at the time of such consent and any individual who may subsequently become the Participant's Spouse;
      (iii) a new consent shall be required in the event of any renegotiation, extension, renewal, or other revision of such a loan; and
      (iv) if a valid spousal consent has been obtained, then, notwithstanding any other provision of this Plan, the portion of the Participant's vested Account balance used as a security interest held by the Plan by reason of a loan outstanding to the Participant shall be taken into account for purposes of determining (and may reduce) the amount of the Account balance payable at the time of death or distribution, but only if the reduction is used as repayment of the loan. If less than 100% of the Participant's vested Account balance (determined without regard to the preceding sentence) is payable to the surviving Spouse, then the vested Account balance shall be adjusted by first reducing the vested Account balance by the amount of the security used as repayment of the loan, and then determining the benefit payable to the surviving Spouse.
     13.3(d)(2) The loan shall provide for the repayment of principal and interest in substantially level installments with payments not less frequently than quarterly over a period of 5 years or less unless such loan is classified as a "home loan" (as described in Code S72(p));
     13.3(d)(3) If the loan is secured by any portion of the Participant's Account, such Account balance shall not be reduced as a result of a default until a distributable event occurs under the Plan; and
     13.3(d)(4) The Participant or Beneficiary shall agree to such other terms and conditions as are required under the written procedures described in S13.3(a).
  13.3(e) Crediting of Loan Payments.
     13.3(e)(1) Account Asset (Standard Option). The loan to a Participant whose loan request is granted under this S13.3 shall be made from, and shall be an asset of, the Participant's Account and all principal and interest payments on such loan shall be credited exclusively to the Participant's Account.
     13.3(e)(2) Fund Asset (Alternative). If the Employer specifies in the Adoption Agreement that loans shall be treated as an asset of the Fund or, if any loan which was made under a Pre-Existing Plan was treated as an asset of the Fund, such loans shall be treated under this Plan as a general Fund investment and an asset of the Fund, and all principal and interest payments on such loan shall be credited exclusively to the Fund as a general Fund investment.
  13.3(f) Limitations on Amounts. The principal amount of any loan (when added to the outstanding principal balance of any outstanding loans made under this Plan or under any other plan which is tax exempt under Code S401 and which is maintained by the Employer or an Affiliate) to the Participant shall not exceed the lesser of (1) and (2) below:
     13.3(f)(1) Dollar Limit - $50,000 reduced by the excess, if  any, of
      (i) the highest outstanding principal balance of previous loans to the Participant from the Plan (and any other plan maintained by the Employer or an Affiliate) during the one year period ending immediately before the date such current loan is made, over
      (ii) the current outstanding principal balance of such previous loans on the date such current loan is made, or
    13.3(f)(2)  Account Limit -
      (i) Standard Option - 50% of the nonforfeitable interest in the Participant's Account at the time the loan is made or
      (ii) Alternative - if so specified in the Adoption Agreement, the greater of $10,000 or the amount specified in S13.3(f)(2)(i), but in no event more than the nonforfeitable interest in the Participant's Account.
  An assignment or pledge of any portion of the Participant's interest in the Plan and a loan, pledge or assignment with respect to any insurance contract purchased under the Plan shall be treated as a loan for purposes of the limitations in this S13.3(f).
  13.3(g) Failure to Repay. If (1) the terms of the loan provide that it shall become due and payable in full if the Participant's or Beneficiary's obligation to repay the loan has been discharged through a bankruptcy or any other legal process or action which did not actually result in payment in full and (2) such loan is not actually repaid in full, such loan shall be cancelled on the Fund's books and records and the amount otherwise distributable to such Participant or Beneficiary under this Plan shall be reduced by the principal amount of the loan plus accrued but unpaid interest due as determined without regard to whether the loan had been discharged through a bankruptcy or any other legal process or action which did not actually result in payment in full. The Plan Administrator shall have the power to direct the Trustee to take such action as the Plan Administrator deems necessary or appropriate to stop the payment of an Account to or on behalf of a Participant who fails to repay a loan (without regard to whether the obligation to repay such loan had been discharged through a bankruptcy or any other legal process or action) until the
  Participant's Account has been reduced by the principal plus accrued but unpaid interest due (without regard to such discharge) on such loan or to distribute the note which evidences such loan in full satisfaction of that portion of such Account which is represented by the value of such note. Notwithstanding the foregoing, in the event of default, foreclosure on the note and execution of the Plan's security interest in the Account shall not occur until a distributable event occurs under this Plan and interest shall continue to accrue only to the extent permissible under applicable law.
  13.3(h) Distributions. In the event the Participant's Account becomes distributable before the loan is repaid in full, then the vested Account balance shall be adjusted by first reducing the vested Account balance by the amount of the security interest in the Account and then determining the benefit payable. Nothing shall preclude the Trustee from cancelling the Plan's security interest in the Account and distributing the note in lieu of any other Plan assets in full satisfaction of that portion of the Participant's Account represented by the value of the outstanding balance of the loan or the amount which would have been outstanding but for a discharge in bankruptcy or through any other legal process.
SECTION 14. ADOPTION, AMENDMENT, WITHDRAWAL AND CONVERSION, MERGER, ASSET TRANSFERS AND TERMINATION
14.1  Adoption.
  14.1(a) General. Subject to the terms and conditions of this Plan, the Trust Agreement and the Adoption Agreement, any sole proprietorship, partnership or corporation may adopt this Plan by completing and executing the Adoption Agreement. The Plan as adopted by the Employer shall be effective for all purposes (other than as a "prototype plan") as of the Effective Date. However, the status of the Plan as a "prototype plan" shall be conditioned upon acceptance of the Adoption Agreement by the Prototype Sponsor and, upon such acceptance, such status as a "prototype plan" shall be effective retroactive to the Effective Date except as provided in S14.4.
  14.1(b) Pre-Existing Plan. If this Plan is adopted as an amendment and restatement of a Pre-Existing Plan, (1) the Trust Agreement shall be substituted for the trust or other funding arrangement under the Pre-Existing Plan, (2) the assets held under such trust or other funding arrangement shall become assets of the Fund, (3) an Account shall be established for each person who is a participant or beneficiary in the Pre-Existing Plan, and (4) the dollar value assigned to such participant's or beneficiary's Pre-Existing Plan account or accounts shall be credited to such person's Account under this Plan (or to one or more subaccounts under such Account). All optional forms of benefit available under the Pre-Existing Plan which must be preserved under Code S411(d)(6) shall be available to the Participant under this Plan. Further, such optional forms shall be described in the Adoption Agreement and shall apply to the Participant's entire Account balance. Notwithstanding the foregoing, if the Employer so specifies in the Adoption Agreement and separately accounts for the benefits attributable to the Pre-Existing Plan as described in S14.5(c) or, if applicable, S10.5, the optional forms which must be preserved may be limited to such separate accounts.
  14.1(c) Participating Affiliates. If this Plan is adopted as a standardized Plan, each Affiliate shall automatically become a Participating Affiliate effective as of the later of the Effective Date or the date such entity first becomes an Affiliate. If this
  Plan is adopted as a nonstandardized Plan, an Affiliate of the Employer may adopt the Employer's Plan effective as of any date on or after the Effective Date. An Affiliate's execution of the Adoption Agreement (or a separate signature page to the Adoption Agreement) shall evidence the Participating Affiliate's adoption of the Plan and the effective date of such adoption. In adopting this Plan, each Participating Affiliate is deemed to have authorized the Employer to effect all actions under this Plan on its behalf, including but not limited to the powers reserved to the Employer under this S14 and the power to enter into such agreements with the Trustee or others as may be necessary or appropriate under the Plan.
14.2 Amendment.
  14.2(a) Prototype Sponsor. Subject to the restrictions of S14.3, the Prototype Sponsor shall have the right at any time and from time to time to amend this Plan in any respect whatsoever in writing. To the extent required under the procedures and rules in effect for master and prototype plans at the time of any such amendment, notice of such amendment shall be given to the Employer by the Prototype Sponsor as soon as practicable under the circumstances.
  14.2(b)   Employer.  Subject  to  the  restrictions  of  S14.3,  the
  Employer shall have no right to amend this Plan except (1) by entering into a new Adoption Agreement with the Prototype Sponsor,
  (2) by adding such language to the Adoption Agreement as is necessary to allow the Plan to continue to satisfy the requirements of Code S415 or Code S416 because of the required aggregation of multiple plans, (3) by adopting certain model amendments published by the Internal Revenue Service which specifically provide that such adoption would not cause the Plan to be treated as an individually designed plan, or (4) by withdrawing this Plan as a prototype and converting it into an individually designed plan as provided in S14.4.
14.3  Certain Amendment Restrictions.
  14.3(a) General. No amendment to the Plan shall be made which would (1) deprive a Participant of the nonforfeitable percentage of his or her Account balance accrued to the later of the effective date of the amendment or the date the amendment is adopted, or (2) decrease a Participant's Account balance or eliminate an optional form of benefit except to the extent permissible under Code S412(c)(8), S401(a)(4) and S411(d)(6) and the regulations under those sections.
  14.3(b) Change in Service Calculation Method. If an amendment changes the method of calculating service, each Employee who had any service credit under such prior method shall be credited with any service for any computation period during which such amendment was effective in accordance with the rules in S3.
  14.3(c) Change in Vesting Schedule. If an amendment directly or indirectly affects the computation of a Participant's nonforfeitable percentage of his or her Account or if the Plan's vesting schedule changes as a result of a change in the Plan's status as a Top-Heavy Plan (as described in S12.4), each Participant with at least 3 years of service with the Employer or an Affiliate may elect, within a reasonable period after the adoption of the amendment, to have the nonforfeitable percentage of his or her Account computed under this Plan without regard to such amendment. In the case of a Participant who does not have at least one Hour of Service in any Plan Year beginning after December 31, 1988, the preceding sentence shall be applied by substituting 5 years of service for 3 years of service. The period during which the election may be made shall commence with the date the amendment is adopted and shall end on the later of
    14.3(c)(1)  60 days after the amendment is adopted;
    14.3(c)(2) 60 days after the amendment becomes effective; or 14.3(c)(3) 60 days after the Participant is issued written notice of the amendment by the Plan Administrator.
  Furthermore, if an amendment changes the Plan's vesting schedule, the nonforfeitable percentage (determined as of the later of the date the amendment is adopted or the date it becomes effective) of the employer-derived Account balance of each Employee who is a Participant as of such date shall not be less than the percentage computed under the Plan without regard to such amendment.
14.4   Withdrawal  as  a  Prototype  and  Conversion  to  Individually
Designed Plan.
  14.4(a) Voluntary Conversion. The Employer may voluntarily withdraw this Plan as a "prototype plan" and convert it to an individually designed plan by written notice filed with the Trustee and the Prototype Sponsor. For purposes of this S14.4, such withdrawal shall be effective with respect to the Employer's plan and the Trustee as of the effective date of such withdrawal, but such withdrawal shall not relieve the Employer of any responsibilities or liabilities to the Prototype Sponsor until 60 days after the date the Prototype Sponsor receives written notice of such withdrawal unless the Prototype Sponsor agrees in writing to an earlier effective date for such withdrawal.
  14.4(b) Involuntary Conversion.The Employer shall be deemed to have withdrawn this Plan as a "prototype plan" and converted it to an individually designed plan effective as of the earlier of the date
     14.4(b)(1) the Internal Revenue Service or a court determines that this Plan fails to meet the requirements of Code S401;
    14.4(b)(2) the Trustee ceases to maintain a brokerage account for the Plan with the Prototype Sponsor or with an approved subsidiary of the Prototype Sponsor;
    14.4(b)(3) the Prototype Sponsor notifies the Employer in writing that the Prototype Sponsor for reasons sufficient to the Prototype Sponsor has terminated its sponsorship of its prototype plan program or of this Plan for the Employer; or
     14.4(b)(4) the Employer amends any provision of this Plan or the Adoption Agreement (other than in accordance with S14.2(b)(1) through (3)) including an amendment because of a waiver of the minimum funding requirement under Code S412(d).

14.4(c)   Effect  of  Withdrawal  and  Conversion.  If  this  Plan  is withdrawn as a prototype and converted to an individually designed Plan under this S14.4, the Employer as of the effective date of such withdrawal shall assume the right and responsibility to amend the Plan under S14.2(a) and thereafter only the Employer shall make amendments to this Plan; provided, (1) no such amendment shall affect the Trustee's rights or duties under this Plan without the Trustee's prior written consent and (2) any such amendment shall be subject to the restrictions of S14.3.
14.5  Merger, Consolidation or Asset Transfers.
  14.5(a) General. In the case of any Plan merger or consolidation with, or transfer of assets or liabilities to or from, any other employee benefit plan, each person for whom an Account then is maintained shall be entitled to receive a benefit from such plan, if it is then terminated, which is equal to or greater than the benefit such person would have been entitled to receive immediately before such merger, consolidation or transfer, if this Plan then had been terminated.
  14.5(b) Authorization. The Plan Administrator may authorize the Trustee to accept a transfer of assets from or transfer Fund assets to the trustee, custodian or insurance company of any other plan which satisfies the requirements of Code S401(a) in connection with a merger or consolidation with, or other transfer of assets and liabilities to or from any such plan, provided that the transfer will not affect the qualification of this Plan under Code S401(a) and the assets to be transferred are acceptable to the Trustee. 14.5(c) Separate Account. The Plan Administrator may establish separate bookkeeping accounts for any assets transferred to the
  Trustee   under  this  S14.5  and  shall  establish  such   separate
  bookkeeping accounts if required under this Plan. If separate accounts are maintained with respect to transferred assets, no contributions or Forfeitures under this Plan shall be credited to such separate accounts, but such accounts shall share in the Fund Earnings on the same basis as each other Account under S6.2. Any individual for whom an Account is established under this S14.5 shall become a Participant in this Plan as of the effective date of the merger, consolidation or asset transfer; however, no contributions shall be made by or on behalf of such individual under this Plan unless such individual is otherwise entitled to such contributions under the terms of this Plan.
  14.5(d) Code S411(d)(6) Protected Benefits. All optional forms of benefit available under the transferor plan which must be preserved under Code S411(d)(6) shall be available to the Participant under this Plan unless such transfer meets the requirements of Code S414(l) and the Participant has made an elective transfer which satisfies the requirements set forth in Q&A-3(b) of S1.411(d)-4 of the Federal Income Tax Regulations. Further, such optional forms shall be described in the Adoption Agreement and, generally, shall apply to the Participant's entire Account balance. Notwithstanding the foregoing, if the Employer so specifies in the Adoption Agreement and separately accounts for such transferred assets, the optional forms which must be preserved may be limited to such separate account.
14.6  Termination.
  14.6(a) Right to Terminate. The Employer may terminate or partially terminate this Plan or discontinue contributions to this Plan at any time by written action of the Board filed with the Trustee and the Prototype Sponsor. The Employer reserves the right to terminate the participation in this Plan by any Participating Affiliate at any time by written action. Furthermore, a Participating Affiliate's participation in this Plan automatically shall terminate if (and at such time as) its status as an Affiliate terminates for any reason whatsoever (other than through a merger or consolidation into another Participating Affiliate). However, a Participating Affiliate's termination of participation in this Plan shall not be deemed to be a termination or partial termination of the Plan except to the extent required under the Code. Upon complete termination of this Plan, any unallocated amounts (other than amounts in a Code S415 suspense account described in S7.2(b)) shall be allocated in accordance with the Plan terms but, if the Plan terms do not address the allocation of such amounts, they shall be allocated in a nondiscriminatory manner prior to distribution of Plan assets.
  14.6(b) Full Vesting Upon Termination. If this Plan is terminated or partially terminated under this S14.6 or if there is a complete discontinuance of contributions under this Plan, the Account of each affected Employee of the Employer or an Affiliate shall become nonforfeitable on the effective date of such termination or partial termination or complete discontinuance of contributions, as the case may be. In the event of a complete termination of this Plan or a complete discontinuance of contributions, each other Account (except to the extent otherwise nonforfeitable under the terms of this Plan) shall become a Forfeiture and shall be allocated as such under S6.3 as of the effective date of such complete termination or complete discontinuance as if such date was the last day of a Plan Year.
SECTION 15.  ADMINISTRATION
15.1 Named Fiduciaries. The Plan Administrator and the Employer (if the Plan Administrator is not the Employer) shall be the Named Fiduciaries responsible to the extent of their powers and responsibilities assigned in the Plan for the control, management and administration of the Plan. The Plan Administrator, the Employer and the Trustee (other than Smith Barney Trust Company) shall be the Named Fiduciaries responsible to the extent of their respective powers and responsibilities assigned to them in the Trust Agreement for the safekeeping, control, management, investment and administration of the assets of the Fund. Any power or responsibility for the control, management or administration of the Plan or the Fund which is not expressly assigned to a Named Fiduciary under the Plan or the Trust Agreement, or with respect to which the proper assignment is in doubt, shall be deemed to have been assigned to the Employer as a Named Fiduciary. One Named Fiduciary shall have no responsibility to inquire into the acts and omissions of another Named Fiduciary in the exercise of powers or the discharge of responsibilities assigned to such other Named Fiduciary under the Plan or the Trust Agreement. Any person may serve in more than one fiduciary capacity under the Plan or the Trust Agreement and a fiduciary may be a Participant provided such individual otherwise satisfies the requirements of S4.
A Named Fiduciary, by written instrument filed by the Plan Administrator with the records of the Plan, may designate a person who is not a Named Fiduciary to carry out any of its responsibilities under the Plan or Trust Agreement, other than the responsibilities of the Trustee for the safekeeping, control, management, investment and administration of the assets of the Fund, except to the extent the Trustee's responsibility for investment decisions is delegated to the Employer, the Plan Administrator, or an investment manager.
15.2 Administrative Powers and Duties. Except to the extent expressly reserved under the Plan or the Trust Agreement to the Employer, the Board, or the Trustee, the Plan Administrator shall have the exclusive responsibility and complete discretionary authority to control the operation, management and administration of the Plan, with all powers necessary to enable it properly to carry out such responsibilities, including (but not limited to) the power to construe the Plan, the related Adoption Agreement, and the Trust Agreement, to determine eligibility for benefits and to resolve all interpretative, equitable or other questions that arise under the Plan or the Trust Agreement. The decisions of the Plan Administrator on all matters within the scope of its authority shall be final and binding. To the extent a discretionary power or responsibility under the Plan or Trust
Agreement is expressly assigned to a person other than the Plan Administrator, such person shall have complete discretionary authority to carry out such power or responsibility and such person's decisions on all matters within the scope of such person's authority shall be final and binding.
15.3 Agent for Service of Process. The agent for service of process for this Plan shall be the person who is identified as the agent for service of process in the summary plan description for this Plan. Neither the Prototype Sponsor nor any of its affiliates shall be the agent for service of process for the Plan.
15.4 Reporting and Disclosure. All records regarding the operation, management and administration of this Plan shall be maintained by the Plan Administrator. The Plan Administrator shall satisfy any federal or state requirement to report and disclose any information regarding this Plan to any federal or state department or agency, or to any Participant or Beneficiary.
SECTION 16.  MISCELLANEOUS
16.1 Spendthrift Clause and Qualified Domestic Relations Orders. Except to the extent permitted by law, no Account, benefit, payment or distribution under this Plan or Trust Agreement shall be subject to attachment, garnishment, levy, execution or any claim or legal process of any creditor of a Participant or Beneficiary, and no Participant or Beneficiary shall have any right to alienate, commute, anticipate, or assign all or any part of such individual's Account, benefit, payment or distribution under this Plan or Trust Agreement. The preceding sentence also shall apply to the creation, alienation, assignment, or recognition of a right to any benefit payable with respect to a Participant pursuant to a domestic relations order unless such order is determined to be a qualified domestic relations order ("QDRO") within the meaning of Code S414(p) and such order is entered on or after January 1, 1985. The Plan Administrator shall establish uniform and nondiscriminatory procedures regarding the determination of whether a domestic relations order constitutes a QDRO, the timing of distributions made pursuant to a QDRO and the treatment of any separate account established under this Plan pursuant to a QDRO. Unless otherwise expressly specified in such procedures, (1) the Plan Administrator shall treat a domestic relations order entered before January 1, 1985 as a QDRO in accordance with Code S414(p) and (2) a distribution may be made to an alternate payee pursuant to a QDRO prior to the earliest date that a distribution could be made to a Participant under the terms of this Plan and prior to a Participant's "earliest retirement age" under Code S414(p). The determinations and the distributions made by, or at the direction of, the Plan Administrator under this S16.1 shall be final and binding on the Participant and on all other persons interested in such order.
16.2 Benefits Supported Only by Trust Fund. Any person having any claim for any benefit under this Plan shall look solely to the assets of the Fund for the satisfaction of that claim. In no event shall the Prototype Sponsor, the Trustee, the Plan Administrator, the Employer or a Participating Affiliate or any of their employees, officers, directors or their agents be liable in their individual capacities to any person whomsoever for the payment of any benefits under this Plan.
16.3 Discrimination. The Plan Administrator shall administer the Plan in a manner which it deems equitable under the circumstances for all similarly situated Employees, Participants, Spouses and Beneficiaries; provided, the Plan Administrator shall not permit discrimination in favor of Highly Compensated Employees of the Employer or any Participating Affiliate which would be prohibited under Code S401(a).
16.4 Claims. Any payment to a Participant or Beneficiary or to the legal representative or heirs-at-law of any such person made in accordance with the provisions of this Plan shall to the extent of such payment be in full satisfaction of all claims under this Plan against the Trustee, Plan Administrator, a Named Fiduciary, the Employer and any Participating Affiliate, any of whom may require such person, such person's legal representative or heirs-at-law, as a condition precedent to such payment, to execute a receipt and release in such form as shall be determined by the Trustee, Plan
Administrator, a Named Fiduciary, the Employer or a Participating Affiliate, as the case may be.
16.5 Nonreversion. Except as provided in S7.2(b) and in this S16.5, neither the Employer nor any Participating Affiliate shall have any present or prospective right, claim, or interest in the Fund or in any Employer contribution made to the Trustee.
To   the  extent  permitted  by  the  Code  and  ERISA,  the  Employer contributions described in this S16.5, less any losses on such contributions, shall be returned by the Trustee to the Employer or to any Participating Affiliate upon the written direction of the Plan Administrator in the event that:
  16.5(a) an Employer contribution is made by a mistake of fact, provided such return is effected within one year after the payment of such contribution;
  16.5(b) a final judicial or Internal Revenue Service determination is made that this Plan fails to satisfy the requirements of Code S401 with respect to its initial qualification (provided, if the Employer is not entitled to rely on the Prototype Sponsor's opinion letter, the application for the initial qualification of the Plan is made on or before the date prescribed by law for filing the Employer's return for the taxable year in which the Plan is adopted, or such later date as the Secretary of the Treasury may prescribe), in which event all Employer contributions made before such judicial or administrative determination (whichever last occurs) plus any earnings and minus any losses shall be returned within one year after such determination, all such contributions being hereby conditioned upon this Plan satisfying all applicable requirements under Code S401 from and after its adoption; or
  16.5(c) a deduction for an Employer contribution is disallowed under Code S404, in which event such contribution shall be returned within one year after such disallowance, all such contributions being hereby conditioned upon being deductible under Code S404.
16.6 Exclusive Benefit. The corpus or income of the Fund shall not be diverted to or used for any purpose other than the exclusive benefit of Participants or Beneficiaries.
16.7 Expenses. Any expenses of the Fund which are properly allocable to an individual's Account (including, but not limited to, expenses related to an individual's investment directions, annuity contract purchases and other transactional fees for processing distributions) may be charged directly against such individual's Account if so provided in the administrative procedures established by the Plan Administrator.
16.8 Section 16 of Securities Exchange Act of 1934. If this Plan is invested in employer securities and this Plan permits employees of the Employer who are subject to the reporting requirements of S16 of the Securities Act of 1934, as amended ("Act") to receive awards, then notwithstanding any other provision of this Plan, the provisions of this Plan that set forth the formula or formulas that determine the amount, price or timing of awards to such persons and any other provisions of this Plan of the type referred to in S16b-3(c)(2)(ii) of the Act shall not be amended more than once every six months, other than to comport with changes in the Code, ERISA, or the rules thereunder. Further, to the extent required, the employees described in the preceding sentence shall be subject to such withdrawal, investment and other restrictions necessary to satisfy Rule 16b-3 under the Act. This S16.8 is intended to comply with Rule 16b-3 under the Act and shall be effective only to the extent required by such rule and shall be interpreted and administered in accordance with such rule.
16.9 Arbitration. Any claims or controversies with the Prototype Sponsor related to this Plan are subject to arbitration in accordance with the arbitration provisions of the Smith Barney Qualified Retirement Plan and IRA Client Agreement or any successor to such agreement, which provisions hereby are expressly incorporated herein by reference.
APPENDIX ONE TO THE SMITH BARNEY
PROTOTYPE DEFINED CONTRIBUTION PLAN
OBRA '93 ANNUAL COMPENSATION LIMIT
The Plan is amended by adding the following to the end of S 2.10:
2.10 (h) OBRA '93 Annual Compensation Limit. In addition to other applicable limitations set forth in the Plan, and notwithstanding any other provision of the Plan to the contrary, for Plan Years beginning on or after January 1, 1994, the annual Compensation of each Employee taken into account under the Plan shall not exceed the OBRA '93 annual compensation limit. The OBRA '93 annual compensation limit is $150,000, as adjusted by the Commissioner for increases in the cost of living in accordance with Section 401(a)(17)(B) of the Internal Revenue Code. The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which Compensation is determined (determination period) beginning in such calendar year. If a determination period consists of fewer than 12 months, the OBRA '93 annual compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12.
For Plan Years beginning on or after January 1, 1994, any reference in this Plan to the limitation under Section 401(a)(17) of the Code shall mean the OBRA '93 annual compensation limit set forth in this provision.
If Compensation for any prior determination period is taken into account in determining an Employee's benefits accruing in the current Plan Year, the Compensation for that prior determination period is subject to the OBRA '93 annual compensation limit in effect for that prior determination period. For this purpose, for determination periods beginning before the first day of the first Plan Year beginning on or after January 1, 1994, the OBRA '93 annual compensation limit is $150,000.
Waiver of 30-Day Notice Period
[Note to Employer: The following amendment will apply only to distributions from a Profit Sharing Plan or 401(k) Plan that are not subject to the qualified joint and survivor annuity rules of Code S 401(a)(11) and Code S 417. In order for this amendment to apply to a Plan, the Employer must have selected Option IX.D3 in the Adoption Agreement and the distribution must satisfy the Safe Harbor Rules in S10.5.]
The Plan is amended by adding the following to the end of S 9.3:
  9.3 (e) Waiver of 30-Day Notice Period. If a distribution is one to which Sections 401(a)(11) and 417 of the Internal Revenue Code do not apply, such distribution may commence less than 30 days after the notice required under Section 1.41 1(a)-1 1(c) of the Income Tax Regulations is given, provided that:
    9.3 (e) (1) the Plan Administrator clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and
      9.3 (e) (2) the Participant, after receiving the notice, affirmatively elects a distribution.
PART II:
SMITH BARNEY DEFINED CONTRIBUTION PLAN TRUST AGREEMENT DOCUMENT #05

SECTION 1. INTRODUCTION AND CONSTRUCTION
1.1 Introduction. This Trust Agreement is a part of the Smith Barney Prototype Defined Contribution Plan and is entered into between the Employer and the Trustee effective as of the date the Adoption Agreement is executed by the Employer and the Trustee. If the Plan is adopted as an amendment and restatement of a Pre-Existing Plan, this Trust Agreement shall amend and restate the trust agreement or other funding arrangement for the Pre-Existing Plan.
1.2 Definitions. The terms in this Trust Agreement which begin with a capital letter shall have the meanings set forth in S2 of the Plan. For purposes of this Trust Agreement, "SBCTC" shall mean Smith Barney Corporate Trust Company and any successor in interest to Smith Barney Corporate Trust Company.
1.3 Controlling Laws. To the extent such laws are not preempted by federal law, this Trust Agreement shall be construed and interpreted under the laws of the state specified in the Adoption Agreement; provided, if SBCTC has been appointed as Trustee, this Trust Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.
1.4 Construction. The headings and subheadings in this Trust Agreement have been inserted for convenience of reference only and are to be ignored in the construction of its provisions. Wherever appropriate, the masculine shall be read as the feminine, the plural as the singular, and the singular as the plural. References in this Trust Agreement to a section (S) shall be to a section in this Trust Agreement unless otherwise indicated. References in this Trust
Agreement to a section of the Code, ERISA or any other federal law shall also refer to the regulations issued under such section.
The Employer intends that the Plan and this Trust Agreement and the related Adoption Agreement which are part of the Plan satisfy the requirements for tax exempt status under Code S401(a), Code S501(a) and related Code sections and that the provisions of this Trust Agreement, the Plan and the related Adoption Agreement be construed and interpreted in accordance with the requirements of the Code and the regulations under the Code.
Further, except as expressly stated otherwise, no provision of the Plan or this Trust Agreement or the related Adoption Agreement is intended to nor shall grant any rights to Participants or Beneficiaries or any interest in the Fund in addition to those minimum rights or interests required to be provided under ERISA and the Code and the regulations under ERISA and the Code.
Nothing in the Plan or this Trust Agreement or the related Adoption Agreement shall be construed to prohibit the adoption or the maintenance of the Plan and Trust Agreement as an individually designed plan and trust agreement or the adoption of this Trust Agreement in connection with an individually designed plan, but in such event, the Employer may not rely on the opinion letter issued to the Prototype Sponsor and the Prototype Sponsor shall have absolutely no responsibility for such individually designed plan and trust agreement.
Finally, in the event of any conflict between the terms of the Plan and the terms of this Trust Agreement or the Adoption Agreement, the terms of the Plan shall control.
SECTION 2.  GENERAL
All the Trustee's rights, power, authorities, duties and responsibilities of any kind or description whatsoever respecting the Fund shall be solely and exclusively as expressly stated in the Plan and in this Trust Agreement. Except to the extent the Employer or Plan Administrator also is the Trustee for the Plan, the Trustee shall have no responsibility whatsoever with respect to the maintenance, operation and administration of the Plan. No right, power, authority, duty or responsibility of any kind or description whatsoever respecting the Fund or the maintenance, operation or administration of the Plan shall be attributed to the Trustee on account of any ambiguity or inference which might be interpreted by any person to exist in the terms of the Plan or this Trust Agreement. Finally, if SBCTC is Trustee, any discretionary powers, duties or responsibilities assigned to the Trustee in this Trust Agreement shall be exercised or performed by SBCTC only upon the direction of the Plan Administrator, the Employer or an Investment Manager, and SBCTC shall exercise no discretion with respect to the investment or management of the Fund except to the extent that Fund assets are invested in a common or collective group trust maintained by SBCTC or an affiliate of SBCTC.
SECTION 3.  CONTRIBUTIONS AND TRUST FUND
The Employer and the Trustee shall establish reasonable procedures for making and accepting contributions to the Fund and any asset transfers pursuant to S9 of this Trust Agreement. The Trustee shall accept any contributions the Trustee reasonably believes are paid to it in accordance with such procedures, except that the Trustee may refuse to accept any non-cash contributions or assets which either are not acceptable to the Trustee or the acceptance of which the Trustee reasonably believes would constitute a prohibited transaction under ERISA or the Code. If this Trust Agreement is an amendment and restatement of a trust agreement or other funding arrangement for a Pre-Existing Plan, the assets held under such pre-existing trust agreement or other funding arrangement shall (to the extent acceptable to the Trustee and permissible under the prohibited transaction rules of ERISA and the Code) be transferred to the Trustee pursuant to reasonable transfer procedures established by the Trustee, the Employer and any predecessor trustee, custodian or insurance carrier and shall become assets of the Fund. The Trustee shall have no responsibility with respect to such transferred assets except to receive such assets and to hold and administer the same thereafter in accordance with this Trust Agreement. The Trustee shall not be responsible for any act or omission of a predecessor trustee or any other person with respect to assets that are transferred to the Trustee when the Fund is a continuation of a trust fund or other funding arrangement under a Pre-Existing Plan and shall not be required to make any claim or demand against any of such persons unless the Employer requests in writing that the Trustee make such claim or demand. The Fund shall consist of all such contributions and assets together with the income or gains on such contributions and assets, less any payments, distributions, transfers, assessments and losses from or on such contributions and assets. The Fund shall be managed and controlled by the Trustee pursuant to the terms of this Trust Agreement without distinction between principal and income and without liability for the payment of any interest on such assets. The Trustee shall not be responsible for the amount or the collection of any contributions to the Fund or for the determination of the amount or frequency of any contribution required by the Plan, ERISA or the Code and such responsibilities shall be borne solely by the Employer and the Participating Affiliates. Further, the Trustee, for investment purposes, may combine into one fund the Funds created under each Plan maintained by the Employer and Participating Affiliates and (unless otherwise specified) all references to the Fund in this Trust Agreement shall be references to the combined Funds; provided that (a) the Trustee shall maintain separate books and records of the assets, contributions, distributions and income or losses allocable to each such Fund and (b) no part of one Fund shall be used to pay the expenses, benefits or liabilities attributable to any other Fund.
SECTION 4.  MANAGEMENT OF TRUST FUND
4.1 Plan Administrator. With respect to the Fund, the Plan Administrator shall have those duties and responsibilities specified in this Trust Agreement and, additionally, shall have the duty to advise the Trustee and any other person of such facts and issue such directions as may be required to enable the Trustee and such other person  to  execute  their  duties  and  responsibilities  under  this
Agreement.
4.2 Trustee. The Trustee shall have the sole and exclusive power (except as otherwise provided in this Trust Agreement) in the management and control of the Fund to do all things and execute such instruments as may be deemed necessary or proper, including the powers described in this section, all of which may be exercised without order of or report to any court. To the extent the exercise of any such power would require the exercise of discretion by SBCTC as the Trustee (other than the management and control of any assets invested in any common or collective trust maintained by SBCTC or its affiliates), SBCTC as Trustee shall exercise such power only in accordance with the specific direction of the Plan Administrator, the Employer or an Investment Manager.
  4.2(a) To sell, exchange, or otherwise dispose of any property at any time held or acquired by the Fund, at public or private sale, for cash or on terms, without advertisement, including the right to lease for any term notwithstanding the period of the Trust Agreement;
  4.2(b) To vote in person or by proxy any corporate stock or other security and to agree to or take, or refrain from taking, any other action necessary or appropriate for a shareholder or owner in regard to any reorganization, merger, consolidation, liquidation, bankruptcy or other procedure or proceeding affecting any stock, bond, note or other property;
  4.2(c) To compromise, settle or adjust any claim or demand by or against the Fund and to agree to any rescission or modification of any contract or agreement affecting the Fund;
  4.2(d) To borrow money, and to secure the same by mortgaging, pledging, or conveying the property of the Fund;
  4.2(e) To deposit any stock, bond or other security in any depository or other similar institution and to register any stock, bond or other security in the name of a nominee or in street name provided such securities are held on behalf of the Fund by a bank or trust company, subject to supervision by the United States or a State, a broker or dealer registered under the Securities Exchange Act of 1934 ("Act") or a "clearing agency" as defined in the Act, or their nominees, without the addition of words indicating that such security is held in a fiduciary capacity, but accurate records shall be maintained showing that such security is a Fund asset and the Trustee shall be responsible for the acts of such nominee; 4.2(f) To hold cash in such amounts as may be in its opinion reasonable for the proper operation of the Fund;
  4.2(g)  To  invest  any  and  all  monies  in  such  stocks,  bonds, securities, investment company or trust shares or mutual funds, including mutual funds which invest in commodities, mortgages, notes, choses in action, real estate, improvements thereon, and other property as the Trustee may deem appropriate, including
  "employer securities" (whether or not such securities are "qualifying employer securities") or "employer real property" (whether or not such property is "qualifying employer real property"), as such terms are defined for purposes of ERISA S407, except to the extent prohibited under ERISA or the Code;
  4.2(h) To grant, sell, purchase, or exercise any option of any kind or description whatsoever to purchase or sell any security or other property which is a permissible investment under this S4(b), provided the Trustee in no event shall grant or sell any option under which any person can require the Fund to sell any security or other property which the Fund at the time of such grant or sale does not hold in an amount sufficient to cover such option and any other outstanding option granted or sold by the Trustee, and the Trustee in no event shall dispose of any such security or other property covering any such option until such option is exercised or otherwise expires;
  4.2(i) To invest all, or any part, of the assets of the Fund in any common, collective or group trust fund maintained under Code S584 or Revenue Ruling 81-100, 1981-1 C.B. 326 exclusively for the investment of the assets of tax exempt pension and profit sharing plans, the provisions of which upon such investment shall automatically be adopted and made a part of this Trust Agreement for the period such investment is made in such common, collective or group trust fund; provided, if SBCTC is the Trustee,
     4.2(i)(1) the Trustee shall, upon receipt of written investment directions, invest some or all of the Fund in one or more collective trust funds (including, without limitation, any collective trust fund maintained by the Trustee or by any affiliate of the Trustee) that are exempt from taxation under Code S501(a);
     4.2(i)(2) any such investment shall be subject to all the provisions of the declaration of trust creating such collective trust fund which is adopted in its entirety as an integral part of the Plan and of this Trust Agreement;
     4.2(i)(3) the Employer, Plan Administrator or Investment Manager shall not have any right to vote or otherwise in any manner control the operation and management of any such collective trust fund, the operation of any party to any such collective trust fund, or any beneficiary of any such collective trust fund;
    4.2(i)(4) the Trustee (or its affiliate) is authorized to utilize investment advice received from investment advisers for any collective trust fund maintained by the Trustee (or its affiliate) including, without limitation, such advice received from [SB Capital Management and SB Asset Management, each of which is a division of] an affiliate of the Trustee, and to utilize the brokerage services of the Prototype Sponsor, an affiliate of the Trustee; and
    4.2(i)(5) the Employer, Plan Administrator or Investment Manager, as applicable, shall determine, prior to any direction by either of them to invest the Fund in any such collective trust fund, that the services provided to the Plan through the collective trust fund including, without limitation, any investment advisory services provided to the Trustee (or its affiliate) by [SB Capital Management or SB Asset Management] and brokerage services provided by the Prototype Sponsor are (A) necessary to the operation of the Plan, (B) furnished under a declaration of trust which is reasonable and (C) furnished for reasonable compensation;
  4.2(j) To purchase, hold, sell, surrender or distribute any investment contract, life insurance contract or annuity contract as directed by a Participant or the Plan Administrator in accordance with the Plan;
  4.2(k)   To  make  a  participant  loan  as  directed  by  the  Plan
  Administrator; and
  4.2(l)   To  make  such  other investments as  the  Trustee  in  its discretion shall deem best or if SBCTC is the Trustee or if the Trustee is subject to the direction of another person, as directed by someone other than the Trustee, without regard to any law now or hereafter in force (other than ERISA) limiting the investments of trustees or other fiduciaries.
The Trustee shall not be required to make any inventory or appraisal or report to any court, nor to secure any order of court for the exercise of any power contained in this Trust Agreement, and shall not be required to give bond (except as required by ERISA). Notwithstanding the foregoing, if SBCTC is the Trustee, SBCTC shall invest all assets of the Fund which are to be invested on an interim basis pending reinvestment, distribution or other disbursement either
(1) in depository accounts bearing a reasonable rate of interest which are maintained by SBCTC or by any affiliate of SBCTC or (2) in commingled short-term investment funds which are maintained by SBCTC or by any affiliate of SBCTC, in which event the provisions of S4(b)(9) of this Trust Agreement shall apply.
Except as agreed to in writing by the Trustee and the Employer, the Trustee shall not be liable and shall be indemnified and held harmless by the Employer for any liability, loss, damage, expense, assessment or other cost of any kind or description whatsoever, which the Trustee incurs as a result of or arising out of (1) any action taken at the direction of the Employer, the Plan Administrator or an Investment Manager, (2) any failure to act if, under the terms of this Trust Agreement, action can be taken only after receipt from the Employer, the Plan Administrator or an Investment Manager of specific directions, (3) any action or failure to act based on advice of legal counsel to the Employer or the Plan Administrator, or (4) any failure to act pending the receipt of direction from the Employer, the Plan Administrator or an Investment Manager, when the Trustee has made a written request for such direction, provided such action or failure to act is not attributable to fraud, misconduct, negligence or error by the Trustee. Further, if SBCTC is the Trustee, SBCTC may from time to time request the advice of counsel on any legal matter, including the interpretation of the Plan and this Trust Agreement, and shall be indemnified and held harmless for any and all liability, loss, damage, expense, assessment or other cost of any kind or description resulting from or on account of its services as Trustee under the Plan, including, but not limited to, any co-fiduciary liability under ERISA S405 and any liability, damage, expense, assessment or other cost arising out of its actions in accordance with advice of counsel. Except as agreed to in writing by the Trustee and the Employer, the provisions of this paragraph shall survive the term of this Trust Agreement and may not be amended by any person or entity other than the Prototype Sponsor or terminated except with the consent of the Trustee.
4.3 Investment Manager. The Plan Administrator as a Named Fiduciary at any time may appoint in writing a person, or more than one person, including, subject to S4(i) of this Trust Agreement, the Prototype Sponsor or any of its affiliates, who either (1) is registered as an investment adviser under the Investment Advisers Act of 1940 ("Act"),
(2) is a bank, as defined in the Act, or (3) is an insurance company which, within the meaning of ERISA S3(38), is qualified to manage, acquire and dispose of the assets of an employee benefit plan under the laws of more than one state, as an investment manager pursuant to ERISA S3(38) ("Investment Manager") for all of the Fund or for a specified portion of the Fund allocated by the Plan Administrator to such Investment Manager's management account ("Management Account"). The Plan Administrator shall notify the Trustee of such appointment and of the date such appointment becomes effective, and such Investment Manager shall have the sole responsibility and duty and the sole power, without prior consultation with the Board, the Employer, the Plan Administrator, the Trustee, or any other person, to manage and direct or effect the acquisition and disposition of the assets of the Fund allocated to such Management Account from the date the appointment as Investment Manager becomes effective. The Plan Administrator as a Named Fiduciary also may terminate the appointment of any person as an Investment Manager and may cause assets of the Fund to be added to or deleted from any Management Account.
The Investment Manager may exercise his or her power through procedures as agreed upon with the Trustee which satisfy the requirements of the securities laws and the rules of the New York Stock Exchange (and any other exchange on which securities are traded for such manager's Management Account), and the Trustee shall not be liable in any respect to any person, and shall be indemnified and held harmless by the Employer, for acting in accordance with such procedures. Pending receipt of directions from the Investment Manager, any cash received by the Trustee from time to time for such manager's Management Account may be retained in the Fund in cash. If an Investment Manager ceases to have investment responsibility for the Management Account, the Plan Administrator or the Employer, as authorized in accordance with S4(d) of this Trust Agreement, shall manage such assets in accordance with S4(d) or shall appoint another Investment Manager to manage such assets.
4.4 Plan Administrator or Employer Investment Directions. The Board at any time may authorize in writing the Plan Administrator or the Employer as a Named Fiduciary to manage and direct the investment of all or any specified portion of the assets of the Fund as determined by the Board, and the Board at any time may modify or terminate such authorization in writing. If SBCTC is appointed as Trustee, the Employer shall automatically be deemed to be so authorized to manage and direct the investment of the entire Fund; provided, the Employer may specify in the Adoption Agreement that such direction shall be made by the Plan Administrator. In the event the Plan Administrator or the Employer is authorized to manage and direct the investment of Fund assets under this S4(d), the provisions of S4(c) of this Trust Agreement shall apply in all respects as if the Plan Administrator or the Employer, as applicable, was an Investment Manager and the portion of the assets subject to such management and direction was a Management Account.
4.5 Participant Investment Directions. If the Plan permits a Participant or a Beneficiary to direct the investment of such individual's Account, the Plan Administrator shall direct the Trustee to establish the investment alternatives designated by the Plan Administrator and to accept directions to invest all or any specified portion of the Participant's Account among such alternatives. The Plan Administrator in consultation with the Trustee shall establish such reasonable rules for effecting the investment elections as the Plan Administrator deems necessary or appropriate and such rules shall be applied on a uniform and nondiscriminatory basis to all similarly situated individuals. Except as required under ERISA, neither the Plan Administrator, the Employer nor the Trustee shall be responsible for any investment decisions made by a Participant or a Beneficiary. If a Participant or Beneficiary fails to direct the investment of the Account, then the Employer or Plan Administrator (as authorized in accordance with S4(d) of this Trust Agreement) shall assume the investment responsibility for such Account.
4.6 Custodian. The Trustee (including SBCTC) at any time and from time to time may appoint one, or more than one, person, including, subject to S4(i) of this Trust Agreement, the Prototype Sponsor or any of its affiliates, to perform such custodial safekeeping, record keeping, securities execution and other nondiscretionary functions of the Trustee as the Trustee deems appropriate, and any person who is appointed to perform a custodial safekeeping function may (in connection with the performance of that function) hold Fund securities in a street name, provided that the Trustee shall remain the beneficial owner of all assets held by such person and such person in no event shall be granted any discretionary authority in the capacity as a custodian to manage and direct the acquisition and disposition of Fund assets.
4.7 Multiple Trustees. More than one person can serve at the same time as the Trustee, including any combination of individuals and banks or similar institutions, and in the event that more than one person does serve at the same time as Trustee under the Plan and this Trust Agreement, the references to "Trustee" in the Plan and this Trust Agreement wherever applicable shall be deemed to be to "Trustees" and such Trustees may allocate among themselves by unanimous written consent (signed by all Trustees) such specific Trustee duties, responsibilities and functions in the management of the Fund and otherwise under the Plan and this Trust Agreement as the Trustees deem appropriate under the circumstances. The Trustees in all unallocated duties, responsibilities and functions shall act by majority vote at a meeting at which a majority of the Trustees are present or by unanimous written consent (signed by all Trustees) in lieu of a meeting. Any person shall be entitled to rely conclusively upon any written action signed by all Trustees or by any one or more Trustees to whom the power to take such action has been allocated by unanimous written consent signed by all Trustees. Finally, the provisions of S8 of this Trust Agreement shall apply to the resignation or removal of any one of the Trustees, provided that (1) all notices required in such S8 also shall be given to any remaining Trustees, (2) the Employer only shall be required to appoint successor Trustees upon the resignation or removal of all Trustees then serving, and (3) the Employer or the remaining Trustees may demand and receive an accounting upon the resignation or removal of one or more of the Trustees. Notwithstanding the foregoing, if SBCTC is not the sole Trustee under the Plan, SBCTC shall serve in a nondiscretionary, custodial capacity only subject to the directions of the Employer or the Plan Administrator and SBCTC shall have no duties with respect to assets held by any other person including, without limitation, any other Trustee for the Fund. Further, the Employer hereby agrees that SBCTC shall not serve as, and shall not be deemed to be, a co-trustee under any circumstances.
4.8 Communications. The Employer, the Plan Administrator and each Investment Manager shall establish with the Trustee such oral, written or electronic communication procedures (or any combination of such communication procedures) or such other procedures as such persons and the Trustee deem reasonable and prudent under the circumstances for the orderly administration of the Fund. The Trustee and each other person shall be entitled to rely conclusively upon any and all communication from the Employer, the Plan Administrator and each Investment Manager reasonably believed to be communicated in accordance with such established procedures.
If the Trustee receives a direction which in the Trustee's determination is incomplete, was not communicated in accordance with established procedures or otherwise cannot reasonably be executed, the Trustee shall promptly inform the person responsible for such direction and shall take no further action pending receipt of proper directions from such person.
4.9 Prototype Sponsor. Nothing in the Plan or this Trust Agreement shall prevent the Prototype Sponsor or any of its affiliates from engaging in any transaction with the Plan or the Fund, provided that such transaction does not (in the opinion of the Prototype Sponsor) constitute a "prohibited transaction" under ERISA S406 or Code S4975, and the Employer shall provide such written documentation as the Prototype Sponsor deems necessary or appropriate to determine that any such transaction would not be a "prohibited transaction."
To the extent that ERISA or a prohibited transaction exemption requires action by an individual independent of the Plan Sponsor and its affiliates or their employers, officers and directors, then the Employer, the Plan Administrator, an Investment Manager, a Participant or a Beneficiary shall have full power and authority to take action on behalf of the Fund as necessary to satisfy ERISA or such exemption provided such person otherwise is authorized to act under this Trust Agreement.
4.10 Voting of Proxies. Except as provided in this S4(j), the person with the responsibility to manage and invest all or a portion of the Fund shall have the exclusive authority and responsibility for voting proxies with respect to investments held for such portion of the Fund and the Trustee shall be obligated to vote such proxies only in accordance with the directions of such person and shall be precluded from voting such proxies except in accordance with such directions. However, the Plan Administrator, as a Named Fiduciary, may reserve to itself the right to vote proxies with respect to any investments which are otherwise subject to the management and control of an Investment Manager and, in such event, the Investment Manager shall be precluded from voting such proxies.
SECTION 5.  BENEFIT PAYMENTS
No disbursement from the Fund shall be made by the Trustee for purposes of the payment of any Plan benefit except on the written direction of the Plan Administrator, and the Trustee shall have no duty or obligation whatsoever to inquire as to the accuracy of such direction or its propriety in light of the provisions of the Plan, ERISA or the Code. Upon written direction (which may be a continuing direction) from the Plan Administrator as to the name of any person to whom payment is to be made from the Fund and when such payment is to be made and the amount and manner of such payment, and consistent with the income tax withholding requirements, the Trustee shall draw checks, purchase annuity contracts or distribute other assets from the Fund in the name of the person designated by the Employer and deliver such checks, contracts or other assets in such manner and in such amounts and at such times as the Plan Administrator shall direct or, if appropriate, the Trustee shall make an electronic transfer to the account of such person designated by the Plan Administrator in such amounts and at such times as the Plan Administrator shall direct.
If SBCTC is the Trustee, all payments to be paid by means of a check from the Trustee shall be paid from a non-interest bearing checking account to be maintained with an affiliate of the Trustee. Prior to executing this Trust Agreement, the Employer shall determine that such checking account services are (1) necessary to the operation of the Plan, (2) furnished under an arrangement which is reasonable and (3) furnished for reasonable compensation.
In the event the Trustee shall deem it necessary to withhold any distribution pending compliance with legal requirements with respect to probate of wills, appointment of personal representatives, payment or provision for estate or inheritance taxes, or for death duties or otherwise, the Trustee shall notify the Plan Administrator and shall thereafter take no action pending receipt of the Plan Administrator's instructions to distribute and an agreement from the Plan Administrator, in form satisfactory to the Trustee, protecting it from any liability arising out of noncompliance with such requirements.
The Plan Administrator may in its discretion direct, and the Trustee shall make payment on such direction, that Plan payments be made (1) directly to an incompetent or disabled person, whether because of minority or mental or physical disability, (2) to the guardian or to the person having custody of such person if a court of competent jurisdiction has appointed such guardian or custodian, or (3) to any person designated or authorized under any state statute to receive such payments on behalf of such incompetent or disabled person without further liability either on the part of the Employer, the Plan Administrator or the Trustee for the amount of such payment to the person on whose account such payment is made.
In the case of a termination, partial termination, a complete discontinuance of contributions or the termination of participation by a Participating Affiliate as described in S14.5 of the Plan, the Plan Administrator shall direct the Trustee precisely as to what action to take and the Trustee (subject to the terms of this Trust Agreement and the Plan and to such terms and conditions, if any, as agreed upon between  the  Plan  Administrator and the Trustee) shall  follow  such directions.
The Plan Administrator shall determine anticipated liquidity requirements to meet projected benefit payments for each Plan Year and, if any adjustment from the practices and policies agreed upon between the Plan Administrator and the Trustee at the adoption of this Trust Agreement is deemed appropriate, notice of such adjustment shall be communicated by the Plan Administrator in writing as soon as practicable to the Trustee. The Trustee shall be under no duty to make any such adjustment prior to receiving such notice.
SECTION 6.  VALUATION AND ACCOUNTING BY TRUSTEE
The Trustee as of each Valuation Date shall determine the fair market value of the assets of the Fund (or, if more than one Fund is combined for investment purposes, of each such Fund) based upon such reasonable accounting principles, practices and procedures as the Trustee shall adopt and consistently apply for this purpose, which determination shall be final and binding. At such times as agreed upon between the Trustee and the Plan Administrator, the Trustee shall file with the Plan Administrator a written report setting forth such fair market value and all investments, receipts and disbursements and other transactions of the Fund since the date of the last such report.
Upon the expiration of 90 days from the filing of the Trustee's report and except as provided under ERISA, the Trustee shall be forever relieved and discharged from any liability or accountability to anyone with respect to the propriety of its actions or the transactions shown by such report except with respect to those acts or transactions to which the Plan Administrator or the Employer shall, within such 90 day period, have filed with the Trustee its written disapproval, and neither the Plan Administrator nor the Employer nor any other person shall have the right to demand or be entitled to any further or different accounting by the Trustee.
SECTION 7.  EXPENSES
All reasonable and proper expenses of the Plan and the Fund (within the meaning of ERISA S403(c)(1) and S404(a)(1)(A)), including any taxes which may be levied or assessed against the Trustee on account of the Fund and the Trustee's compensation as agreed upon from time to time by the Employer and the Trustee, shall be paid from the Fund unless (a) the payment of such expense would constitute a "prohibited transaction" within the meaning of ERISA S406 or Code S4975 or (b) the Employer pays such expenses. Any such expenses of the Fund which are properly allocable to an individual's Account (including, but not limited to, expenses related to an individual's investment directions, annuity contract purchases and other transactional fees for processing distributions) may be charged directly against such individual's Account if so provided in administrative procedures established by the Plan Administrator. No payments shall be made to a Trustee who also receives full-time pay from the Employer or from a Participating Affiliate except for his or her benefits, if any, from the Plan and the reimbursement of his or her reasonable and proper expenses as a Trustee which are not reimbursed by any other person.
SECTION 8.  RESIGNATION OR REMOVAL OF TRUSTEE
The Trustee may resign at any time by delivering its written resignation to the Employer. The Employer shall within 60 days after receipt of such resignation appoint a successor trustee in writing (acceptable for this purpose to the Employer and the successor trustee) delivered to the Trustee and to such successor trustee. The Employer may remove the Trustee at any time and appoint a successor trustee or trustees upon 60 days written notice to the Trustee unless the Trustee agrees to a shorter notice period. In either event, on the appointment of such successor, the Trustee shall promptly turn over to such successor all assets held by the Trustee and shall make a final accounting to the Plan Administrator and the Employer. The successor trustee shall have no responsibility except to receive such money and property from the Trustee and to hold and administer the same thereafter in accordance with this Trust Agreement and shall not be responsible for any act or omission of the Trustee, and shall not be required to make any claim or demand against the Trustee unless the Plan Administrator or the Employer shall in writing request the successor trustee to make a claim or demand against the Trustee. Any such successor trustee shall have and may exercise all the rights, powers, and duties of the Trustee as fully and to the same extent as if it had originally been named Trustee herein.
SECTION 9.  MERGERS, CONSOLIDATIONS AND ASSET TRANSFERS
The Trustee upon written direction of the Plan Administrator shall transfer and deliver Fund assets to or accept the transfer to the Fund of assets acceptable to it from any trustee, custodian or insurance carrier maintaining any investment medium of a pension or profit sharing plan which is tax exempt under Code S401(a) into which the Plan (or any portion thereof) shall be merged or consolidated.
In the case of any Plan merger or consolidation with, or transfer of assets or liabilities to or from, any other employee benefit plan, each person for whom an Account then is maintained shall be entitled to receive a benefit from such plan, if it is then terminated, which is equal to or greater than the benefit such person would have been entitled to receive immediately before such merger, consolidation or transfer, if the Plan then had been terminated. The Trustee in connection with either of the above described transfers shall have no liability or responsibility (1) to determine whether such transfer shall be in conformity with the provisions of the Plan, any other plan, ERISA or the Code or (2) to determine the effect of such transfer upon any Accounts. Any direction of the Plan Administrator respecting any of the foregoing shall constitute a certification that the transfer so directed is in conformity with the provisions of the Plan or any other plan, this Trust Agreement, ERISA and the Code, and the Trustee shall act in accordance with such direction.
SECTION 10. SINGLE TRUST - SEPARATE FUNDS
The assets of the Fund (or, if more than one Fund is combined for investment purposes, of each such Fund) shall be held, administered, invested and managed by the Trustee (except to the extent investment responsibility is allocated to another person under the terms of this Trust Agreement) consistent with the terms of this Trust Agreement in all respects as a single trust even though portions of such assets may be attributable to different employers or may be allocable to the payment of benefits for different employee groups. The Plan Administrator shall be responsible to maintain and determine the appropriate portion of the Fund held in respect of any such group of employees in the event that such maintenance or determination shall become necessary. The determination by the Plan Administrator of the portion of the Fund held in respect of any such employee group shall be final and conclusive upon all persons.
SECTION 11.  NAMED FIDUCIARIES AND ADMINISTRATION
The Plan Administrator and the Employer (if the Plan Administrator is not the Employer) shall be the Named Fiduciaries responsible to the extent of their powers and responsibilities assigned in the Plan for the control, management and administration of the Plan. The Plan Administrator, the Employer and the Trustee (other than SBCTC) shall be the Named Fiduciaries responsible to the extent of their respective powers and responsibilities assigned to them in the Trust Agreement for the safekeeping, control, management, investment and administration of the assets of the Fund. Any power or responsibility for the control, management or administration of the Plan or the Fund which is not expressly assigned to a Named Fiduciary under the Plan or the Trust Agreement, or with respect to which the proper assignment is in doubt, shall be deemed to have been assigned to the Employer as a Named Fiduciary. One Named Fiduciary shall have no responsibility to inquire into the acts and omissions of another Named Fiduciary in the exercise of powers or the discharge of responsibilities assigned to such other Named Fiduciary under the Plan or the Trust Agreement. Any person may serve in more than one fiduciary capacity under the Plan or the Trust Agreement and a fiduciary may be a Participant provided such individual otherwise satisfies the requirements of S4.
A Named Fiduciary, by written instrument filed by the Plan Administrator with the records of the Plan, may designate a person who is not a Named Fiduciary to carry out any of its responsibilities under the Plan or Trust Agreement, other than the responsibilities of the Trustee for the safekeeping, control, management, investment and administration of the assets of the Fund, except to the extent the Trustee's responsibility for investment decisions is delegated to the Employer, the Plan Administrator, or an Investment Manager.
Except to the extent expressly reserved under the Plan or the Trust Agreement to the Employer, the Board, or the Trustee, the Plan Administrator shall have the exclusive responsibility and complete discretionary authority to control the operation, management and administration of the Plan, with all powers necessary to enable it properly to carry out such responsibilities, including (but not limited to) the power to construe the Plan, the related Adoption Agreement, and the Trust Agreement, to determine eligibility for benefits and to resolve all interpretative, equitable or other questions that arise under the Plan or the Trust Agreement. The decisions of the Plan Administrator on all matters within the scope of its authority shall be final and binding. To the extent a
discretionary  power  or  responsibility  under  the  Plan  or   Trust
Agreement is expressly assigned to a person other than the Plan Administrator, such person shall have complete discretionary authority to carry out such power or responsibility and such person's decisions on all matters within the scope of such person's authority shall be final and binding.
SECTION 12.  MISCELLANEOUS
12.1 Spendthrift Clause and Qualified Domestic Relations Orders. Except to the extent permitted by law, no Account, benefit, payment or distribution under the Plan or this Trust Agreement shall be subject to attachment, garnishment, levy, execution, or any claim or legal process of any creditor of a Participant or Beneficiary, and no Participant or Beneficiary shall have any right to alienate, commute, anticipate, or assign all or any part of such individual's Account, benefit, payment or distribution under the Plan or this Trust Agreement. The preceding sentence also shall apply to the creation, alienation, assignment, or recognition of a right to any benefit payable with respect to a Participant pursuant to a domestic relations order unless such order is determined to be a qualified domestic relations order ("QDRO") within the meaning of Code S414(p) and such order is entered on or after January 1, 1985. Notwithstanding the foregoing, the Plan Administrator may treat a domestic relations order entered before January 1, 1985 as a QDRO in accordance with Code S414(p) and S16.1 of the Plan.
12.2 Benefits Supported Only by Trust Fund. Any person having any claim for any benefit under the Plan shall look solely to the assets of the Fund for the satisfaction of that claim. In no event will the Prototype Sponsor, the Trustee, the Plan Administrator, the Employer or a Participating Affiliate or any of their employees, officers, directors or their agents be liable in their individual capacities to any person whomsoever for the payment of any benefits under the Plan.
12.3 Claims. Any payment to a Participant or Beneficiary, or to the legal representative or heirs-at-law of any such person made in accordance with the provisions of the Plan shall to the extent of such payment be in full satisfaction of all claims under the Plan against the Trustee, Plan Administrator, a Named Fiduciary, the Employer and any Participating Affiliate, any of whom may require such person, such person's legal representative or heirs-at-law, as a condition precedent to such payment, to execute a receipt and release in such form as shall be determined by the Trustee, Plan Administrator, a Named Fiduciary, the Employer or a Participating Affiliate, as the case may be.
12.4 Nonreversion. Except as provided in S7.2(b) of the Plan and in this S12(d), neither the Employer nor any Participating Affiliate shall have any present or prospective right, claim, or interest in the Fund or in any Employer contribution made to the Trustee.
To   the  extent  permitted  by  the  Code  and  ERISA,  the  Employer contributions described in this S12(d), less any losses on such contributions, shall be returned by the Trustee to the Employer or to any Participating Affiliate upon the written direction of the Plan Administrator in the event that:
  12.4(a) an Employer contribution is made by a mistake of fact, provided such return is effected within one year after the payment of such contribution;
  12.4(b) a final judicial or Internal Revenue Service determination is made that the Plan fails to satisfy the requirements of Code S401 with respect to its initial qualification (provided, if the Employer is not entitled to rely on the Prototype Sponsor's opinion letter, the application for the initial qualification of the Plan is made by the time prescribed by law for filing the Employer's return for the taxable year in which the Plan is adopted, or such later date as the Secretary of the Treasury may prescribe), in which event all Employer contributions made before such judicial or administrative determination (whichever last occurs) plus any earnings and minus any losses shall be returned within one year after such determination, all such contributions being hereby conditioned upon the Plan satisfying all applicable requirements under Code S401 from and after its adoption; or 12.4(c) a deduction for an Employer contribution is disallowed under Code S404, in which event such contribution shall be returned within one year after such disallowance, all such contributions being hereby conditioned upon being deductible under Code S404.
The Trustee shall have no obligation or responsibility whatsoever to determine whether the return of any such Employer contributions is permitted by the Code or ERISA and shall (to the extent permissible under law) be indemnified and held harmless by the Employer for acting in accordance with written directions given by the Plan Administrator pursuant to this S12(d).
12.5 Exclusive Benefit. The corpus or income of the Fund shall not be diverted to or used for any purpose other than the exclusive benefit of Participants or Beneficiaries.
FEE SCHEDULE
Employers who use a Smith Barney Prototype Defined Contribution Plan will be charged a $100 annual fee. In the event that the plan terminates or all plan assets are transferred from Smith Barney, an additional $100 fee will be charged. In accordance with the Employee Representations Section of the Adoption Agreement (see Signature Section), such fees will be charged against the brokerage account maintained for the plan.
These fees are subject to change and you will be notified prior to the time the change becomes effective.
                     Smith Barney Prototype
                    Standardized 401(k) Plan
                    Adoption Agreement #003

  Adoption of a qualified plan has important legal and tax implications. Failure to properly fill out the Adoption Agreement may result in disqualification of the Plan. Employers should consult with their counsel concerning the adoption of this Plan. To obtain further information about the Plan, contact Smith Barney through your Financial Consultant.

  NOTE: Under the terms of the Plan, options marked "Standard" automatically will apply unless another option is selected. If additional space is needed to provide information requested in this Adoption Agreement, the information may be provided in an addendum attached to this Adoption Agreement which contains a reference to the appropriate Part(s) of the Adoption Agreement.

  Adoption Agreement #003 may only be used in conjunction with the SMITH BARNEY PROTOTYPE DEFINED CONTRIBUTION PLAN - Plan Document #05.
  Capitalized terms refer to defined terms in Plan Document #05. "S" refers to sections of Plan Document #05; "Part" refers to provisions in this Adoption Agreement. The instructions and descriptions in this Adoption Agreement generally summarize the Plan Document provisions, but the Plan Document terms will be controlling in the event of any conflict.




                TO BE COMPLETED BY SMITH BARNEY
FINANCIAL CONSULTANT: ________________  Telephone Number: _______
Address: ________________________________________________________
_________________________________________________________________
Smith Barney Inc. Account # for Plan:____________________________
I.     EMPLOYER INFORMATION.
  Name: ___________________________________________________________
  Address: ________________________________________________________
  _________________________________________________________________
  Taxable Year: _______________ EIN: ___________________
II.     PLAN INFORMATION.
  A.     Plan Name:   _____________________________________________
  B.     Plan Year: the period which ends on   ____________________
  C. Construction. Except as provided in S1.2, the Plan and the Trust Agreement will be subject to the laws of the State of
________________________________________
  D.     Plan Adoption. The Plan is hereby adopted as [Check one. See
S14.1.]
  1.        a new profit sharing plan (with cash or deferred
arrangement).
  2. an amendment and restatement of the ___________________________________ ("Pre-Existing Plan") which was originally effective _______________________________, 19____.
  E.     Effective Date of this Adoption Agreement:
____________________________________, 19_______.
III. ELIGIBILITY AND PARTICIPATION. [If the Employer maintains another defined contribution Paired Plan, the eligibility and participation requirements specified in this Part III for Plan Years beginning on and after the Final Compliance Date must be the same as those specified in the Adoption Agreement for such other Paired Plan.]
  A. Eligible Employees. All Employees of the Employer and all Employees of all Affiliates who satisfy the Participation Requirement generally are eligible to participate in the Plan except certain nonresident aliens. However, notwithstanding any contrary language, participation in this Plan by Employees who are covered by a collective bargaining agreement and the extent of such participation, if any, will be determined by collective bargaining. [See S2.19.]
  B. Participation Requirement. In order to participate in this Plan, an Eligible Employee must [Check one. See S2.46, S4 and Part V.B.1. Enter "N/A" if there will be no minimum age or no waiting period, as applicable.]
  1. Standard: reach minimum age of 21 and complete a waiting period of 1 Year of Service.
  2.        no minimum age or waiting period.
  3. reach minimum age of _____ [not to exceed 21] and complete a waiting period of ______ Year of Service [not to exceed 1].
    4.   reach minimum age of ____ [not to exceed 21] and complete
a waiting period of ____ Year of Service [not to exceed 1] ; however, each Employee who is an Eligible Employee on the Effective Date will be deemed to satisfy the Participation Requirement on the Effective
Date regardless of such Employee's actual age or service.
C.     Entry Date: [Check one. See S2.26 and S4.]
  1. Standard: the first day of each Plan Year and the first day of the seventh month of each Plan Year.
  2.        the date on which the Participant satisfies the
Participation Requirement.
  3.        other:_____________________________ [Specify date(s). If a single Entry Date is entered, the minimum age in Part III.B cannot exceed 20 and the maximum waiting period in Part III.B cannot exceed
= year.]
IV.    VESTING.
  A.     Death, Disability or Retirement. [See S8.1(b).]
  1. Standard: A Participant's Employer Account and Matching Account will be 100% vested if, while an Employee, that Participant dies, becomes Disabled, or reaches Normal Retirement Age or, if applicable, Early Retirement Age.
  2. A Participant's Employer Account and Matching Account will be 100% vested if, while an Employee, that Participant reaches Normal Retirement Age or if the Participant satisfies the following condition: [Check one or more only if desired.]
  a.        dies while an Employee.
  b.        becomes Disabled while an Employee.
  c.        reaches Early Retirement Age while an Employee.
  B. General Vesting Schedule. [See S8.1 and S14.3(c). Generally, the vesting schedule under this Plan must be at least as favorable at the completion of each year as the vesting schedule under the Pre-Existing Plan. The Top-Heavy Vesting Schedule selected in Part XI.A will apply for all Plan Years in which the Plan is a Top-Heavy Plan.
See S12.4.]
  1. Matching Account. [Check one. "Full and Immediate Vesting" must be selected if the 2-year requirement for Matching Contributions is selected in Part VII.A.2.b.3.]
  a.        Standard: Full and Immediate Vesting. 100% at all times.
  b. Cliff Vesting. 100% after completion of ____ Years of Service [not to exceed 5].
  c.        Graded Vesting.
    Years of Service    Nonforfeitable Percentage
       Less than 1            ___%
       1                      ___%
       2                      ___%
       3                      ___% [at least 20%]
       4                      ___% [at least 40%]
       5                      ___% [at least 60%]
       6                      ___% [at least 80%]
       7 or more              100%
  d. Top-Heavy. The Top-Heavy Vesting Schedule in Part XI.A will apply for all Plan Years.
  2. Employer Account. [Check one. "Full and Immediate Vesting" must be selected if the 2-year requirement for Employer Contributions is selected in Part VII.D.2.b.2]
  a.        Standard: Full and Immediate Vesting. 100% at all times.
  b. Cliff Vesting. 100% after completion of ____ Years of Service [not to exceed 5].
  c.        Graded Vesting.
  Years of Service    Nonforfeitable Percentage
     Less than 1         ___%
     1                   ___%
     2                   ___%
     3                   ___% [at least 20%]
     4                   ___% [at least 40%]
     5                   ___% [at least 60%]
     6                   ___% [at least 80%]
     7 or more           100%
  d. Top-Heavy. The Top-Heavy Vesting Schedule in Part XI.A will apply for all Plan Years.
  C.     Normal Retirement Age: [Check one. See S2.43 and Part XIII.B.]
  1.        Standard: age 65.
  2.        age ____ [not to exceed 65].
  3. the later of age ____ [not to exceed 65] or the ___ [not to exceed 5th] anniversary of the date on which the Participant commenced participation in the Plan.
  D. Early Retirement Age: [The designation of an Early Retirement Age may accelerate vesting and distribution. Early Retirement Age cannot exceed Normal Retirement Age. Check one. See S2.13 and S9.1.]
  1.        Standard: No Early Retirement Age.
  2.        age ____
  3. the later of age ____ or the completion of ___ Years of Service (for vesting purposes).
V.     SERVICE FOR PARTICIPATION AND VESTING.
  A.     Method for Crediting Service. [Check one. See S3.]
  1.        Standard: "Hour of Service" method. [See S3.1.]
  a. Crediting Hours. Hours will be credited during each Computation Period [Check one. See S3.1(c).]
  (1) Standard: by maintaining records of the actual hours worked. [See S3.1(c)(2)(i).]
  (2)       by using the following equivalency [Check one. See
S3.1(c)(2)(ii).]
         10 Hours of Service for each day.
          45 Hours of Service for each week.
           95 Hours of Service for each semi-monthly payroll period.
              190 Hours of Service for each month.
  b. Vesting Computation Period. The Computation Period for vesting purposes will be [Check one. See S3.1(b)(2).]
  (1)       Standard: the Plan Year.
  (2) the 12 month period beginning on the Participant's hire date and each anniversary of that hire date.
  c. Participation Computation Period. The initial Computation Period for participation purposes will be the 12 month period beginning on the Participant's hire date. Each subsequent Computation Period after the initial 12 months of employment will be [Check one. See S3.1(b)(3).]
  (1) Standard: Plan Years beginning after the Participant's hire date.
  (2) subsequent 12 month periods beginning on the anniversaries of the Participant's hire date.
  d. Year of Service for Vesting. For vesting purposes, an Employee will be credited with a Year of Service if, during a Computation
Period, the Employee completes at least [Check one. See S3.1(d).]
  (1)       Standard: 1,000 Hours of Service.
  (2)       ______ [not more than 1,000] Hours of Service.
  e. Year of Service for Participation. For participation purposes, an Employee will be credited with a Year of Service [Check one. See S3.1(b)(3) and S3.1(d).]
  (1) Standard: at the end of the Computation Period in which the Employee completes at least 1,000 Hours of Service.
  (2) on the date on which the Employee completes at least ______ [not more than 1,000] Hours of Service.
  (3) at the end of the Computation Period on which the Employee completes at least ______ [not more than 1,000] Hours of Service.
    Notwithstanding the foregoing, if a partial Year of Service is selected in Part III.B, no minimum number of Hours of Service will be required.
  2.        "Elapsed Time" method. [See S3.2.]
    For purposes of determining whether a Participant is entitled to an allocation of contributions or forfeitures, the Participant will be deemed to have completed more than 500 Hours of Service in a Plan Year if the Participant completes the following period of employment in the Plan Year: [Check one. See S2.2(d) and Part VII.]
  a.        Standard: more than 91 consecutive calendar days.
  b.        more than 3 consecutive months.
  B.     Special Rules.
  1. Vesting Service Exclusions. [See S3.8.] In addition to any service that is disregarded under the Break in Service rules described below and in S3.7(c), the following service will be excluded for vesting purposes:
  a.        Standard: No other exclusions.
  b.        Years of Service before age 18.
  c. Years of Service before the Employer or an Affiliate maintained this Plan or a predecessor plan.
  d. Years of Service during a period for which the Employee made no mandatory contributions under a Pre-Existing Plan.
  2. Predecessor Employer Service (Vesting and Participation). Generally, unless the Employer maintains the plan of a predecessor employer (for example, an acquired company), service for a predecessor employer will not be credited as service under this Plan. [Check and attach appropriate addendum only if desired. See S3.4.]
         Service credit will be given under this Plan for certain predecessor employers for participation and/or vesting purposes to the extent provided in Addendum V.B.2.
  3. Break in Service Rules. [See S3.7 and S8.2.] Generally, all service completed before a Break in Service will be credited upon reemployment. Certain service may be excluded under the following rules:
  a.        Standard: No exclusions. [See S3.7(a).]
  b. "Rule of Parity." [See S3.7(b)(3).] This rule, generally, disregards vesting and participation service completed before 5 uninterrupted Breaks in Service.
  c. "Alternative Maternity/Paternity Rule." [Not applicable if "Elapsed Time" is selected. See S3.7(b)(4).] This rule, generally, increases the number of Breaks in Service from 5 to 6 for all Employees in lieu of crediting service for maternity/paternity leave.
  d. Alternative to "Buy Back Rule." [See S8.2(b).] This rule, generally, does not require former participants (less than 100% vested) to pay back previous distributions upon reemployment (vesting only). A rehired Participant's vested interest in restored amounts will be determined under: [Check one. See S8.2(a), S8.2(b) and S8.2(c).]
  (1)       Standard: Formula A
  (2)       Formula B
VI.    EMPLOYEE CONTRIBUTIONS.
  A. Elective Deferrals. Elective Deferrals [See S5.3(f). Check one.]
  1. Standard: will be allowed. [Complete formula below; enter "N/A" if not applicable.]
  a. Minimum Amount. Not less than _____% of a Participant's Compensation or $_____.
  b. Maximum Amount. For Plan Years ending on and before ____________, not more than _____% of a Participant's Compensation or $_____, and for each Plan Year thereafter, not more than _____% of a Participant's Compensation or $ _____.
  2.        will not be allowed.
  B.     Employee Contributions. Employee Contributions  [See S5.3(g).
Check one.]
  1.        Standard: will not be allowed.
  2. will be allowed. [Complete formula below; enter "N/A" if not applicable.]
  a. Minimum Amount. Not less than _____% of a Participant's Compensation or $_____.
  b. Maximum Amount. For Plan Years ending on and before ____________, not more than _____% of a Participant's Compensation or $_____, and for each Plan Year thereafter, not more than _____% of a Participant's Compensation or $ _____.
  C.     Election Rules. [Check one. See S5.3(h).]
  1. Standard: If a Participant does not elect to begin Elective Deferrals or Employee Contributions on the Participant's Entry Date, the Participant may elect to begin such contributions as of any following pay date. A Participant's election can be revised (prospectively only) as of any pay date. A Participant who terminates contributions may elect to resume contributions prospectively as of any pay date.
  2. Alternatives to Standard: A Participant's elections may be made as follows: [Must include at least one day in each calendar year.]
  a. Commencement. [See S5.3(h)(2).] effective only as of any ________________________________ following the Participant's Entry
Date.
  b. Revision. [See S5.3(h)(3).] effective only as of any following _______________________________.
  c. Resumption. [See S5.3(h)(5).] effective only as of any following ___________________________.
  D.     Rollover Contributions. Rollover Contributions [Check one. See
S5.4.]
  1.        Standard: will be allowed and may be made by  [Check one.]
  a.        Standard: any Eligible Employee.
  b.        any Eligible Employee who is a Participant.
  2.        will not be allowed.
  E.     Limitations on Elective Deferrals.
  1. Claims. Claims for a refund of Excess Elective Deferrals must be made no later than [See S7.3(f). Check one.]
  a.        Standard: March 1.
  b. _____________ [no earlier than March 1 and no later than April 15.]
  2. Deemed Claims. Corrections of Excess Elective Deferrals will be made [See S7.3(f)(2). Check one.]
  a.        Standard: from this Plan.
  b.        from the following plan(s): _______________.
  3. "Gap Period" Income. The income or loss allocable to the "gap period" [Check one. See S7.3(e), S7.4(d)(2) and S7.5(d)(2).]
  a.        Standard: shall not be distributed.
  b.        shall be distributed.
  4. Highly Compensated Employees. The following special rules in the temporary Code S414(q) regulations and in Code S414(q)(12) will apply: [Check one. See S7.4(a)(5)(v).]
  a.        Standard: no special rules.
  b.        The special rules set forth in Addendum V.E.3.
  5. Recharacterization. Recharacterization of Excess Contributions as Employee Contributions [See S7.4(e). Check one.]
  a.        Standard: will not be allowed.
  b. [Do not check this option 2 if Employee Contributions are not allowed in Part VI.B.] will be allowed.
VII.   EMPLOYER CONTRIBUTIONS.
  A.     Matching Contributions. [See S5.3(b) and Part VII.F.]
  1.     Formula. [Check one.]
  a.        Standard: No Matching Contributions will be made.
  b. Matching Contributions will be made on account of: [Check one or both.]

83
            Elective Deferrals
          Employee Contributions
  under the following formula: [Check and complete one. Enter "N/A" if not applicable. The formula selected and completed must not provide a higher rate of Matching Contributions for Participants who make a higher amount of contributions.]
          ____ % of the Participant's contributions which do not
exceed $_____ or ____% of the Participant's Compensation plus ____ %
of the Participant's contributions which exceed $_____ or ____ %, but contributions in excess of $ __________ or ____% of the Participant's Compensation will not be matched.
          such percentage of the Participant's contributions as determined by the Employer in its discretion for each Plan Year.
                                           in an amount equal to
_________________
   _____________________________________________
  2. Eligible Participant. The Matching Contribution for any Allocation Date will be made only for each Participant who makes Elective Deferrals or Employee Contributions, as applicable, during the period ending on the Allocation Date and who satisfies all of the following requirements: [Check one.]
  a.        Standard: no additional requirements.
  b.        Alternative: [Check one or more.]
  (1) the Participant is employed (or on an authorized leave of absence) on the last day of the Plan Year or (b) is not employed as of the last day of the Plan Year but is credited with more than 500 Hours of Service in such Plan Year. [Do not check if Allocation Date is not Standard Option. Special Hour of Service equivalencies apply if
"Elapsed Time" is selected. See Part V.A.2.]  However, a Participant who died, retired or became disabled during the Plan Year will be eligible: [Check one.]
         without regard to the number of Hours of Service.
          only if the Participant completes the Hours of Service
specified above.
  (2)       the Participant is a Nonhighly Compensated Employee.
  (3) the Participant is credited with at least 2 Years of Service (for participation purposes) on such Allocation Date.
  (4) for Plan Years beginning before the __________ [Not later than Final Compliance Date], the Participant [Check one or more only if Allocation Date is Standard Option.]
        is employed (or on an authorized leave of absence) on the
       last day of the Plan Year;
              is not employed on the last day of the Plan Year
       because the Participant died, retired or became disabled
       during such Plan Year;
              if the "Hours of Service" method is selected, is
       credited with more than 1,000 Hours of Service during such
       Plan Year.
  3. Allocation Date. Matching Contributions will be made and allocated as of [Check one.]
  a.        Standard: the last day of each Plan Year.
  b.        each ____________________.
  4. Forfeitures. Forfeitures attributable to Matching Accounts [Check one. See S6.3(c)(2)(ii).]
  a. Standard: will be applied to reduce Matching Contributions as of the Allocation Date: [Check one. See S8.2(e).]
  (1)       Standard: which immediately follows the date the Forfeiture occurs.
  (2) which immediately follows the last day of the Plan Year in which the Forfeiture occurs.
  b. will be reallocated to Active Participants as of the last day of each Plan Year. [Complete Part VII.D.2 to specify who is an Active Participant for this purpose.]
  B.     Qualified Matching Contributions. [See S5.3(c) and Part VII.F.]
  1.     Formula. [Check one.]
  a.        Standard: No Qualified Matching Contributions will be made.
  b.        Qualified Matching Contributions will be made on account of:
[Check one or both.]
         Elective Deferrals
          Employee Contributions
     under the following formula: [Check and complete one. Enter "N/A" if not applicable. The formula selected and completed must not provide a higher rate of Qualified Matching Contributions for Participants who make a higher amount of contributions.]
           ____ % of the Participant's contributions which do not
exceed $_____ or ____% of the Participant's Compensation plus ____ %
of the Participant's contributions which exceed $_____ or ____ %, but contributions in excess of $ __________ or ____% of the Participant's Compensation will not be matched.
          such percentage of the Participant's contributions as determined by the Employer in its discretion for each Plan Year.
                                           in an amount equal to
__________________
  2. Eligible Participant. The Qualified Matching Contribution for any Allocation Date will be made only for each Participant who makes Elective Deferrals or Employee Contributions, as applicable, during the period ending on the Allocation Date and who satisfies all of the following requirements: [Check one.]
  a.        Standard: no additional requirements.
  b.        Alternative: [Check one or more.]
  (1) the Participant is employed (or on an authorized leave of absence) on the last day of the Plan Year or (b) is not employed as of the last day of the Plan Year but is credited with more than 500 Hours of Service in such Plan Year. [Do not check if Allocation Date is not Standard Option. Special Hour of Service equivalencies apply if
"Elapsed Time" is selected. See Part V.A.2.]  However, a Participant who died, retired or became disabled during the Plan Year will be eligible: [Check one.]
         without regard to the number of Hours of Service.
          only if the Participant completes the Hours of Service
specified above.
  (2)       the Participant is a Nonhighly Compensated Employee.
  (3) the Participant is credited with at least 2 Years of Service (for participation purposes) on such Allocation Date.
  (4) for Plan Years beginning before the __________ [Not later than Final Compliance Date], the Participant [Check one or more only if Allocation Date is Standard Option.]
        is employed (or on an authorized leave of absence) on the
       last day of the Plan Year;
              is not employed on the last day of the Plan Year
       because the Participant died, retired or became disabled
       during such Plan Year;
              if the "Hours of Service" method is selected, is
       credited with more than 1,000 Hours of Service during such
       Plan Year.
  3. Allocation Date. Qualified Matching Contributions will be made and allocated as of [Check one.]
  a.        Standard: the last day of each Plan Year.
  b.        each ____________________.
  C.     Qualified Nonelective Contributions. [See S5.3(d) and Part
VII.F.]
  1. Formula. In addition to the Qualified Nonelective Contributions which may be made for Nonhighly Compensated Employees to satisfy the
ADP or ACP limits, [Check one.]
  a.        Standard: no additional Qualified Nonelective Contributions will be made.
  b. additional Qualified Nonelective Contributions will be made in an amount equal to: [Specify nondiscriminatory formula that satisfies Code S401(a)(4) safe harbors.]
  _________________________________________________________________
  _________________________________________________________________
  2. Eligible Participant. The Additional Qualified Nonelective Contribution described in this Part VII.C for any Allocation Date will be made only for each Participant who is an Eligible Employee at any time during the period ending on the Allocation Date and who satisfies all of the following requirements: [Check one.]
  a.        Standard: no additional requirements.
  b.        Alternative: [Check one or more.]
  (1) the Participant is employed (or on an authorized leave of absence) on the last day of the Plan Year or (b) is not employed as of the last day of the Plan Year but is credited with more than 500 Hours of Service in such Plan Year. [Do not check if Allocation Date is not Standard option. Special hour of service equivalencies apply if "elapsed time" is selected. See part V.A.2.] However, a participant who died, retired or became disabled during the plan year will be eligible: [Check one.]
         without regard to the number of Hours of Service.
          only if the Participant completes the Hours of Service specified above.
  (2)       the Participant is a Nonhighly Compensated Employee.
  (3) the Participant is credited with at least 2 Years of Service (for participation purposes) on such Allocation Date.
  (4) for Plan Years beginning before the __________ [Not later than Final Compliance Date], the Participant [Check one or more only if Allocation Date is Standard option.]
        is employed (or on an authorized leave of absence) on the last day of the Plan year;
              is not employed on the last day of the plan year because the participant died, retired or became disabled during such plan year;
              if the "hours of service" method is selected, is credited with more than 1,000 hours of service during such plan year.
  3. Allocation date. The qualified nonelective contributions described in this part vii.C will be made and allocated as of [check one.]
  a.        Standard: the last day of each Plan Year.
  b.        each ____________________.
  D.     Discretionary Employer Contributions.
  1. Allocation Formula. The discretionary Employer Contributions will be allocated among Active Participants as follows: [Check one.
See S5.3(e), S6.3(a), S6.3(c)(4) and Part VII.F. Do not select an integrated formula for Plan Years beginning on and after the Final Compliance Date if the Employer also maintains another integrated plan for such Plan Year.]
  a.     Standard: Nonintegrated. [See S6.3(a)(1) and S6.3(c)(4)(i)(A).]
    b. Integrated. [See S6.3(a)(2), S6.3(c)(4)(i)(B) and S12.3(h).]
  (1) Integration Percentage. [Check one. If the Integration Level is less than the Taxable Wage Base, the Maximum Disparity Rate must be reduced. See S2.39.]
         Standard: the Maximum Disparity Rate.
          ____% [not to exceed the Maximum Disparity Rate.]
  (2)    Integration Level. [Check one. See S2.35.]
         Standard: the Taxable Wage Base.
          $________ or ____ % of the Taxable Wage Base [not to exceed the Taxable Wage Base.]
  2.     Active Participant.
  a. General. The discretionary Employer Contri-butions and Forfeitures, if applicable, will only be allocated to: [If the Employer maintains another defined contribution Paired Plan, the allocation requirements specified in this Part VII.D.2 for Plan Years beginning on and after the Final Compliance Date must be the same as those specified in the Adoption Agreement for such other Paired Plan. Check one. See S2.2, S5.3(e) and Part VII.F.]
  (1) Standard: each Participant who is an Eligible Employee at any time during the Plan Year and who (1) is employed (or on an authorized leave of absence) on the last day of the Plan Year, (2) terminated employment during the Plan Year due to death, disability or retirement, or (3) was not employed on the last day of the Plan Year but was credited with more than 500 Hours of Service during the Plan Year. [Special Hour of Service equivalencies apply if "Elapsed Time" is selected.]
  (2)       Alternatives to Standard: [Check one or more.]
         The Participant must also be credited with at least 2
Years of Service by the last day of the Plan Year.
          The last day employment requirement will not apply.
          The 500 hours requirement will not apply.
          The exceptions for death, disability and retirement will not apply.
  b. Years Before Final Compliance Date. For Plan Years beginning before __________ [Not later than the Final Compliance Date], the discretionary Employer Contributions and Forfeitures will only be allocated to: [Complete only if desired. See S2.2. Check one.]
  (1) Standard: each Participant who is an Eligible Employee at any time during the Plan Year and (1) who is employed (or on an authorized leave of absence) on the last day of the Plan Year and (if the "Hours of Service" method is selected) who is credited with 1,000 Hours of Service during the Plan Year or (2) who died, retired or became disabled during the Plan Year.
  (2)       Alternatives to Standard: [Check one or more.]
         The last day employment requirement will not apply.
          The 1,000 hours requirement will not apply. [Not applicable if "Elapsed Time" is selected.]
          The Participant must also be credited with at least 2 Years of Service by the last day of the Plan Year.
          The exceptions for death, disability and retirement will not apply.
  3. Forfeitures. Forfeitures attributable to Employer Accounts [Check one. See S5.3(i) and S6.3(c)(4)(ii).]
  a. Standard: will be reallocated to Active Participants as of the last day of each Plan Year in the same manner as Employer Contributions.
  b. will be applied to reduce Matching Contributions, Qualified Matching Contributions and/or Qualified Nonelective Contributions.
  E.     Net Profits.
  1.     General. [Check one. See S5.3(a).]
  a. Standard: All Employer contributions other than Elective Deferrals will be made out of Net Profits.
  b. Alternatives to Standard: In addition to Elective Deferrals, the following contributions will be made without regard to Net
Profits: [Check one or more.]
    (1)     Matching Contributions
     (2)    Qualified Matching Contributions
     (3)    Qualified Nonelective Contributions
     (4)    Discretionary Employer Contributions
     (5) Definition. For this purpose, Net Profits will be as defined [Check one. See S2.41.]
  c.        Standard: in S2.41(a).
  d.        in the attached Addendum VII.E.2.
  F. Minimum Allocations. Each Active Participant (determined without regard to the Participant's completed

  Hours of Service) who is not a Key Employee, generally, will receive the minimum top-heavy allocation if the Plan is top-heavy. [See
S6.3(e) and S12.]
VIII.      COMPENSATION. Compensation for any Plan Year generally
means total compensation (not to exceed $200,000 indexed for inflation after 1989) actually paid to a Participant during such Plan Year
(unless another determination period is selected). [See S2.10.]
  A.     Basic Definition: Total compensation means: [Check one. See
S2.10(a).]
  1. Standard: wages, tips and other compensation reportable on Form W-2. [See S2.10(a)(1).]
  2.        wages subject to federal income tax withholding. [See
S2.10(a)(2)(i).]
  3.        general Code S415 compensation. [See S2.10(a)(2)(ii) and
S7.2(a)(2)(ii)(B).]
    Reimbursements or other expense allowances, fringe benefits
(cash and noncash), moving expenses, deferred compensation and welfare benefits (even if includible in gross income): [Check one. See S2.10(a)(2)(iv).]
          Standard: will
          will not
  be included in Compensation as determined in accordance with the definition selected above.
  B.     Determination Period: [Check one. See S2.10(d).]
  1.        Standard: the Plan Year.
  2.        the calendar year ending in the Plan Year.
  3. a period beginning each ______________ [Enter the day and month the period begins. The determination period must end with or within the Plan Year, must be at least 12 consecutive months in duration and must apply uniformly to all Employees in the Plan.]
  C. Salary Reductions. Participant salary reduction contributions (for example, S401(k) or benefit plan contributions) [Check one. See S2.10(f).]
  1.        Standard: will
  2.        will not
    be included in total compensation.
  D.     Special Rules. [Complete only if desired. See S2.10(g).]
  1. Compensation for periods ending before the Entry Date on which an Eligible Employee becomes a Participant will be excluded.
[See S2.10(g)(1).]
  2. If this is an amendment to a Pre-Existing Plan, the definition of Compensation will be effective as of _______________ [No later than the first day of the first Plan Year after this Plan is adopted. See S2.10(g)(2). The definition in the Pre-Existing Plan will continue to apply until that date.]
IX.    DISTRIBUTIONS.
  A. Timing. Vested Plan benefits, generally, will be distributed as follows: [Check one. See S9.1(a).]
  1. Standard: as soon as practical after the Participant separates from service subject to the Participant's consent, if required.
  2. no earlier than the Participant's Normal Retirement Age, Early Retirement Age or Disability, whichever is earlier.
  B. Elections to Defer. A Participant whose Account is more than $3500 may elect that distribution of vested Plan benefits be deferred until: [Check one. See S9.1(e).]
  1.        Standard: the Participant's Required Beginning Date
(generally age 70).
 2.        the later of the Participant's Normal Retirement Age or age
62.
  C.     In-Service Distributions. [See S9.2(b).]
  1. Elective Deferral Accounts. In-service distributions from Elective Deferral Accounts will be allowed as follows: [Check applicable box(es).]
  a.        Standard: no distributions before separation from service.
  b.        on or after age 59. [See S9.2(b)(4).]
  c.        for the following financial hardship(s): [See S9.2(b)(3).
Check one or more.]
  (1)       medical expenses [See S9.2(b)(3)(ii)(A).]
  (2)       purchase of principal residence [See S9.2(b)(3)(ii)(B).]
  (3)       tuition [See S9.2(b)(3)(ii)(C).]
  (4)       foreclosure or eviction [See S9.2(b)(3)(ii)(D).]
  (5)       other IRS "deemed" financial hardship [See
S9.2(b)(3)(ii)(E).]
  2. Matching Accounts. In-service distributions from Matching Accounts will be allowed as follows: [Check applicable box(es).]
  a.        Standard: no distributions before separation from service.
  b.        on or after age _____.
  c.        after the ________ anniversary of Plan participation.
  d.        for a financial hardship under the safe harbor tests. [See
S9.2(b)(3).]
  e.        in accordance with the rules set forth in Addendum IX.C.2.
[See S9.2(b)(5). The addendum should describe nondiscriminatory objective standards for an in-service distribution after a fixed number of years or upon the prior occurrence of some event such as layoff, illness or hardship.]
  3. Employer Accounts. In-service distributions from Employer Accounts will be allowed as follows: [Check applicable box(es).]
  a.        Standard: no distributions before separation from service.
  b.        on or after age _____.
  c.        after the ________ anniversary of Plan participation.
  d.        for a financial hardship under the safe harbor tests. [See
S9.2(b)(3).]
  e.        in accordance with the rules set forth in Addendum IX.C.3.
[See S9.2(b)(5). The addendum should describe nondiscriminatory objective standards for an in-service distribution after a fixed number of years or upon the prior occurrence of some event such as layoff, illness or hardship.]
  4. Qualified Nonelective and Qualified Matching Accounts. In-service distributions from Qualified Nonelective and Qualified
Matching Accounts will be allowed as follows: [Check applicable box(es).]
  a.        Standard: no distributions before separation from service.
  b.        on or after age 59.
  c.        for financial hardship (pre-89 amounts only). [See
S9.2(b)(3).]
  5. Employee Accounts. Withdrawals from Employee Accounts [See S9.2(d). Check one.]
  a.        Standard: will be allowed.
  b.        will not be allowed.
  D.     Joint and Survivor Annuity Rules. [Check one. See S10.]
  1. Standard: The entire vested balance will be paid (a) to married Participants as a 50% joint and survivor annuity, (b) to single Participants as a 100% life annuity and (c) to the surviving Spouse of a married Participant who dies before retirement as a 100% preretirement survivor annuity.
  2. The entire vested balance will be paid under the standard joint and survivor annuity rules except the percentages will be:
[Percentages must be not less than 50% nor more than 100%.]
  a.     Qualified Joint and Survivor Annuity: _____% [See S10.1(f).]
  b.     Qualified Preretirement Survivor Annuity: ___% [See S10.1(g).]
  3. The standard joint and survivor annuity rules will not apply. [Check only if the safe harbor rule described in S10.5 will be satisfied. This option generally is not available if this Plan or a Pre-Existing Plan provides annuities and separate accounts are not maintained for such Pre-Existing Plan balances. Under this option, the entire vested balance eligible for the safe harbor will be paid to the surviving Spouse of a married Participant who dies before retirement. See S10.5.]
  E. Optional Distribution Forms. [See S10.6(c).] In addition to single sum distributions in cash, Participants may also request:
  1.        Installments [See S10.6(c)(2)(ii).]
  2.        Annuity contracts [See S10.6(c)(2)(iii).]
  3. The optional forms or in kind distribution offered under a Pre-Existing Plan as described in Addendum XIII.A.
  4.        Single sum distributions in kind [See S10.6(e).]
X.     INVESTMENT PROVISIONS.
  A. Individually Directed Investments. An individual's direction of the investment of that individual's Account [Check one. See S13.2.]
  1.        Standard: will not be allowed
  2.        will be allowed and will apply: [Check one.]
  a.        Standard: to the entire Account
  b.        only to the following: _____________________
  B.     Participant Loans. Participant loans [Check one. See S13.3.]
  1.        Standard: will not be allowed.
  2.        will be allowed.
  a.     Accounting. Loans will be treated as an asset of [See S13.3(e).
Check one.]
  (1)       Standard: the Participant's Account.
  (2)       the Fund.
  b. Amounts. The $10,000 exception for loans in excess of 50% of Account value [Check one. See S13.3(f)(2).]
  (1)       Standard: shall not apply.
  (2) shall apply. [Note: Loans under this exception must be secured by collateral in addition to the Participant's vested
Account.]
  C. Insurance. A Participant's direction to purchase insurance contracts [Check one. See S13.1.]
  1.        Standard: will not be allowed.
  2.        will be allowed.
XI.    TOP-HEAVY RULES. [SEE S12.]
  A. Top-Heavy Vesting Schedule. The vesting schedule for any Plan Year in which this Plan is a Top-Heavy Plan will be: [Check one. See S2.4.]
  1.        Standard: Full and Immediate. 100% of all times.
  2.        Cliff. 100% after completion of ____ Years of Service [not to exceed 3].
  3.        Graded.
  Years of Service    Nonforfeitable Percentage
     Less than 1         ____%
     1                   ____%
     2                   ____% [at least 20%]
     3                   ____% [at least 40%]
     4                   ____% [at least 60%]
     5                   ____% [at least 80%]
     6 or more           100%
  B. Other Paired Plan. [Complete only if the Employer maintains another Smith Barney defined contribution Paired Plan. See S2.45 and S12.3(c).] The minimum top-heavy contributions or benefit, if any, will be made under the following Paired Plans in the following order:
[Check one.]
  1. Standard: Money Purchase Pension Plan, Target Benefit Pension Plan, Profit Sharing Plan, 401(k) Plan.
  2.        Other: ______________________________.
  C. Other Plans. [Complete only if the Employer maintains or has ever maintained another plan that is not a Paired Plan.]
  1. Minimum Allocation. The minimum top-heavy contributions or benefit, if any, will be made under [Check one. See S12.3(d) and (g).]
  a.        Standard: this Plan.
  b.        the following plan(s): __________________.
  2. Present Value. [See S12.2(f)(3)(iii). Complete only if Employer maintains a defined benefit plan.] "Present value" will be determined using an interest rate of ___% and the following mortality table:
_____________________________________________.
  3. Valuation Date. The Top-Heavy Valuation Date for each other plan will be: [See S12.2(g). Check one.]
  a.        Standard: the most recent valuation date.
  b.        Other: _______________________________
XII.   LIMITATIONS ON ALLOCATIONS (CODE S415). [See S7.2.]
  A.     Compensation. For Code S415 purposes, Compensation means:
[Check one. See S7.2(a)(2).]
  1. Standard: wages, tips and other compensation reportable on Form W-2. [See S7.2(a)(2)(i).]
  2. wages subject to federal income tax withholding. [See S7.2(a)(2)(ii)(A) and S2.10(a)(2)(i).]
  3.        general Code S415 compensation. [See S7.2(a)(2)(ii)(B).]
  B.     Limitation Year. The Limitation Year will be: [Check one. See
S7.2(a)(9).]
  1.        Standard: the Plan Year.
  2.        the 12 consecutive month period which ends on each
__________________.
  C. Other Paired Plan. [Complete only if the Employer maintains another Smith Barney defined contribution Paired Plan. See S2.45 and S7.2(c)(1).] The allocation adjustment will be made under the following plans in the following order: [Check one.]
1. Standard: Profit Sharing Plan, Money Purchase Pension Plan, Target Benefit Pension Plan, 401(k) Plan.
  2.        Other: _______________________________.
  D. Other Plans. [Complete only if the Employer maintains or has ever maintained another plan that is not a Paired Plan.]
  1. Other Defined Contribution Plan. The Annual Additions attributable to this Plan will be determined: [Check one. See
S7.2(d).]
  a.        Standard: by treating the other plan as a Master or
Prototype Plan.
  b.        by using the method described in Addendum XII.D.1.b.
  2. Defined Benefit Plan. [Check and attach appropriate addendum only if applicable. See S7.2(a)(3), 7.2(a)(11), S7.2(e) and S12.3(g).]
         The Annual Additions attributable to this Plan will be
limited by using the method described in Addendum XII.D.2.
XIII. SPECIAL PROVISIONS FOR AMENDMENT AND RESTATEMENT OF PRE-EXISTING PLAN, MERGERS OR TRANSFERS.
  A. Vesting or Distribution Rules. [Check and attach appropriate description only if applicable. See S10.6, S14.1(b) and S14.5.]
         The special vesting or distribution rules which must be preserved under Code S411 are described in Addendum XIII.A.
  B. Normal Retirement Age. [Check only if the normal retirement age under the Pre-Existing Plan was determined with reference to the participation commencement date and the special transitional rule in S2.43 is desired. See S2.43.]
         The Normal Retirement Age of a Participant who commenced participation in the Pre-Existing Plan in a Plan Year beginning before 1988 will be determined under the transitional rule described in
S2.43.
  C. Effective Dates. [Check and attach appropriate addendum only if any of the selections made in this Adoption Agreement will become effective as of a date other than the Effective Date set forth in Part II.E. However, the addendum shall in no event delay the effective date of any Plan provisions beyond the latest effective date required for such provision under TRA 86 or other applicable law or regulations.]
         Certain elections in this Adoption Agreement shall be
effective as of the date(s) specified in Addendum XIII.C.
XIV.   TRUSTEE APPOINTMENT AND TRUST AGREEMENT. [Check one. See S2.66
and S2.68.]
  A. Standard Trust Agreement. The standard Trust Agreement will apply and the Trustee will be the following individual(s), bank(s) or other person(s) who can serve as a fiduciary and trustee under the laws of the State shown in Part II.C.
    ___________________________________________
     ___________________________________________
     [If Smith Barney Corporate Trust Company ("SBCTC") is the
Trustee, SBCTC will charge a fee and may require the Employer to complete other documents prior to accepting its appointment as Trustee. Further, SBCTC will act only as a nondiscretionary Trustee and the investment of the Fund will be made as directed by the Plan Administrator or the Employer. See S15 and the Trust Agreement.]
  B. Alternate Trust Agreement. The alternate Trust Agreement for 401(k) Plans will apply and the Trustee will be _______________________, which is a bank or trust company organized under the laws of the State of _____________ and which is authorized to serve as a fiduciary and trustee under the laws of such State.
    [The Trustee will charge a fee and will require the Employer to complete other documents, including execution of the alternate Trust Agreement, prior to accepting its appointment as Trustee. Except as described in the Trust Agreement, the Trustee will act only as a nondiscretionary Trustee and will be subject to the directions of the Plan Administrator as a named fiduciary under the Plan in the control and management of the assets of the Fund. Such directions will be communicated to the Trustee by the Recordkeeper as described in the Trust Agreement.]
XV.    IRS APPROVAL.
     This Plan is designed to operate as a "standardized" plan and an adopting Employer may rely on the opinion letter issued to the Prototype Sponsor and may not have to apply for a favorable determination letter on this Plan if the only plans ever maintained
(or later adopted) by the Employer are Paired Plans which satisfy
S2.45.
     Any Employer who has ever maintained or who later adopts any plan (including, after December 31, 1985, a welfare benefit fund, as defined in Code S419(e), which provides post-retirement medical benefits allocated to separate accounts for key employees, as defined in Code S419A(d)(3), or an individual medical account as defined in Code S415(l)(2)) in addition to this Plan (other than a Paired Plan which satisfies S2.45) may not rely on the opinion letter issued to the Prototype Sponsor by the National Office of the Internal Revenue Service as evidence that this Plan is qualified under Code S401.
     Any Employer who adopts or maintains multiple plans (other than Paired Plans) must apply to the appropriate Key District Office for a favorable determination letter on this Plan to obtain reliance that this Plan as adopted by the Employer is qualified.
     An Employer may not rely on the opinion letter issued by the National Office of the Internal Revenue Service as evidence that this Plan is qualified under Code S401 unless the terms of the Plan, as herein adopted or amended, that pertain to the requirements of Code S401(a)(4), S401(a)(17), S401(l), S401(a)(5), S410(b) and S414(s), as
amended by the Tax Reform Act of 1986, or later laws, (a) are made effective retroactively to the first day of the first Plan Year beginning after December 31, 1988 (or such later date on which these requirements first become effective with respect to this Plan) or (b) are made effective no later than the first day on which the Employer is no longer entitled, under regulations, to rely on a reasonable, good faith interpretation of these requirements, and the prior provisions of the plan constitute such an interpretation.
     Smith Barney will notify each adopting Employer of any amendments that have been made to the Plan by Smith Barney as Prototype Sponsor or of any intention to discontinue or abandon its sponsorship of the Plan as a prototype plan.
  SIGNATURES
  IMPORTANT:
     In order to have a valid plan and trust, this Adoption Agreement must be signed by individuals authorized to sign for the Employer and, if applicable, the Trustee and each Participating Affiliate. If the alternate Trust Agreement is specified in Part XIV.B., the Trust Agreement must be signed by the Employer, the Trustee and, if applicable, each Participating Affiliate.
     This Adoption Agreement will not become effective as a prototype plan unless and until it is accepted by Smith Barney as the Prototype Sponsor but, upon such acceptance, will be effective as a prototype plan retroactive to the Effective Date.
     Each Affiliate (i.e., each member of a controlled group of corporations, commonly controlled group of trades or businesses, or an affiliated service group within the meaning of Code S414) must adopt this Plan as a Participating Affiliate.
     EMPLOYER REPRESENTATIONS. The undersigned hereby certifies that the adoption of the Plan and the Trust Agreement is authorized by
(1) a Board of Directors' resolution for an Employer which is a corporation, or (2) a written authorization by the person or persons duly authorized to act on behalf of an Employer which is not a corporation. If this Adoption Agreement amends and restates a Pre-Existing Plan, the undersigned hereby certifies that such amendment is duly authorized by the Employer. The undersigned hereby acknowledges that the Prototype Sponsor (1) is not responsible for the elections made in this Adoption Agreement, (2) shall have no responsibility whatsoever with respect to the Fund or the operation and administration of this Plan, and (3) has advised the Employer to consult with legal counsel for the Employer regarding the adoption and operation of this Plan. The undersigned further acknowledges that the Employer is solely responsible for the elections made in this Adoption Agreement and for the operation and administration of this Plan. Finally, the undersigned acknowledges that the Prototype Sponsor will charge an annual prototype maintenance fee and hereby authorizes the Prototype Sponsor to charge such fees against any brokerage account maintained for the Plan.
     EMPLOYER EXECUTION. Subject to the terms and conditions of the Plan, the Trust Agreement and this Adoption Agreement, the undersigned hereby has executed this Adoption Agreement to evidence its adoption (or, if applicable, amendment) of the Plan and the Trust Agreement.
     Signature: __________________________________
     Title: _______________________  Date: __________
     TRUSTEE EXECUTION. Subject to the terms and conditions of the Plan, the Trust Agreement and this Adoption Agreement, the undersigned hereby accepts its appointment as Trustee and has executed this Adoption Agreement to evidence its adoption of the Trust Agreement. [Attach additional signature pages if there are more than three Trustees. If the alternate Trust Agreement is specified in Part
XIV.B., the Trustee should execute the alternate Trust Agreement in lieu of executing the Adoption Agreement in this section.]
  Signature: ________________________ Date: ________
  Signature: ________________________ Date: ________
  Signature: ________________________ Date: ________
     PARTICIPATING AFFILIATES EXECUTION. [Attach additional signature pages if there are more than three Participating Affiliates. An organization which becomes an Affiliate after this Adoption Agreement is executed should evidence its adoption of this Plan by executing and attaching to this Adoption Agreement a signature page which includes the information set forth below.]
  Subject to the terms and conditions of the Plan, the Trust Agreement and this Adoption Agreement, the undersigned hereby has executed this Adoption Agreement to evidence its adoption (or, if applicable, amendment) of the Plan and the Trust Agreement.
  AFFILIATE NAME: _______________________________
  Signature: ________________________ Date: _________
  Effective Date of Adoption of Plan by Affiliate (if different from the Effective Date in Part II.E.): _________________
  AFFILIATE NAME: _______________________________
  Signature: ________________________ Date: _________
  Effective Date of Adoption of Plan by Affiliate (if different from the Effective Date in Part II.E.):_________________
  AFFILIATE NAME: ______________________________
  Signature: ________________________ Date: _________
  Effective Date of Adoption of Plan by Affiliate (if different from the Effective Date in Part II.E.): _________________
     PROTOTYPE SPONSOR ACCEPTANCE. Subject to the terms and conditions of the Plan, the Trust Agreement and this Adoption Agreement, this Adoption Agreement is accepted by the Prototype Sponsor.
  Authorized Signature: _____________________________
  Date: __________________________________________

                     Smith Barney Prototype
                    Standardized 401(k) Plan
                    Adoption Agreement #003

  Adoption of a qualified plan has important legal and tax implications. Failure to properly fill out the Adoption Agreement may result in disqualification of the Plan. Employers should consult with their counsel concerning the adoption of this Plan. To obtain further information about the Plan, contact Smith Barney through your Financial Consultant.

  NOTE: Under the terms of the Plan, options marked "Standard" automatically will apply unless another option is selected. If additional space is needed to provide information requested in this Adoption Agreement, the information may be provided in an addendum attached to this Adoption Agreement which contains a reference to the appropriate Part(s) of the Adoption Agreement.

  Adoption Agreement #003 may only be used in conjunction with the SMITH BARNEY PROTOTYPE DEFINED CONTRIBUTION PLAN - Plan Document #05.
  Capitalized terms refer to defined terms in Plan Document #05. "S" refers to sections of Plan Document #05; "Part" refers to provisions in this Adoption Agreement. The instructions and descriptions in this Adoption Agreement generally summarize the Plan Document provisions, but the Plan Document terms will be controlling in the event of any conflict.




                TO BE COMPLETED BY SMITH BARNEY
FINANCIAL CONSULTANT: ________________  Telephone Number: _______
Address: ________________________________________________________
_________________________________________________________________
Smith Barney Inc. Account # for Plan:____________________________
I.     EMPLOYER INFORMATION.
  Name: ___________________________________________________________
  Address: ________________________________________________________
  _________________________________________________________________
  Taxable Year: _______________ EIN: ___________________
II.     PLAN INFORMATION.
  A.     Plan Name:   _____________________________________________
  B.     Plan Year: the period which ends on   ____________________
  C. Construction. Except as provided in S1.2, the Plan and the Trust Agreement will be subject to the laws of the State of
________________________________________
  D.     Plan Adoption. The Plan is hereby adopted as [Check one. See
S14.1.]
  1.        a new profit sharing plan (with cash or deferred
arrangement).
  2. an amendment and restatement of the ___________________________________ ("Pre-Existing Plan") which was originally effective _______________________________, 19____.
  E.     Effective Date of this Adoption Agreement:
____________________________________, 19_______.
III. ELIGIBILITY AND PARTICIPATION. [If the Employer maintains another defined contribution Paired Plan, the eligibility and participation requirements specified in this Part III for Plan Years beginning on and after the Final Compliance Date must be the same as those specified in the Adoption Agreement for such other Paired Plan.]
  A. Eligible Employees. All Employees of the Employer and all Employees of all Affiliates who satisfy the Participation Requirement generally are eligible to participate in the Plan except certain nonresident aliens. However, notwithstanding any contrary language, participation in this Plan by Employees who are covered by a collective bargaining agreement and the extent of such participation, if any, will be determined by collective bargaining. [See S2.19.]
  B. Participation Requirement. In order to participate in this Plan, an Eligible Employee must [Check one. See S2.46, S4 and Part V.B.1. Enter "N/A" if there will be no minimum age or no waiting period, as applicable.]
  1. Standard: reach minimum age of 21 and complete a waiting period of 1 Year of Service.
  2.        no minimum age or waiting period.
  3. reach minimum age of _____ [not to exceed 21] and complete a waiting period of ______ Year of Service [not to exceed 1].
    4.   reach minimum age of ____ [not to exceed 21] and complete
a waiting period of ____ Year of Service [not to exceed 1] ; however, each Employee who is an Eligible Employee on the Effective Date will be deemed to satisfy the Participation Requirement on the Effective
Date regardless of such Employee's actual age or service.
C.     Entry Date: [Check one. See S2.26 and S4.]
  1. Standard: the first day of each Plan Year and the first day of the seventh month of each Plan Year.
  2.        the date on which the Participant satisfies the
Participation Requirement.
  3.        other:_____________________________ [Specify date(s). If a single Entry Date is entered, the minimum age in Part III.B cannot exceed 20 and the maximum waiting period in Part III.B cannot exceed
= year.]
IV.    VESTING.
  A.     Death, Disability or Retirement. [See S8.1(b).]
  1. Standard: A Participant's Employer Account and Matching Account will be 100% vested if, while an Employee, that Participant dies, becomes Disabled, or reaches Normal Retirement Age or, if applicable, Early Retirement Age.
  2. A Participant's Employer Account and Matching Account will be 100% vested if, while an Employee, that Participant reaches Normal Retirement Age or if the Participant satisfies the following condition: [Check one or more only if desired.]
  a.        dies while an Employee.
  b.        becomes Disabled while an Employee.
  c.        reaches Early Retirement Age while an Employee.
  B. General Vesting Schedule. [See S8.1 and S14.3(c). Generally, the vesting schedule under this Plan must be at least as favorable at the completion of each year as the vesting schedule under the Pre-Existing Plan. The Top-Heavy Vesting Schedule selected in Part XI.A will apply for all Plan Years in which the Plan is a Top-Heavy Plan.
See S12.4.]
  1. Matching Account. [Check one. "Full and Immediate Vesting" must be selected if the 2-year requirement for Matching Contributions is selected in Part VII.A.2.b.3.]
  a.        Standard: Full and Immediate Vesting. 100% at all times.
  b. Cliff Vesting. 100% after completion of ____ Years of Service [not to exceed 5].
  c.        Graded Vesting.
    Years of Service    Nonforfeitable Percentage
       Less than 1            ___%
       1                      ___%
       2                      ___%
       3                      ___% [at least 20%]
       4                      ___% [at least 40%]
       5                      ___% [at least 60%]
       6                      ___% [at least 80%]
       7 or more              100%
  d. Top-Heavy. The Top-Heavy Vesting Schedule in Part XI.A will apply for all Plan Years.
  2. Employer Account. [Check one. "Full and Immediate Vesting" must be selected if the 2-year requirement for Employer Contributions is selected in Part VII.D.2.b.2]
  a.        Standard: Full and Immediate Vesting. 100% at all times.
  b. Cliff Vesting. 100% after completion of ____ Years of Service [not to exceed 5].
  c.        Graded Vesting.
  Years of Service    Nonforfeitable Percentage
     Less than 1         ___%
     1                   ___%
     2                   ___%
     3                   ___% [at least 20%]
     4                   ___% [at least 40%]
     5                   ___% [at least 60%]
     6                   ___% [at least 80%]
     7 or more           100%
  d. Top-Heavy. The Top-Heavy Vesting Schedule in Part XI.A will apply for all Plan Years.
  C.     Normal Retirement Age: [Check one. See S2.43 and Part XIII.B.]
  1.        Standard: age 65.
  2.        age ____ [not to exceed 65].
  3. the later of age ____ [not to exceed 65] or the ___ [not to exceed 5th] anniversary of the date on which the Participant commenced participation in the Plan.
  D. Early Retirement Age: [The designation of an Early Retirement Age may accelerate vesting and distribution. Early Retirement Age cannot exceed Normal Retirement Age. Check one. See S2.13 and S9.1.]
  1.        Standard: No Early Retirement Age.
  2.        age ____
  3. the later of age ____ or the completion of ___ Years of Service (for vesting purposes).
V.     SERVICE FOR PARTICIPATION AND VESTING.
  A.     Method for Crediting Service. [Check one. See S3.]
  1.        Standard: "Hour of Service" method. [See S3.1.]
  a. Crediting Hours. Hours will be credited during each Computation Period [Check one. See S3.1(c).]
  (1) Standard: by maintaining records of the actual hours worked. [See S3.1(c)(2)(i).]
  (2)       by using the following equivalency [Check one. See
S3.1(c)(2)(ii).]
         10 Hours of Service for each day.
          45 Hours of Service for each week.
           95 Hours of Service for each semi-monthly payroll period.
              190 Hours of Service for each month.
  b. Vesting Computation Period. The Computation Period for vesting purposes will be [Check one. See S3.1(b)(2).]
  (1)       Standard: the Plan Year.
  (2) the 12 month period beginning on the Participant's hire date and each anniversary of that hire date.
  c. Participation Computation Period. The initial Computation Period for participation purposes will be the 12 month period beginning on the Participant's hire date. Each subsequent Computation Period after the initial 12 months of employment will be [Check one. See S3.1(b)(3).]
  (1) Standard: Plan Years beginning after the Participant's hire date.
  (2) subsequent 12 month periods beginning on the anniversaries of the Participant's hire date.
  d. Year of Service for Vesting. For vesting purposes, an Employee will be credited with a Year of Service if, during a Computation
Period, the Employee completes at least [Check one. See S3.1(d).]
  (1)       Standard: 1,000 Hours of Service.
  (2)       ______ [not more than 1,000] Hours of Service.
  e. Year of Service for Participation. For participation purposes, an Employee will be credited with a Year of Service [Check one. See S3.1(b)(3) and S3.1(d).]
  (1) Standard: at the end of the Computation Period in which the Employee completes at least 1,000 Hours of Service.
  (2) on the date on which the Employee completes at least ______ [not more than 1,000] Hours of Service.
  (3) at the end of the Computation Period on which the Employee completes at least ______ [not more than 1,000] Hours of Service.
    Notwithstanding the foregoing, if a partial Year of Service is selected in Part III.B, no minimum number of Hours of Service will be required.
  2.        "Elapsed Time" method. [See S3.2.]
    For purposes of determining whether a Participant is entitled to an allocation of contributions or forfeitures, the Participant will be deemed to have completed more than 500 Hours of Service in a Plan Year if the Participant completes the following period of employment in the Plan Year: [Check one. See S2.2(d) and Part VII.]
  a.        Standard: more than 91 consecutive calendar days.
  b.        more than 3 consecutive months.
  B.     Special Rules.
  1. Vesting Service Exclusions. [See S3.8.] In addition to any service that is disregarded under the Break in Service rules described below and in S3.7(c), the following service will be excluded for vesting purposes:
  a.        Standard: No other exclusions.
  b.        Years of Service before age 18.
  c. Years of Service before the Employer or an Affiliate maintained this Plan or a predecessor plan.
  d. Years of Service during a period for which the Employee made no mandatory contributions under a Pre-Existing Plan.
  2. Predecessor Employer Service (Vesting and Participation). Generally, unless the Employer maintains the plan of a predecessor employer (for example, an acquired company), service for a predecessor employer will not be credited as service under this Plan. [Check and attach appropriate addendum only if desired. See S3.4.]
         Service credit will be given under this Plan for certain predecessor employers for participation and/or vesting purposes to the extent provided in Addendum V.B.2.
  3. Break in Service Rules. [See S3.7 and S8.2.] Generally, all service completed before a Break in Service will be credited upon reemployment. Certain service may be excluded under the following rules:
  a.        Standard: No exclusions. [See S3.7(a).]
  b. "Rule of Parity." [See S3.7(b)(3).] This rule, generally, disregards vesting and participation service completed before 5 uninterrupted Breaks in Service.
  c. "Alternative Maternity/Paternity Rule." [Not applicable if "Elapsed Time" is selected. See S3.7(b)(4).] This rule, generally, increases the number of Breaks in Service from 5 to 6 for all Employees in lieu of crediting service for maternity/paternity leave.
  d. Alternative to "Buy Back Rule." [See S8.2(b).] This rule, generally, does not require former participants (less than 100% vested) to pay back previous distributions upon reemployment (vesting only). A rehired Participant's vested interest in restored amounts will be determined under: [Check one. See S8.2(a), S8.2(b) and S8.2(c).]
  (1)       Standard: Formula A
  (2)       Formula B
VI.    EMPLOYEE CONTRIBUTIONS.
  A. Elective Deferrals. Elective Deferrals [See S5.3(f). Check one.]
  1. Standard: will be allowed. [Complete formula below; enter "N/A" if not applicable.]
  a. Minimum Amount. Not less than _____% of a Participant's Compensation or $_____.
  b. Maximum Amount. For Plan Years ending on and before ____________, not more than _____% of a Participant's Compensation or $_____, and for each Plan Year thereafter, not more than _____% of a Participant's Compensation or $ _____.
  2.        will not be allowed.
  B.     Employee Contributions. Employee Contributions  [See S5.3(g).
Check one.]
  1.        Standard: will not be allowed.
  2. will be allowed. [Complete formula below; enter "N/A" if not applicable.]
  a. Minimum Amount. Not less than _____% of a Participant's Compensation or $_____.
  b. Maximum Amount. For Plan Years ending on and before ____________, not more than _____% of a Participant's Compensation or $_____, and for each Plan Year thereafter, not more than _____% of a Participant's Compensation or $ _____.
  C.     Election Rules. [Check one. See S5.3(h).]
  1. Standard: If a Participant does not elect to begin Elective Deferrals or Employee Contributions on the Participant's Entry Date, the Participant may elect to begin such contributions as of any following pay date. A Participant's election can be revised (prospectively only) as of any pay date. A Participant who terminates contributions may elect to resume contributions prospectively as of any pay date.
  2. Alternatives to Standard: A Participant's elections may be made as follows: [Must include at least one day in each calendar year.]
  a. Commencement. [See S5.3(h)(2).] effective only as of any ________________________________ following the Participant's Entry
Date.
  b. Revision. [See S5.3(h)(3).] effective only as of any following _______________________________.
  c. Resumption. [See S5.3(h)(5).] effective only as of any following ___________________________.
  D.     Rollover Contributions. Rollover Contributions [Check one. See
S5.4.]
  1.        Standard: will be allowed and may be made by  [Check one.]
  a.        Standard: any Eligible Employee.
  b.        any Eligible Employee who is a Participant.
  2.        will not be allowed.
  E.     Limitations on Elective Deferrals.
  1. Claims. Claims for a refund of Excess Elective Deferrals must be made no later than [See S7.3(f). Check one.]
  a.        Standard: March 1.
  b. _____________ [no earlier than March 1 and no later than April 15.]
  2. Deemed Claims. Corrections of Excess Elective Deferrals will be made [See S7.3(f)(2). Check one.]
  a.        Standard: from this Plan.
  b.        from the following plan(s): _______________.
  3. "Gap Period" Income. The income or loss allocable to the "gap period" [Check one. See S7.3(e), S7.4(d)(2) and S7.5(d)(2).]
  a.        Standard: shall not be distributed.
  b.        shall be distributed.
  4. Highly Compensated Employees. The following special rules in the temporary Code S414(q) regulations and in Code S414(q)(12) will apply: [Check one. See S7.4(a)(5)(v).]
  a.        Standard: no special rules.
  b.        The special rules set forth in Addendum V.E.3.
  5. Recharacterization. Recharacterization of Excess Contributions as Employee Contributions [See S7.4(e). Check one.]
  a.        Standard: will not be allowed.
  b. [Do not check this option 2 if Employee Contributions are not allowed in Part VI.B.] will be allowed.
VII.   EMPLOYER CONTRIBUTIONS.
  A.     Matching Contributions. [See S5.3(b) and Part VII.F.]
  1.     Formula. [Check one.]
  a.        Standard: No Matching Contributions will be made.
  b. Matching Contributions will be made on account of: [Check one or both.]